                                                                   Exhibit 99.4

         [LETTERHEAD OF FELDMAN FINANCIAL ADVISORS, INC. APPEARS HERE]




    ======================================================================




                       Spring Hill Savings Bank, F.S.B.
                           Pittsburgh, Pennsylvania





                     Conversion Valuation Appraisal Report

                          Valued as of June 23, 1997





                                  Prepared By

                       Feldman Financial Advisors, Inc.
                               Washington, D.C.




    ======================================================================

         [LETTERHEAD OF FELDMAN FINANCIAL ADVISORS, INC. APPEARS HERE]


June 23, 1997


Board of Directors
Spring Hill Savings Bank, F.S.B.
112 Federal Street
Pittsburgh, Pennsylvania  15212

Gentlemen:

     At your request, we have completed and provide an independent appraisal of the estimated pro forma market value of Spring Hill Savings Bank, F.S.B. ("Spring Hill" or the "Bank") in connection with the simultaneous conversion of the Bank from the mutual to stock form of organization, the issuance of the Bank's capital stock to SHS Bancorp, Inc. (the "Holding Company"), and the offering of shares of common stock of the Holding Company (collectively referred to herein as the "Conversion"). This appraisal report is furnished pursuant to the Bank's regulatory filing of the Application for Approval of Conversion ("Form AC") with the Office of Thrift Supervision ("OTS").

     The valuation is prepared utilizing the guidelines for the valuation of mutual to stock conversions issued by the OTS. These guidelines require, among other things, that the appraiser consider the impact of the Conversion on the financial condition of the Bank, the trading valuation characteristics of comparable institutions, recent conversion offerings, acquisitions in the Bank's market area, and the likely trading price of the newly issued stock.

     Feldman Financial Advisors, Inc. ("Feldman Financial") is a financial consulting and economic research firm that specializes in financial valuations and analyses of business enterprises and securities in the thrift, banking, and mortgage industries. The background of Feldman Financial is presented in
Exhibit I.

     In preparing our appraisal, we conducted an analysis of the Bank that included discussions with the Bank's management, the Bank's independent auditors, S.R. Snodgrass, A.C., the Bank's legal counsel, Breyer & Aguggia, and the Bank's offering manager, Ryan, Beck & Co. In addition, where appropriate, we considered information based on other available published sources that we believe are reliable; however, we cannot guarantee the accuracy and completeness of such information.

     We also reviewed, among other factors, the economy in the Bank's primary market area and compared the Bank's financial condition and operating performance with that of selected publicly traded thrift institutions. We reviewed conditions in the securities markets in general and in the market for thrift institution common stocks in particular.

Feldman Financial Advisors, Inc.


Board of Directors
Spring Hill Savings Bank, F.S.B.
June 23, 1997
Page Two


     Our appraisal is based on the Bank's representation that the information contained in the Form AC and additional evidence furnished to us by the Bank and its independent auditors are truthful, accurate, and complete. We did not independently verify the financial statements and other information provided by the Bank and its independent auditors, nor did we independently value the assets or liabilities of the Bank. The valuation considers the Bank only as a going concern and should not be considered as an indication of the liquidation value of the Bank.

     It is our opinion that, as of June 23, 1997, the aggregate estimated pro forma market value of the Bank was within the valuation range of $5,270,000 to $7,130,000 with a midpoint of $6,200,000. The valuation range was based upon a 15 percent decrease from the midpoint to determine the minimum and a 15 percent increase to establish the maximum. Assuming an additional 15 percent increase above the maximum valuation would result in an adjusted maximum of $8,199,500.

     Our valuation is not intended, and must not be construed, to be a recommendation of any kind as to the advisability of purchasing shares of common stock in the Conversion. Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of stock in the Conversion will thereafter be able to sell such shares at prices related to the foregoing estimate of the Bank's pro forma market value. Feldman Financial is not a seller of securities within the meaning of any federal or state securities laws and any report prepared by Feldman Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities.

     The valuation reported herein will be updated as appropriate. These updates will consider, among other factors, any developments or changes in the Bank's operating performance, financial condition, or management policies, and current conditions in the securities markets for thrift institution common stocks. Should any such new developments or changes be material, in our opinion, to the Conversion valuation of the Bank, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in detail at that time.

                                     Respectfully,

                                     Feldman Financial Advisors, Inc.


                                     By: /s/ Trent R. Feldman
                                        ---------------------
                                         Trent R. Feldman
                                         President

Feldman Financial Advisors, Inc.
--------------------------------

                               TABLE OF CONTENTS

TAB                                                                         PAGE
---                                                                         ----
      INTRODUCTION.......................................................     1

  I.  Chapter One - BUSINESS OF SPRING HILL SAVINGS BANK, F.S.B.
      General............................................................     4
      Financial Condition................................................     8
      Income and Expense Trends..........................................    16
      Asset and Liability Management.....................................    22
      Asset Quality......................................................    25
      Properties.........................................................    28
      Market Area........................................................    29
      Summary............................................................    33

 II.  Chapter Two - COMPARISONS WITH PUBLICLY HELD THRIFTS
      General............................................................    34
      Selection Criteria.................................................    35
      Recent Financial Comparisons.......................................    38

III.  Chapter Three - MARKET VALUE ADJUSTMENTS
      Earnings Prospects.................................................    50
      Market Area........................................................    51
      Management.........................................................    51
      Dividend Policy....................................................    52
      Liquidity of the Issue.............................................    52
      Subscription Interest..............................................    53
      Stock Market Conditions............................................    54
      Recent Acquisition Activity........................................    58
      New Issue Discount.................................................    60
      Adjustments Conclusion.............................................    62
      Valuation Approach.................................................    63
      Valuation Conclusion...............................................    65

 IV.  Appendix - EXHIBITS
      I     Background of Feldman Financial Advisors, Inc................   I-1
      II-1  Statement of Financial Condition.............................  II-1
      II-2  Statement of Income..........................................  II-2
      II-3  Loan Portfolio Composition...................................  II-3
      II-4  Net Lending Activity.........................................  II-4
      II-5  Investment Securities Portfolio..............................  II-5
      II-6  Deposit Account Distribution.................................  II-6
      II-7  Borrowing Activity...........................................  II-7
      III   Financial and Market Data for All Public Thrifts............. III-1
      IV-1  Pro Forma Conversion Assumptions.............................  IV-1
      IV-2  Pro Forma Valuation Range....................................  IV-2
      IV-3  Pro Forma Conversion Analysis................................  IV-3
      IV-4  Comparative Valuation Ratios.................................  IV-4

Feldman Financial Advisors, Inc.
--------------------------------

                                 LIST OF TABLES


TAB                                                                         PAGE
---                                                                         ----
  I.  Chapter One - BUSINESS OF SPRING HILL SAVINGS BANK, F.S.B.
      Table 1  -  Selected Financial Condition Data........................   8
      Table 2  -  Relative Balance Sheet Concentrations....................   9
      Table 3  -  Income Statement Summary.................................  17
      Table 4  -  Income Statement Ratios..................................  18
      Table 5  -  Yield and Cost Summary...................................  21
      Table 6  -  Change in Net Portfolio Value............................  24
      Table 7  -  Nonperforming Asset Summary..............................  26
      Table 8  -  Allowance for Loan Losses Summary........................  27
      Table 9  -  Key Economic Indicators..................................  31
      Table 10 -  Deposit Trends for Pittsburgh, Allegheny Co. &
                  Pittsburgh MSA...........................................  32
      Table 11 -  Deposit Market Share for Pittsburgh......................  32


 II.  Chapter Two - COMPARISONS WITH PUBLICLY HELD THRIFTS
      Table 12 - Comparative Group Operating Summary.......................  37
      Table 13 - Key Financial Comparisons.................................  40
      Table 14 - General Financial Performance Rations.....................  44
      Table 15 - Income and Expense Analysis...............................  45
      Table 16 - Yield-Cost Structure and Growth Rates.....................  46
      Table 17 - Balance Sheet Composition.................................  47
      Table 18 - Regulatory Capital and Credit Risk Ratios.................  48


III.  Chapter Three - MARKET VALUE ADJUSTMENTS
      Table 19 - Comparative Stock Market Performance......................  55
      Table 20 - Selected Interest Rate Benchmarks.........................  57
      Table 21 - Acquisition Summary of Pennsylvania Financial
                 Institutions..............................................  59
      Table 22 - Recent Summary of Standard Thrift Conversions.............  61
      Table 23 - Comparative Valuation Analysis............................  64
      Table 24 - Comparative Discount and Premium Analysis.................  66

Feldman Financial Advisors, Inc.
--------------------------------


                                  INTRODUCTION


     As requested, Feldman Financial Advisors, Inc. ("Feldman Financial") has prepared an independent appraisal of the estimated pro forma market value of Spring Hill Savings Bank, F.S.B. ("Spring Hill" or the "Bank") in connection with the simultaneous conversion of the Bank from the mutual to stock form of organization, the issuance of the Bank's capital stock to SHS Bancorp, Inc. (the "Holding Company"), and the offering of shares of common stock of the Holding Company (collectively referred to herein as the "Conversion"). This appraisal report is furnished pursuant to the Bank's regulatory filing of the Application for Approval of Conversion ("Form AC") with the Office of Thrift Supervision ("OTS").

     In the course of preparing this appraisal report, we reviewed and discussed with the Bank's management, and with the Bank's independent auditors, S.R. Snodgrass, A.C., the audited financial statements of the Bank's operations for the years ended December 31, 1995 and 1996 and unaudited financial statements for the three months ended March 31, 1997. We also discussed matters related to the Conversion with the Bank's legal counsel, Breyer & Aguggia, and with the Bank's offering manager, Ryan, Beck & Co. We also reviewed and discussed with management other financial matters of the Bank.

     Where appropriate, we considered information based upon other available public sources, which we believe to be reliable; however, we cannot guarantee the accuracy or completeness of such information. We visited the Bank's primary market area and examined the prevailing economic conditions. We also examined the competitive environment within which the Bank operates and assessed the Bank's relative strengths and weaknesses.

Feldman Financial Advisors, Inc.
--------------------------------

     We examined and compared the Bank's financial performance with selected segments of the thrift industry and selected publicly traded savings institutions. We reviewed conditions in the securities markets in general and the market for thrift institution common stocks in particular. We included in our analysis an examination of the potential effects of the Conversion on the Bank's operating characteristics and financial performance as they relate to the estimated pro forma market value of the Bank.

     In preparing our valuation, we have relied upon and assumed the accuracy and completeness of financial and statistical information provided by the Bank and its independent auditors. We did not independently verify the financial statements and other information provided by the Bank and its independent auditors, nor did we independently value the assets or liabilities of the Bank. The valuation considers the Bank only as a going concern and should not be considered as an indication of the liquidation value of the Bank.

     Our valuation is not intended, and must not be construed, to be a recommendation of any kind as to the advisability of purchasing shares of common stock in the Conversion. Moreover, because such valuation is necessarily based on estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the Conversion will thereafter be able to sell such shares at prices related to the foregoing valuation of the pro forma market value thereof. Feldman Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by Feldman Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities.

Feldman Financial Advisors, Inc.
--------------------------------

     The valuation reported herein will be updated as appropriate. These updates will consider, among other factors, any developments or changes in the Bank's financial performance or management policies, and current conditions in the securities market for thrift institution common stocks. Should any such developments or changes be material, in our opinion, to the Conversion valuation of the Bank, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in detail at that time.

Feldman Financial Advisors, Inc.
--------------------------------


                I.  BUSINESS OF SPRING HILL SAVINGS BANK, F.S.B.

                                 General

     The Bank, founded in 1893, is a federally chartered mutual savings bank located in Pittsburgh, Pennsylvania. Spring Hill changed charters from a Pennsylvania mutual savings and loan association to its current form in 1991. The Bank is subject to regulation by the Office of Thrift Supervision ("OTS"), its primary federal regulator, and the Federal Deposit Insurance Corporation ("FDIC"), the insurer of its deposits through the Savings Association Insurance Fund ("SAIF"). The Bank is a member of the Federal Home Loan Bank ("FHLB") of Pittsburgh. As of March 31, 1997, Spring Hill had total assets of $82.8 million, total deposits of $64.8 million, and total equity of $4.4 million or 5.37% of total assets. The Bank exceeded all regulatory capital requirements as of March 31, 1997 with both tangible and core capital ratios at 5.38% and a risk-based capital ratio of 12.46%.

     Spring Hill operates three full-service offices in Pittsburgh and considers Allegheny County as its market area. The Bank is a community-oriented financial institution engaged primarily in the business of attracting deposits from the general public and using those deposits along with other funds to originate residential mortgage loans in its primary market area, including in recent years a particular emphasis on loans secured by investor owned one- to four-family properties. To a lesser extent, the Bank also originates multi-family, construction, commercial real estate, and consumer loans. The Bank generally retains for its portfolio all of the loans that it originates. To complement its loan portfolio and to assist in achieving asset/liability management objectives, the Bank manages a portfolio of investment and mortgage-backed securities.

Feldman Financial Advisors, Inc.
--------------------------------

     Beginning in late 1988 and continuing through 1990, the Bank experienced a sharp increase in the level of nonperforming assets. The asset quality problems required extensive staff attention, resulted in increased costs, and contributed to net operating losses in 1989 through 1992. The Bank's capital levels were significantly affected by the establishment of reserves and the drag on profitability stemming from nonperforming and underperforming assets.

     As a result of accumulating a large portfolio of fixed-rate mortgage loans whose interest rates were less than prevailing market rates, the Bank in 1987 had established a subsidiary, Spring Hill Funding Corporation ("SHFC"), to issue a collateralized mortgage obligation ("CMO"). The Bank's operating results have also been adversely affected by the issuance of the CMO by SHFC. The CMO was comprised of three classes with a total par value of $32.1 million and an original issue discount of $4.2 million and was secured by a pool of mortgage-backed securities. As a result of the lower interest rate environment in recent years and the resulting faster prepayment speeds on the collateral, the paydown on the CMO was accelerated. This required SHFC to recognize the original issue discount and prepaid expenses faster than originally anticipated and resulted in significant losses to the Bank.

     As a result of the Bank's poor asset quality, marginal capital level, and lack of profitability, Spring Hill entered into a Supervisory Agreement with the OTS in March 1991. The Supervisory Agreement required the Bank, among other things, to limit growth of the Bank and to develop a strategic plan and procedures to resolve problem assets and improve its capital position. In the aftermath of remedial actions undertaken by the Bank in the ensuing years, which resulted in improved capital levels and a return to profitability, the OTS released

Feldman Financial Advisors, Inc.
--------------------------------

Spring Hill from the Supervisory Agreement in May 1995, at which time the Bank was no longer subject to growth restrictions.

     Although the Bank has improved its asset quality and financial performance, its regulatory capital levels, while above the minimum requirements, remain low relative to its peers. Without increased capital, the Bank's ability to grow is limited. Spring Hill's asset size shrank from $108.1 million at year-end 1992 to $83.9 million at year-end 1994, and has since hovered around this level. In recent years, the Bank has considered a variety of means of increasing capital, including growth through retained earnings, a merger-conversion, a merger with another mutual savings institution, and a mutual-to-stock conversion. Having evaluated its strategic options, the Bank has determined to pursue the Conversion in order to raise additional capital.

     The Bank believes the Conversion will facilitate its ability to meet its strategic goals and objectives. The Board of Directors and management of the Bank believe that the principal benefits of the Conversion include the following:

     . Increased capital will support the Bank's ability to increase its asset size through expanded operations, including increased lending activities and potential acquisition of deposits.

     . Additional capital will provide increased flexibility regarding asset/liability management, including improving the net interest-earning asset position of the Bank and enhancing interest rate risk management capabilities.

     . Enables the Bank to better enhance its customer service through a greater capacity to improve product offering.

     . Places the Bank on more competitive ground relative to other thrifts and banks in its local market area.

     . Provides access to capital markets for future capital needs, in particular, for the sale of stock on an incremental basis as market conditions permit.

Feldman Financial Advisors, Inc.
--------------------------------

     . Makes available to its employees and future employees forms of incentive compensation provided by many of the Bank's immediate competitors.

     . Affords the Bank's depositors and others the opportunity to become stockholders and thereby participate more directly in the future performance of the Holding Company and the Bank.

     . Broadens the field of potential candidates for future business combinations.

     The remainder of Chapter I examines in more detail the trends addressed in this section, including the impact of changes in Spring Hill's economic and competitive environment, and recent management initiatives. The discussion is supplemented by the exhibits in the Appendix. Exhibit II-1 summarizes the Bank's statements of financial condition at fiscal year-ends December 31, 1995 and 1996 and as of March 31, 1997. Exhibit II-2 presents the Bank's statements of income for the fiscal years ended December 31, 1995 and 1996, and for the three months ended March 31, 1997.

Feldman Financial Advisors, Inc.
--------------------------------

                                 Financial Condition

     Table 1 presents selected data concerning Spring Hill's financial position as of year-end periods December 31, 1992 through 1996 and as of March 31, 1997. Table 2 displays relative balance sheet concentrations for the Bank over the same period.

                                    Table 1
                       Selected Financial Condition Data
              As of December 31, 1992 to 1996 and March 31, 1997
                            (Dollars in Thousands)


======================================================================================================================
                                                                              December 31,
                                    March 31       -------------------------------------------------------------------
                                      1997           1996           1995           1994           1993         1992
----------------------------------------------------------------------------------------------------------------------
Total Assets                        $82,809        $81,688        $81,656        $83,920        $92,476     $108,076
Loans Receivable, net                55,268         54,789         52,526         54,888         49,963       55,229
Cash and Cash Equivalents             3,030          2,101          1,703            617          6,637        5,051
Mortgage-backed Securities           19,679         19,557         21,291         22,382         28,682       34,595
Investments                           1,993          2,744          3,286          3,138          4,592        9,012
Deposits                             64,776         64,294         65,160         60,836         68,709       77,713
CMO                                   2,454          6,937          8,251          9,546         14,107       18,407
Borrowed Funds                        9,254          3,772          1,778          7,313          2,500        4,500
Equity                                4,449          4,840          4,441          4,212          4,226        4,225
======================================================================================================================


Asset Composition
-----------------

     Spring Hill's asset growth was relatively flat over the past three years. During the early 1990's the Bank's growth was limited by provisions of the Supervisory Agreement and the Bank's emphasis on improving its capital ratios. The balance sheet contraction was accomplished through asset repayments, prepayments, and sales, which funded the run-off of wholesale and brokered deposits and the repayment of borrowings. The Bank's equity to assets ratio increased from 3.91% at December 31, 1992 to 5.92% at December 31, 1996. Spring Hill's equity ratio fell to 5.37% at March 31, 1997 due to a net loss during the first quarter related to the repurchase of certain CMO bonds.

Feldman Financial Advisors, Inc.
--------------------------------

                                    Table 2
                     Relative Balance Sheet Concentrations
              As of December 31, 1992 to 1996 and March 31, 1997
                           (Percent of Total Assets)



======================================================================================================================
                                                                              December 31,
                                  March 31       ---------------------------------------------------------------------
                                    1997          1996           1995           1994           1993         1992
----------------------------------------------------------------------------------------------------------------------
Assets
------
Cash and investments                6.1            5.9            6.1            4.5            12.1        13.0
Mortgage-backed secs.              23.8           23.9           26.1           26.7            31.0        32.0
Loans receivable, net              66.7           67.1           64.3           65.4            54.0        51.1
Other assets                        3.4            3.1            3.5            3.5             2.9         3.9
                                  -----          -----          -----          -----           -----       -----
    Total assets                  100.0          100.0          100.0          100.0           100.0       100.0
                                  =====          =====          =====          =====           =====       =====

Liabilities and Equity
----------------------
Deposits                           78.2           77.6           79.8           72.5            74.2        71.9
CMO                                 3.0            8.4           10.1           11.4            15.3        17.0
Borrowed funds                     11.2            4.6            2.2            8.7             2.7         4.2
Other liabilities                   2.2            3.6            2.5            2.4             3.2         3.0
Equity                              5.4            5.8            5.4            5.0             4.6         3.9
                                  -----          -----          -----          -----           -----       -----
    Total liabs. and equity       100.0          100.0          100.0          100.0           100.0       100.0
                                  =====          =====          =====          =====           =====       =====

======================================================================================================================

     The Bank's concentration of assets invested in loans has increased over the past five years, while the level of mortgage-backed and investment securities has declined. At March 31, 1997, the Bank's total net loans were 66.7% of assets, or $55.3 million. Exhibit II-3 presents the composition of the Bank's loan portfolio. Approximately 76.2% of the portfolio consisted of loans secured by one- to four-family residential real estate. Substantially all of the residential loans are secured by property located in the Bank's primary market area. Spring Hill generally retains for its portfolio all of the loans that it originates.

     The Bank's primary loan product is owner-occupied, fixed-rate mortgage loans. The Bank's fixed-rate loans generally have maturities ranging from 10 to 20 years. In 1994, the Bank began originating 10-year and 15-year balloon loans with a 30-year amortization

Feldman Financial Advisors, Inc.
--------------------------------

schedule. These loans currently account for a majority of the Bank's residential loan origination volume. The Bank generally originates all fixed-rate loans under terms, conditions, and documentation that would permit them to be sold in the secondary mortgage market to government sponsored agencies, although the Bank has not sold any such loans in recent years. The Bank does not currently offer adjustable-rate mortgage loans secured by owner-occupied real estate.

     Spring Hill provides mortgage loans for non-owner-occupied one- to four-family residences on both a fixed-rate and adjustable-rate basis. At March 31, 1997, $8.5 million or 19.9% of the Bank's one- to four-family residential mortgage loans were secured by non-owner-occupied property. The Bank offers fixed-rate loans for terms not to exceed 15 years with a matching amortization and adjustable-rate loans for terms not to exceed 20 years with a matching amortization. These adjustable-rate loans have rates that adjust annually based on the prime rate. At March 31, 1997, the Bank's portfolio of non-owner-occupied one- to four-family loans included 79.9% with fixed-rate terms and 20.1% with adjustable-rate terms.

     Spring Hill is also actively involved in originating loans secured by multi-family real estate. At March 31, 1997, $5.8 million or 10.3% of the Bank's total loan portfolio consisted of such loans. All of these loans are secured by property located in the Bank's market area and generally consist of 5 to 30 dwelling units. At March 31, 1997, the Bank had 35 multi-family real estate loans, the largest of which was $559,000 and was performing in accordance with its original terms.

     The Bank originates residential construction loans primarily to local contractors with whom it has an established relationship. To a significantly lesser extent, the Bank originates construction loans to individuals who have a contract for the construction of their personal

Feldman Financial Advisors, Inc.
--------------------------------

residence. At March 31, 1997, construction loans totaled $1.7 million of 3.0% of total loans. All of the Bank's construction loans are secured by property located in the Bank's primary market area.

     Spring Hill invests a portion of its loan portfolio in commercial real estate loans, which totaled $2.9 million or 5.2% of total loans as of March 31, 1997. The Bank does not actively solicit commercial real estate loans and generally offers such loans to accommodate its current and past customers. The Bank's commercial real estate loan portfolio includes loans secured by office buildings, warehouses, undeveloped land, and mixed-use buildings comprised of offices and apartments. At March 31, 1997, the Bank had 24 commercial real estate loans, the largest of which was $633,000 and was performing in accordance with its original terms.

     The Bank's consumer lending activities are focused on partially secured and unsecured personal loans, vehicle loans, and loans secured by savings deposits. In 1996, as part of its strategy to provide a fuller range of services to its retail customers, the Bank expanded its offering of consumer loans. Consumer loans are generally made to existing customers as the Bank advertises these loans only on a limited basis. At March 31, 1997, the Bank's consumer loans totaled $2.9 million or 5.1% of the Bank's total loan portfolio. The largest component of this portfolio, amounting to $2.3 million, consisted of mobile home loans. From 1987 through 1992, Spring Hill originated mobile home loans through a broker located in Ohio. Since 1992, the Bank has not originated any mobile home loans other than loans to facilitate the sale of repossessed mobile homes.

     The Bank increased total loan originations from $6.6 million in 1995 to $11.7 million in 1996, as shown in Exhibit II-4. The expanded loan activity was fueled by residential mortgage volume. For the three months ended March 31, 1997, total loan originations

Feldman Financial Advisors, Inc.
--------------------------------

amounted to $2.9 million versus $1.4 million for the corresponding quarter one year ago. The increased lending volume in 1996 was due to additional referrals from local business and industry contacts coupled with more competitive interest rates. In recent years, the Bank has not been an active purchaser or seller of loans. The Bank has sold most of its servicing rights with respect to loans held by others, with the last sale occurring in 1994. At March 31, 1997, the Bank was servicing $472,000 of loans for others.

     The Bank is required under federal regulations to maintain a minimum amount of liquid assets. At March 31, 1997, the Bank's regulatory liquidity ratio of 10.9% exceeded the 5.0% threshold required by OTS regulations. The Bank generally uses investment and mortgage-backed securities to provide liquidity for funding loan originations or deposit withdrawals and to improve the match between the maturities and repricing of its interest-rate sensitive assets and liabilities. As shown in Exhibit II-5 at March 31, 1997, the Bank's portfolio of investment and mortgage-backed securities amounted to $21.7 million, of which $3.1 million or 14.5% was classified as available for sale.

     The Bank's investment securities portfolio primarily consisted of $1.5 million in U.S. Government and agency obligations. Mortgage-backed securities represented a significant holding in the amount of $19.7 million, or 23.8% of total assets. The Bank purchases mortgage-backed securities in order to: (i) generate positive interest rate spread on large principal balances with minimal administrative expense; (ii) lower the credit risk of the Bank as a result of the federal agency guarantees; (iii) increase the Bank's liquidity; and (iv) control interest rate risk. The Bank invests in both adjustable-rate and fixed-rate mortgage-backed securities with maturities up to 15 years and primarily issued through FNMA, FHLMC, and GNMA. The Bank also invest in CMOs, which amounted to $6.2 million at March 31, 1997.

Feldman Financial Advisors, Inc.
--------------------------------

Consistent with the policies of the OTS, current investment practices of the Bank prohibit the purchase of high-risk CMOs. The privately issued CMOs held by the Bank carry the highest credit rating offered by either Moody's or Standard & Poor's.

Liability Composition
---------------------

     Deposits and loan repayments are the major sources of the Bank's funds for lending and other investment purposes. Exhibit II-6 presents a summary of the Bank's deposit base at March 31, 1997. Total deposits declined from $77.7 million at year-end 1992 to $60.8 million at year-end 1994, and then reversed direction by increasing to $64.8 million at March 31, 1997. The Bank attracts deposits within its primary market area through the offering of a broad selection of accounts. Interest rates on accounts are set weekly at the direction of senior management and are determined based upon the Bank's liquidity requirements, deposit rates offered by competitors, alternative funding sources, the Bank's growth and deposit mix goals, and applicable regulatory restrictions and requirements. While Spring Hill has not been a top rate-payer in its market area, the Bank prices its deposits accounts competitively with local institutions. Currently, the Bank does not accept brokered deposits, nor has it aggressively sought jumbo certificates of deposit. Jumbo certificates (in amounts of $95,000 or more) amounted to $6.4 million or 9.9% of total deposits. As shown in Exhibit II-6, total certificate accounts composed 66.7% or $43.2 million of the overall deposit base, followed by savings accounts at 19.6%, money market deposit accounts at 9.1%, and checking accounts at 4.7%. Over the past two years, longer-term certificate accounts have experienced the largest growth among the Bank's various deposit instruments.

Feldman Financial Advisors, Inc.
--------------------------------

     Spring Hill periodically utilizes advances from the FHLB of Pittsburgh to supplement its supply of funds, to meet deposit withdrawal requirements, and to facilitate asset/liability management objectives. FHLB advances outstanding increased from $1.8 million at December 31, 1995 to $9.3 million at March 31, 1997, in order to offset the paydown of the CMO from $8.3 million to $2.5 million over the same time period. As previously noted, SHFC issued a CMO with a total par value of $32.1 million comprised of three classes of bonds with different stated maturity dates ranging from July 1, 2002 to December 1, 2017. The net proceeds of the CMO offering amounted to $27.8 million, reflecting issuance costs and the original issue discount. The collateral and source of cash flows for the principal and interest payments on the CMO consisted of certain mortgage-backed securities transferred from the Bank to SHFC.

     As a result of the lower interest rate environment prevailing since the issuance of the CMO bonds, the mortgage-backed securities that were used to collateralize the CMO paid off faster than originally projected, and the CMO balance was similarly reduced in advance of the original repayment schedule. In 1993, the class A bonds of the CMO were paid off. During March 1997, the class C bonds of the CMO with a par balance of $4.8 million were repurchased and extinguished. At March 31, 1997, class B bonds with a principal balance of $2.6 million remained outstanding. The CMO carried a weighted average cost of 11.83% and 12.31% in 1995 and 1996, respectively, and 11.71% for the March 1997 quarter. In attempting to unwind SHFC, the Bank has sought to replace the CMO with lower costing FHLB advances that will improve the Bank's net interest spread.

Feldman Financial Advisors, Inc.
--------------------------------

Equity Capital
--------------

     Since the early 1990s, the Bank has controlled its asset growth in order to maintain compliance with regulatory capital requirements. As of March 31, 1997, Spring Hill was in compliance with all regulatory capital requirements with tangible, core, and risk-based capital ratios of 5.38%, 5.38%, and 12.46%, respectively, and thereby qualifying the Bank for "well capitalized" designation under regulatory guidelines. The Bank's total equity of $4.4 million included retained earnings of $4.5 million with contra-adjustments of $10,000 for net unrealized loss on securities and $43,000 related to pension plan obligations.

Feldman Financial Advisors, Inc.
--------------------------------

                           Income and Expense Trends

     Table 3 displays the main components of the Bank's earnings performance from 1993 to 1996 and the first quarter of 1997. Table 4 displays the components of income and expense as a percent of average assets. Table 5 displays weighted average yields and costs for the same periods. The Bank's profitability improved steadily from break-even results in 1993 to a 0.49% return on average assets in 1996. An extraordinary charge produced a net loss for the March 1997 quarter. The Bank's core earnings improvements were driven by a steady increase in its net interest margin and controlled operating expenses

Operating Results for Quarter Ended March 31, 1997
--------------------------------------------------

     The Bank incurred a net loss of $387,000 for the quarter ended March 31, 1997, compared to net income of $60,000 for the same period in 1996. The loss sustained in 1997 was the result of the Bank repurchasing the class C bond of the CMO issued by its subsidiary. As a result of the transaction, the Bank recorded an extraordinary loss on the extinguishment of the class C bond amounting to $563,000 (net of related income tax benefit of $400,000). Income for the March 1997 quarter also reflected a gain of $121,000 from the redemption of a CMO residual held as an investment by the Bank. Without the repurchase of the CMO obligation and the gain on the sale of CMO residual, the Bank would have had net income of approximately $91,000 for the March 1997 quarter.

     The Bank's net interest spread improved from 2.40% in the March 1996 quarter to 2.64% in the March 1997 quarter. In an effort to improve profitability, the Bank has been restructuring its asset mix by reinvesting maturing investments and principal repayments on mortgage-backed securities in higher yielding loans. In addition, the replacement of CMO

Feldman Financial Advisors, Inc.
--------------------------------


                                    Table 3
                           Income Statement Summary
                     Year Ended December 31, 1993 to 1996
                   And the Three Months Ended March 31, 1997
                            (Dollars in Thousands)


                                          Three Mos.                 Year Ended
                                            Ended                    December 31,
                                          March 31,   ---------------------------------------
                                            1997         1996      1995      1994      1993
                                          ---------      ----      ----      ----      ----

Interest income                              $1,597     $6,314    $6,503    $6,386    $6,777
Interest expense                              1,018      4,155     4,460     4,663     5,424
                                             ------     ------    ------    ------    ------
    Net interest income                         578      2,159     2,043     1,723     1,352

Provision for loan losses                        28        239        64        61         0
                                             ------     ------    ------    ------    ------
    Net interest income after prov.             550      1,919     1,979     1,662     1,352

Noninterest operating income                     32        122       131       216       375
Net securities gains (losses)                   117        902        (8)      (14)      224
                                             ------     ------    ------    ------    ------
    Total noninterest income                    148      1,024       123       202       598

General and admin. expense                      414      1,905     1,760     1,718     2,052
Special SAIF assessment                           0        414         0         0         0
                                             ------     ------    ------    ------    ------
    Total noninterest expense                   414      2,319     1,760     1,718     2,052

Income before taxes                             284        624       343       146      (101)
Income tax expense                              109        231       112        46       (39)
                                             ------     ------    ------    ------    ------

Income before extra. item                       175        393       231       100       (62)
Extraordinary item                             (563)         0         0         0        62
                                             ------     ------    ------    ------    ------

    Net income (loss)                        $ (387)    $  393    $  231    $  100    $    0
                                             ======     ======    ======    ======    ======

Feldman Financial Advisors, Inc.
--------------------------------

                                    Table 4
                            Income Statement Ratios
                      Year Ended December 31,1993 to 1996
                   And the Three Months Ended March 31, 1997
                       (As a Percent of Average Assets)


                                          Three Mos.                 Year Ended
                                            Ended                    December 31,
                                          March 31,   ---------------------------------------
                                            1997         1996      1995      1994      1993
                                          ---------      ----      ----      ----      ----

Interest income                             7.75         7.80      7.75      7.47      6.80
Interest expense                            4.94         5.13      5.32      5.46      5.45
                                           -----        -----     -----     -----     -----
    Net interest income                     2.81         2.67      2.44      2.02      1.36

Provision for loan losses                   0.14         0.30      0.08      0.07      0.00
                                           -----        -----     -----     -----     -----
    Net interest income after prov.         2.67         2.37      2.36      1.94      1.36

Noninterest operating income                0.15         0.15      0.16      0.25      0.38
Net securities gains (losses)               0.57         1.11     (0.01)    (0.02)     0.22
                                           -----        -----     -----     -----     -----
    Total noninterest income                0.72         1.26      0.15      0.24      0.60

General and admin. expense                  2.01         2.35      2.10      2.01      2.06
Special SAIF assessment                     0.00         0.51      0.00      0.00      0.00
                                           -----        -----     -----     -----     -----
    Total noninterest expense               2.01         2.86      2.10      2.01      2.06

Income before taxes                         1.38         0.77      0.41      0.17     (0.10)
Income tax expense                          0.53         0.29      0.13      0.05     (0.04)
                                           -----        -----     -----     -----     -----

Income before extra. item                   0.85         0.49      0.28      0.12     (0.06)
Extraordinary item                         (2.73)        0.00      0.00      0.00      0.06
                                           -----        -----     -----     -----     -----

    Net income (loss)                      (1.88)        0.49      0.28      0.12      0.00
                                           =====        =====     =====     =====     =====

Feldman Financial Advisors, Inc.
--------------------------------


borrowings by lower costing FHLB advances has helped to reduce the Bank's
overall cost of funds.   The Bank's operating expense ratio fell to 2.01% of
average assets for the March 1997 quarter, as compared to 2.06% for the March 1996 quarter. Federal deposit insurance premiums declined by $33,000 in the 1997 period as a result of the decrease in the Bank's assessment rate from 0.23% of deposits to approximately 0.06%.


Operating Results for Fiscal 1996 versus 1995
---------------------------------------------

     The Bank recorded net income of $393,000 in 1996 versus earnings of $231,000 in 1995. The Bank's return on average assets ("ROAA") improved from 0.28% to 0.49%, and its return on average equity ("ROAE") increased from 5.31% to 8.54%. The increase in earnings for 1996 was the result of higher levels of net interest income and net securities gains, partly offset by increased provisions for loan losses and the one-time special SAIF assessment.

     During 1996, the Bank's weighted average yield on interest-earning assets was unchanged from the previous year at 7.99%; however, its weighted average cost on interest-bearing liabilities declined by 17 basis points from 5.67% to 5.50%. The lower cost of funds primarily reflected a reduction in the average balance of borrowed debt outstanding. Also in 1996, a significant volume of the Bank's three-year and five-year certificates of deposit matured and repriced at prevailing market rates, which were below the rates paid on the maturing deposits. As a result of these occurrences, the Bank's net interest spread increased from 2.32% in 1995 to 2.49% in 1996.

     The Bank increased its provision for loan losses to $239,000 in 1996, reflecting management's decision to increase the loan loss allowance after observing higher charge-offs

Feldman Financial Advisors, Inc.
--------------------------------


in 1996 and completing an overall assessment of the loan portfolio. The allowance for loan losses was increased from 0.52% of total loans at year-end 1995 to 0.75% at year-end 1996.

     Non-interest income increased by $901,000 in 1996 as a result of $902,000 in gains associated with the sale and redemption of CMO residuals owned by the Bank. The gains were partially offset by a $560,000 increase in non-interest expense. Federal deposit insurance premiums increased by $405,000 due to the special SAIF assessment of $414,000 which was recognized in the third quarter of 1996. Occupancy and equipment expense increased by $51,000 as a result of costs related to renovations and improvements at office facilities and equipment upgrades. Salaries and benefits increased by $125,000, primarily as a result of larger bonus payments, a general profit sharing contribution, and normal salary adjustments.

Feldman Financial Advisors, Inc.
--------------------------------


                                    Table 5
                            Yield and Cost Summary
              For the Years Ended December 31, 1995 and 1996 and
              As of and for the Three Months Ended March 31, 1997



                                             Three Mos.          Year Ended
                                    As of       Ended           December 31,
                                  March 31,   March 31,      ------------------
                                     1997        1997         1996        1995
                                     ----        ----         ----        ----
Weighted Average Yields
-----------------------
Loans receivable                      8.55%       8.53%        8.51%      8.50%
Investment securities                 6.69        6.67         6.16       5.87
Mortgage-backed securities            7.15        6.89         7.11       7.24
Other interest-earning assets         5.63        5.31         5.98       6.26
  Total interest-earning assets       8.05        7.93         7.99       7.99

Weighted Average Costs
----------------------
NOW and money market accounts         2.94        2.72         2.72       2.64
Savings accounts                      3.14        3.07         3.12       3.10
Certificates of deposit               5.63        5.54         5.60       5.74
Collateralized mortgage
 obligation                          11.60       11.71        12.31      11.83
Borrowed funds                        6.47        6.44         6.50       7.03
  Total interest-bearing
   liabilities                        5.20        5.29         5.50       5.67

Net interest spread                   2.85        2.64         2.49       2.32
Net interest margin                     --        2.87         2.73       2.51

Feldman Financial Advisors, Inc.
--------------------------------



                        Asset and Liability Management

     The Bank's principal financial objective is to achieve long-term profitability while reducing its exposure to fluctuating interest rates. The Bank has sought to reduce its earnings vulnerability to changes in market interest rates by managing the mismatch between asset and liability maturities and interest rates. The principal elements of the Bank's interest rate risk management are to evaluate the interest rate risk included in certain balance sheet accounts, to determine the level of risk appropriate given the Bank's business strategy, operating environment, performance objectives, and capital and liquidity requirements, and manage the risk consistent with the Board of Directors' approved guidelines. The Bank's management meets at least quarterly to review the Bank's asset/liability policies and interest rate risk position.

     In recent years, the Bank has primarily utilized the following strategies to manage interest rate risk: (i) shortening the life of its fixed-rate loan portfolio by offering fixed-rate loans with terms to maturity of no more than 20 years on owner-occupied residential properties and 15 years on investment properties; (ii) offering adjustable-rate loans on investment properties; (iii) emphasizing adjustable-rate investment and shorter-term mortgage-backed securities; and (iv) extending the life of its liabilities by emphasizing longer-term certificates of deposit during periods of low market interest rates and utilizing longer-term borrowings.

     The OTS provides a net market value methodology to measure the interest rate risk exposure of thrifts. This exposure is a measure of the potential decline in the net portfolio value ("NPV") of the institution based upon upward or downward movement in interest rates.

Feldman Financial Advisors, Inc.
--------------------------------


NPV is computed as the present value of the expected net cash flows from an institution's assets and liabilities. Under proposed OTS regulations, an institution's "normal" level of interest rate risk in the event of a 200 basis point movement in interest rates is a decrease in the institution's NPV in an amount not exceeding 2.00% of the portfolio value of total assets.

     Utilizing this concept of interest rate risk measurement, Table 6 illustrates the change in the Bank's NPV as of March 31, 1997 based on instantaneous and permanent changes in interest rate levels. An increase in rates of 200 basis points would lower the Bank's NPV by $2.0 million or 2.36% relative to the total portfolio value of assets, while a decrease of 200 basis points would increase the Bank's NPV by $303,000 or 0.4% relative to total portfolio value of assets. Based on these evaluations, the Bank's interest rate risk exposure is greater than the amount treated as "normal" under the proposed OTS regulations.

Feldman Financial Advisors, Inc.
--------------------------------


                                    Table 6
                        Changes in Net Portfolio Value
                             As of March 31, 1997
                            (Dollars in Thousands)


                                                                 Net Portfolio Value as %
                               Net Portfolio Value             of Portfolio Value of Assets
Basis Point (b.p.)     -----------------------------------     ----------------------------
 Change in Rates       $ Amount      $ Change(1)   % Change    NPV Ratio(2)     Change (3)
------------------     --------      -----------   --------    ------------     ----------
      400                $2,524       $(4,267)       (63)%         3.28%        (477) b.p.
      300                 3,645        (3,146)       (46)          4.62         (342) b.p.
      200                 4,798        (1,993)       (29)          5.94         (211) b.p.
      100                 5,884          (907)       (13)          7.12          (93) b.p.
        0                 6,791            --         --           8.05           --
     (100)                7,279           488          7           8.49           44  b.p.
     (200)                7,094           303          4           8.21           16  b.p.
     (300)                6,733           (58)        (1)          7.74          (31) b.p.
     (400)                6,601          (190)        (3)          7.52          (53) b.p.

------------------------------------------------------------------------------------------

(1) Represents the increase (decrease) of the estimated NPV at the indicated change in interest rates compared to the NPV assuming no change in interest rates.
(2) Calculated as the estimated NPV divided by the portfolio value of total assets.
(3) Calculated as the increase (decrease) of the NPV ratio assuming the indicated change in interest rates over the estimated NPV ratio assuming no change in interest rates.

Feldman Financial Advisors, Inc.
--------------------------------



                                 Asset Quality

     Table 7 summarizes the Bank's nonperforming assets as of December 31, 1995 and 1996, and March 31, 1997. The Bank's ratio of delinquent loans to total net loans measured 2.03% at March 31, 1997. The ratio of nonperforming assets to total assets was 1.42% at March 31, 1997, representing a marked improvement from the ratio of 3.12% at year-end 1992. The Bank's $1.2 million of nonperforming assets at March 31, 1997 consisted of $1.1 million of nonaccrual loans and $52,000 of real estate owned and other repossessed assets (which comprised one building and five mobile homes).

     Assets classified as substandard for regulatory purposes totaled $1.5 million and primarily consisted of $366,000 of ten one- to four-family mortgage loans, two loans to related borrowers totaling $403,000 that are secured by a small office building, one of the borrower's personal residence and a parcel of vacant land, and two loans to one borrower totaling $283,000 that are secured by a small office building and the borrower's personal residence.

     Table 8 shows the Bank's allowance for loan losses, which as of March 31, 1997 totaled $420,000 or 0.75% of total gross loans and 37.4% of total nonperforming loans. Between year-ends 1995 and 1996, the Bank's loan loss allowance was increased by $139,000 to reflect continued loan portfolio growth and a more stringent risk assessment process. Net charge-offs amounted to $56,000 and $100,000 in 1995 and 1996, respectively, and $23,000 for the quarter ended March 31, 1997. Approximately $69,000 of the charge-offs in 1996 was related to the mobile home loan portfolio. Net charge-offs to average loans outstanding increased from 0.10% in 1995 to 0.19% in 1996, before declining moderately to 0.04% for the first quarter of 1997.

Feldman Financial Advisors, Inc.
--------------------------------



                                    Table 7
                          Nonperforming Asset Summary
              As of December 31, 1995 and 1996 and March 31, 1997
                             (Dollars in Thousands)


                                                                  December 31,
                                               March 31,          ------------
                                                  1997          1996        1995
                                                  ----          ----        ----
Nonaccrual loans:
  One- to four-family mortgage                   $462           $432        $156
  Multi-family mortgage                           134            149          20
  Commercial real estate mortgage                 403            407         425
  Mobile home loans                                21             33          15
  Other consumer                                    2              3           8
  Commercial loans                                 86             86          26
                                                -----          -----         ---
                                                1,108          1,110         650

Accruing loans which are contractually past
 due 90 days or more:
  One- to four-family mortgage                     15             --          80
  Mobile home loans                                --             --          22
                                                 ----          -----         ---
                                                   15             --         102

Total nonaccrual and 90 days past due loans     1,123          1,110         752
                                                -----          -----         ---

Real estate owned                                  13             13         940
Other repossessed assets                           39             31          24
                                                -----          -----         ---

   Total nonperforming assets                  $1,175         $1,154      $1,716
                                                =====          =====       =====

Restructured loans                                $16             --          --


Total loans delinquent 90 days or more as a
 percent of net loans                           2.03%          2.03%       1.43%

Total loans delinquent 90 days or more as a
 percent of total assets                        1.36%          1.36%       0.92%

Total nonperforming assets as a percent of
 total assets                                   1.42%          1.41%       2.10%


Feldman Financial Advisors, Inc.
--------------------------------

                                    Table 8
                       Allowance for Loan Losses Summary
              As of December 31, 1995 and 1996 and March 31, 1997
                            (Dollars in Thousands)


                                                             December 31,
                                        March 31,         -----------------
                                         1997             1996         1995
                                        ---------         ----         ----
  Allowance at beginning of period        $415             $276        $268

  Provision for loan losses                 28              239          64

  Recoveries:
     One- to four-family mortgage            1                4           1
     Consumer loans                          3                5           8
     Commercial loans                        1                2           1
                                          ----            -----        ----
                                             5               11          10
  Charge-offs:
     One- to four-family mortgage          (22)             (24)        (40)
     Mobile home loans                      (3)             (69)         --
     Other consumer                         (3)             (12)        (11)
     Commercial loans                       --               (6)        (15)
                                          ----            -----        ----
                                           (28)            (111)        (66)

  Net charge-offs                          (23)            (100)        (56)
                                          ----            -----        ----

 Balance at end of period                 $420             $415        $276
                                           ===              ===         ===

 Allowance for loan losses as a
  percent of total loans                  0.75%            0.75%       0.52%

 Net charge-offs to avg. loans
  outstanding                             0.04%            0.19%       0.10%

Feldman Financial Advisors, Inc.
--------------------------------

                                  Properties

     The Bank operates three full-service facilities in Pittsburgh, Pennsylvania. The Bank owns its Spring Hill and Beechview offices and leases its North Shore office. The lease expires in December 1999 with an early termination clause. The Bank is currently evaluating the prospect of relocating its North Shore office in late 1997 to a facility of comparable size and cost. At March 31, 1997, the net book value of the properties (including land and buildings) and the Bank's furniture, fixtures and equipment was $776,000 or 0.9% of total assets.

Feldman Financial Advisors, Inc.
--------------------------------

                                  Market Area

     The Bank is headquartered in Pittsburgh, Pennsylvania and operates three full-service offices in the city of Pittsburgh. Most of the Bank's depositors reside in the communities surrounding the Bank's offices and most of the Bank's loans are made to borrowers residing in Allegheny County.

     Several large industrial firms are headquartered in the Pittsburgh area, including USX Corp., Westinghouse Electric Corp., and Aluminum Company of America. The largest employers in the Pittsburgh area also include USAirways, the University of Pittsburgh, and the Mellon Bank Corporation. In addition, seven colleges and universities are located in the Pittsburgh area.

     The economy in the Pittsburgh area experienced a significant restructuring during the early 1980s from a heavy manufacturing and industrial base (notably steel) to a more diversified, service-oriented economy. During this period, many of the area's industrial plants reduced their operations and staff or were closed. Although the economy in the Pittsburgh area has improved in recent periods, there can be no assurance that the local economy will continue to improve.

     Table 9 displays selected demographic data for the United States, the state of Pennsylvania, the Pittsburgh metropolitan statistical area ("MSA"), and Allegheny County. Population growth in Pennsylvania, the Pittsburgh MSA, and Allegheny County is projected to lag population growth for the country. While population growth is expected to trail national trends, local income growth in the MSA and the county is projected to outpace the U.S. and state growth levels.

Feldman Financial Advisors, Inc.
--------------------------------

     Table 10 summarizes deposit market trends for the city of Pittsburgh, Allegheny County, and the Pittsburgh MSA. Overall deposit growth rates ranged from 4.1% in the Pittsburgh MSA during the 1994-1996 period to 5.7% in the city of Pittsburgh. Due to the credit-related problems of the late 1980s and early 1990s, the Bank has concentrated on improving asset quality and developing a strong capital base, rather than increasing its asset size or market share. As a result, the Bank's recent deposit growth has not kept pace with local market trends. Table 11 shows recent deposit trends for the five largest banks and thrifts in the city of Pittsburgh. The Bank ranked 20/th/ out of 33 depository institutions with offices in Pittsburgh and its market share has been relatively constant at 0.3%.

Feldman Financial Advisors, Inc.
--------------------------------

                                    Table 9
                            Key Economic Indicators
       United States, Pennsylvania, Pittsburgh MSA, and Allegheny County


========================================================================================================================
                                           United                                    Pittsburgh            Allegheny
     Key Economic Indicators               States                    Pennsylvania       MSA                 County
------------------------------------------------------------------------------------------------------------------------
   Population
   ----------
   Total Population - 1996               264,992,224                   12,103,263     2,401,614            1,311,951
   5-year projection percent change              4.9%                         1.1%         -0.1%                -1.8%
   1990 - 1996 percent change                    6.6%                         1.9%          0.3%                -1.8%

   Households
   ----------
   Total Households - 1996                98,935,240                    4,645,543       970,471              542,695
   5-year projection percent change              5.4%                         1.8%          0.9%                -0.8%
   1990 - 1996 percent change                    7.6%                         3.3%          2.5%                 0.3%

   Per Capita Income
   -----------------
   Per Capita Income - 1996                  $18,415                      $18,368       $19,058              $21,029
   5-year projection percent change             21.7%                        23.7%         29.8%                30.1%
   1990 - 1996 percent change                   27.9%                        30.6%         38.1%                39.0%

   Average Household Income
   ------------------------
   Average Household Income - 1996           $48,762                      $47,216       $46,548              $50,338
   5-year projection percent change             20.7%                        22.1%         26.2%                28.1%
   1990 - 1996 percent change                   26.7%                        28.5%         34.6%                35.9%

   Median Household Income
   -----------------------
   Median Household Income - 1996            $36,625                      $36,008       $34,534              $36,640
   5-year projection percent change             15.4%                        17.2%         21.9%                22.9%
   1990 - 1996 percent change                   21.7%                        23.6%         29.3%                29.9%

   Household Income Distribution - 1996
   ------------------------------------
   $ 0 - 24 K                                   34.0%                        34.4%         36.7%                34.8%
   $25 - 49K                                    31.5%                        32.5%         31.2%                30.5%
   $50K +                                       34.5%                        33.1%         32.1%                34.8%

   Household Income Distribution - proj. 2001
   ------------------------------------------
   $ 0 - 24 K                                   29.1%                        28.8%         29.6%                28.1%
   $25 - 49K                                    28.6%                        29.3%         27.8%                26.7%
   $50K +                                       42.3%                        41.9%         42.6%                45.2%
========================================================================================================================


Note: Pittsburgh MSA includes all or part of the following counties: Allegheny, Beaver, Butler, Fayette, Washington, and Westmoreland.

 Source:  SNL Securities

Feldman Financial Advisors, Inc.
--------------------------------

                                   Table 10
      Deposit Trends for Pittsburgh, Allegheny County and Pittsburgh MSA
                   For All Banks, Thrifts, and Credit Unions
                       Deposit Data as of June 30th Date
                            (Dollars in Thousands)


====================================================================================================================================
                                1996                                                                             1994-96
                               No. of           1996             1995                         1994                Growth
       Area                   Offices         Deposits         Deposits                     Deposits               Rate
------------------------------------------------------------------------------------------------------------------------------------

  Pittsburgh                     385        $23,408,884      $20,296,990                  $20,951,624                5.7%

  Allegheny County               654        $31,946,972      $28,540,264                  $29,008,538                4.9%

  Pittsburgh MSA               1,185        $44,753,235      $41,098,152                  $41,323,918                4.1%
====================================================================================================================================



                                   Table 11
                      Deposit Market Share for Pittsburgh
                           For All Banks and Thrifts
                        June 30, 1994 to June 30, 1996


====================================================================================================================================
                                                     1996                    1995                   1994
                                1996         --------------------    ---------------------  ---------------------       1994-96
                              No. of           Deposits     % of        Deposits     % of      Deposits     % of        Growth
      Institution             Offices  Type    ($000s)     Total        ($000s)     Total      ($000s)     Total         Rate
------------------------------------------------------------------------------------------------------------------------------------

  Mellon Bank                  49       B    $9,234,058    40.7%     $5,653,975     28.8%   $5,734,949    28.3%        26.9%

  PNC Bank                     68       B     6,751,372    29.7%      7,254,078     37.0%    7,794,291    38.5%        -6.9%

  National City Bank           66       B     2,896,611    12.8%      2,999,925     15.3%    3,086,550    15.2%        -3.1%

  Dollar Bank, FSB             14       T     1,064,317     4.7%      1,029,190      5.2%    1,002,458     4.9%         3.0%

  Parkvale Savings             14       T       477,386     2.1%        471,909      2.4%      459,815     2.3%         1.9%

------------------------------------------------------------------------------------------------------------------------------------
  Spring Hill Savings           3       T        64,405     0.3%         65,294      0.3%       62,647     0.3%         1.4%
------------------------------------------------------------------------------------------------------------------------------------


  All Others                   82      NA     2,227,723     9.8%      2,144,580     10.9%    2,114,810    10.4%         2.6%
                               --             ---------     ---       ---------     ----     ---------    ----          ---

      Total in City           296           $22,715,872   100.0%    $19,618,951    100.0%  $20,255,520   100.0%         5.9%
====================================================================================================================================


Source:  SNL Securities

Feldman Financial Advisors, Inc.
--------------------------------

                                    Summary

     The Bank has benefited significantly from the general decline and recent stability of interest rates. The Bank's net interest margin has improved consistently over the past five years, which has resulted in steadily higher earnings. While representing an irregular source of revenue, securities gains have also contributed to the Bank's earnings. The trend of improved earnings was interrupted in 1996 by higher operating expenses related to the special SAIF assessment and in early 1997 by an extraordinary charge recorded upon the extinguishment of certain CMO bonds. Future improvements in the Bank's net interest margin are likely to be driven by the Bank's emphasis on its higher yielding loan volume and replacement of higher costing CMO borrowings with lower costing liabilities.

     While the Bank has realized substantial improvement in its core earnings production, the Bank's profitability remains below its peer averages. The Bank's profitability in past years was hampered by its relatively low capital ratio, reliance on high-cost borrowings, and concentration of troubled assets. Various actions undertaken by the Bank have dramatically improved the Bank's asset quality and enhanced its net interest margin potential. In addition, the infusion of additional capital from the Conversion should raise its capital ratio to a level comparable to its peers. The additional capital should also provide interest-free funds to facilitate asset/liability management objectives and help insulate the Bank's earnings potential from its interest rate risk exposure.

Feldman Financial Advisors, Inc.
--------------------------------

                 II.   COMPARISONS WITH PUBLICLY HELD THRIFTS

                                    General

     The comparative market approach provides a sound basis for determining estimates of going-concern valuations where a regular and active market exists for the stocks of peer institutions. The comparative market approach was utilized in valuing the to-be-issued common stock of Spring Hill because: (i) reliable market and financial data are readily available for comparable institutions; (ii) the comparative market method is required by the applicable regulatory guidelines; and (iii) other alternative valuation methods (such as income capitalization, liquidation analysis, or discounted cash flow) are unlikely to produce a valuation relevant to the future trading patterns of the issued stock. The generally employed valuation method in initial public offerings, where possible, is the comparative market approach which can be relied upon to determine pro forma market value in a thrift stock conversion.

     The comparative market approach derives a value from the trading patterns of selected peer institutions which due to certain factors, such as financial performance and operating strategies, enable the appraiser to estimate the potential value of the subject institution in a stock conversion offering. The pricing and trading history of recent initial public offerings of thrifts are also examined to provide evidence of the "new issue discount" which must be considered. In Chapter II, our valuation analysis focuses on the selection and comparison of Spring Hill with a comparable group of publicly held thrift institutions (the "comparative group"). Chapter III will detail the new issue discount that we believe is appropriate to Spring Hill's stock offering.

Feldman Financial Advisors, Inc.
--------------------------------

                              Selection Criteria

     Selected market price and financial performance data for thrifts listed on the New York and American Stock Exchanges and those thrifts traded on the over-the-counter markets listed on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") are shown in Exhibit III. Several criteria, discussed below, were used to select the individual members of the comparative group from the overall universe of publicly held thrifts.

     .  Operating characteristics  - An institution's operating characteristics
        -------------------------
        are the most important factors because they affect investors' expected rates of return on a company's stock under various business/economic scenarios, and they influence the market's general perception of the quality and attractiveness of a given company. Operating characteristics, which may vary in importance during the business cycle, include financial variables such as profitability, balance sheet growth, capitalization, asset quality, and other factors such as lines of business and management strategies.

     .  Degree of marketability and liquidity - Marketability of a stock
        -------------------------------------
        reflects the relative ease and promptness with which a security may be sold when desired, at a representative current price, without material concession in price merely because of the necessity of sale. Marketability also connotes the existence of buying interest as well as selling interest and is usually indicated by trading volumes and the spread between the bid and asked price for a security. Liquidity of the stock issue refers to the organized market exchange process whereby the security can be converted into cash. We attempted to limit our selection to companies that have access to a regular trading market. We eliminated from the comparative group companies with market prices that were materially influenced by publicly announced or widely rumored acquisitions. However, the expectation of continued industry consolidation is currently embedded in thrift equity valuations.

     .  Geographic Location - The region of the country where a company operates
        -------------------
        is also of importance in selecting the comparative group. The operating environment for savings institutions varies from region to region with respect to business and economic environments, real estate market conditions, speculative takeover activity, and investment climates. Economic and investor climates can also vary greatly within a region, particularly due to takeover activity.

Feldman Financial Advisors, Inc.
--------------------------------

     Spring Hill's operations generally fit the traditional profile of a small thrift institution. Its concentration of lending in the investor owned residential property sector and prior level of CMO borrowings are two factors which slightly differentiate the Bank from the conventional savings institution. In determining the comparative group composition, we focused on the Bank's mediocre profitability and comparatively low capital level. The Bank is further characterized by significantly improved levels of core profitability and asset quality.

     Specifically, we initiated a search for thrifts in the Mid-Atlantic region and neighboring states with total assets of between approximately $50 million and $150 million, reporting a core return on average assets below 0.90%, an equity-to-assets ratio below 16.00%, and some evidence of diverse lending activity. In order to include a relevant number of thrifts from which to evaluate as peer candidates, we expanded the size criterion to $250 million.

     A general overview of the thirteen members selected for the comparative group is presented in Table 12. Two of the companies are based in Pennsylvania. Several local public thrifts were excluded from comparative group consideration because of their exceptionally stronger capital and profitability ratios. Five of the comparative group companies are based in Ohio, four are headquartered in New York, and one each is located in Maryland and West Virginia. The asset size of the comparative group ranges from $66 million to $241 million. Overall, these companies exhibited lower ratios of capital, net interest margins, and core earnings profitability than the average public thrift with assets under $250 million. While some differences inevitably exist between the Bank and the individual companies, we believe that the chosen comparative group on the whole provides a meaningful basis of comparison for valuation purposes.

Feldman Financial Advisors, Inc.
--------------------------------

                                   Table 12
                      Comparative Group Operating Summary
                 As of the Latest Period Ended March 31, 1997

                                                                              Total     Equity/
                                                          No. of    Conv.     Assets    Assets
             Company                    City       State  Offices    Date    ($mil.)      (%)
             -------                    ----       -----  -------   -----    -------    -------
Spring Hill Savings Bank, FSB      Pittsburgh       PA       3        --      82,809      5.37

Comparative Group
-----------------
Advance Financial Bancorp          Wellsburg        WV       2     01/02/97  103,578     15.45
Albion Banc Corp.                  Albion           NY       2     07/26/93   66,316      8.90
ASB Financial Corp.                Portsmouth       OH       1     05/11/95  109,414     15.74
Elmira Savings Bank                Elmira           NY       6     03/01/85  222,618      6.30
First Franklin Corporation         Cincinnati       OH       7     01/26/88  226,235      8.82
Harbor Federal Bancorp Inc.        Baltimore        MD       9     08/12/94  219,462     12.86
Harvest Home Financial Corp.       Cheviot          OH       3     10/10/94   83,103     12.50
Milton Federal Financial Corp.     West Milton      OH       2     10/07/94  178,757     14.74
Pittsburgh Home Financial Corp.    Pittsburgh       PA       7     04/01/96  236,998     11.47
Potters Financial Corp.            East Liverpool   OH       4     12/31/93  116,921      8.90
Prestige Bancorp Inc.              Pleasant Hills   PA       3     06/27/96  126,833     11.69
SFS Bancorp Inc.                   Schenectady      NY       3     06/30/95  168,841     12.99
Skaneateles Bancorp Inc.           Skaneateles      NY       8     06/02/86  241,425      6.87

Feldman Financial Advisors, Inc.
--------------------------------

                         Recent Financial Comparisons

     Table 13 summarizes certain key financial comparisons between Spring Hill and the comparative group. Tables 14 through 18 contain the detailed financial comparisons of Spring Hill with the individual comparative group companies based on measures of profitability, income and expense components, yield-cost structure, capital levels, balance sheet composition, growth rates, and credit risk. Comparative financial data utilized were for the twelve months ended March 31, 1997, except loan portfolio composition data were as of December 31, 1996 (the latest regulatory data available). Financial data for the Bank were as of the twelve months ended March 31, 1997 on a pre-conversion basis.

     Spring Hill's return on average assets was negative 0.07%, reflecting the combined effects of the special SAIF assessment and the extraordinary charge for the CMO repurchase. (Since the special SAIF assessment affected the reported profitability of most thrifts, we have focused primarily on core earnings for the recent operating period.) The Bank's core earnings, which excludes the impact of these and other nonrecurring items, measured 0.15% as compared to the comparative group's average of 0.63%. In comparison to the peer group, the Bank's core profitability was restrained by a lower net interest margin and higher level of loan provisions.

     The Bank's net interest income of 2.73% relative to average assets was below the comparative group's average of 3.24%. Spring Hill's net interest spread of 254 basis points was also lower than the group's average of 279 basis points. The Bank's 7.96% earning asset yield, reflective of its increasingly diverse loan mix, exceeded the group's 7.54% average yield. However, the Bank's 5.42% cost of funds surpassed the group's 4.75% average which

Feldman Financial Advisors, Inc.
--------------------------------

reflected the Bank's greater reliance on borrowings, particularly the higher costing CMO. As previously discussed, the Bank's net interest spread is expected to benefit in the future from the paydown of the CMO and funding substitution with lower costing liabilities.

     The Bank's net interest-earning asset balance averaged 4.47% of assets over the observed period, well below the group's average of 11.22%. This disparity reflected the Bank's lower capital level. The Bank's 5.37% equity-to-assets ratio trailed the group's average equity ratio of 11.32%.

     Spring Hill's noninterest operating income totaled 0.15% in relation to average assets, trailing the comparative group's average of 0.28%. The Bank has not developed a broad offering of fee-producing products and services beyond its traditional thrift operations. The Bank's production of nonrecurring gains was substantial during this period as evidenced by the 1.29% level of income, as compared to the peer group average of 0.03%.

     As discussed in Chapter I, the Bank increased its provision for loan losses in 1996 to reflect the recent loan portfolio growth, charge-off experience, and modified risk assessment procedures. The Bank's loan loss provision amounted to 0.29% of average assets, ahead of the comparative group's average provision level of 0.07% relative to average assets.

     The Bank's operating expenses have been targeted by management as a critical linchpin to improved profitability. The Bank's 2.20% ratio of general and administrative expenses to average assets compared favorably to the peer group average of 2.52%. The Bank's level of real estate related costs was higher than the comparative group average, reflecting the Bank's continued resolution of problem assets. The Bank's nonrecurring expense (special SAIF assessment) measured 0.51% of average assets during the observed period, and was comparable to those group members with a similar nonrecurring charge.

Feldman Financial Advisors, Inc.
--------------------------------

                                   Table 13
                           Key Financial Comparisons
                     Spring Hill and the Comparative Group
                 As of the Twelve Months Ended March 31, 1997

                                                               Comp.
                                                     Spring    Group
                                                      Hill    Average
                                                     -------  --------

Profitability
-------------
LTM Return on Average Assets                          (0.07)%    0.38 %
Core Return on Average Assets                          0.15      0.63

LTM Return on Average Equity                          (1.17)     3.44
Core Return on Average Equity                          2.64      5.56


Income and Expense (% of avg. assets)
------------------
Total Interest Income                                  7.78      7.30
Total Interest Expense                                 5.05      4.06
Net Interest Income                                    2.73      3.24
Provision for Loan Losses                              0.29      0.07

Other Operating Income                                 0.15      0.28
Net Gains & Nonrecurring Income                        1.29      0.03

General & Administrative Expense                       2.20      2.52
Real Estate Expense (Income)                           0.14     (0.01)
Nonrecurring Expense                                   0.51      0.42


Yield-Cost Data
---------------
Yield on Earning Assets                                7.96      7.54
Cost of Funds                                          5.42      4.75
                                                     ------    ------
Net Interest Spread                                    2.54      2.79


Asset Utilization (% of avg. assets)
-----------------
Avg. Interest-earning Assets                          97.71     96.90
Avg. Interest-bearing Liabilities                     93.24     85.68
                                                     ------    ------
Net Interest-earning Assets                            4.47     11.22

Feldman Financial Advisors, Inc.
--------------------------------

                             Table 13  (continued)
                           Key Financial Comparisons
                     Spring Hill and the Comparative Group
                 As of the Twelve Months Ended March 31, 1997

                                                                 Comp.
                                                      Spring     Group
                                                       Hill     Average
                                                      ------    -------

Balance Sheet Composition (% of assets)
-------------------------
Cash and Securities                                    30.56 %   28.38 %
Loans Receivable, net                                  66.74     68.45
Real Estate                                             0.02      0.15
Intangible Assets                                       0.00      0.05
Other Assets                                            2.68      2.98

Total Deposits                                         78.22     78.14
Borrowed Funds                                         14.14      9.40
Other Liabilities                                       2.27      1.13
Total Equity                                            5.37     11.32


Loan Portfolio (% of total loans)
--------------
Residential Mortgage Loans                             76.16     77.43
Other Real Estate Mortgage Loans                       18.57     12.75
Nonmortgage Loans                                       5.17      9.82


Growth Rates
------------
Total Assets                                           (0.34)    10.55
Total Loans                                             5.85     17.18
Total Deposits                                         (0.46)     4.79


Credit Risk Ratios
------------------
Nonperforming Loans / Total Loans                       2.03      0.85
Nonperforming Assets / Total Assets                     1.42      0.77
Reserves / Nonperforming Loans                         37.40    106.04
Reserves / Total Loans                                  0.75      0.81

Feldman Financial Advisors, Inc.
--------------------------------

     The Bank's balance sheet composition reflected the impact of its controlled growth posture over recent years. The Bank's holdings of cash and securities amounted to 30.6% of total assets, while loans accounted for 66.7%. Many of the comparative group companies have also accumulated large investment concentrations as a result of stock conversion proceeds and the accompanying challenge of deploying these funds into higher yielding loans in a prudent fashion. On average, the comparative group exhibited a 28.4% level of cash and securities and a 68.5% concentration of loans. Spring Hill and the comparative group companies held modest levels of non-earning assets.

     Spring Hill's high deposit concentration at 78.2% of assets was virtually identical to the comparative group's average of 78.1%. However, due to its lower capital position, the Bank relied on a larger borrowings position to fund its asset base. The Bank's level of borrowings outstanding at 14.1% of assets was higher than the group's average of 9.4%. The Bank's equity level at 5.4% of assets was lower than all of the peer group companies. However, with the infusion of capital from the stock offering, the Bank's post-conversion equity level should rival that of most comparative group companies such as Pittsburgh Home Financial Corp. (11.47%), Prestige Bancorp Inc. (11.69%), Harvest Home Financial Corp. (12.50%), and Harbor Federal Bancorp Inc. (12.86%).

     The Bank's level of nonperforming assets measured 1.42% of total assets, as compared to the peer group average of 0.77%. Several of the comparative group companies exhibited nonperforming asset ratios higher than the Bank. In relation to total loans, the Bank's reserve ratio at 0.75% approached the comparative group's average of 0.81%.

     In summary, the Bank's core earnings performance trailed that of the comparative group due to its capital disadvantage and the increased provisioning for loan losses. This

Feldman Financial Advisors, Inc.
--------------------------------

disparity should narrow somewhat with the infusion of capital and strengthening of the Bank's net interest margin in the current interest rate environment. Future earnings improvements also will be predicated on controlling operating and credit related costs as the Bank continues to expand its lending activities.

Feldman Financial Advisors, Inc.
--------------------------------


===================================================================================================================================
                                                             Table 14
                                               General Financial Performance Ratios
                                    As of or for the Latest Twelve Months Ended March 31, 1997
===================================================================================================================================

                                                        Total      Tang.     Total       Net
                                  Total      Total     Equity/    Equity/    NPAs/     Interest     LTM      LTM     Core    Core
                                  Assets   Deposits    Assets     Assets     Assets     Margin     ROAA     ROAE     ROAA    ROAE
                                 ($mil.)    ($mil.)      (%)        (%)       (%)        (%)        (%)      (%)     (%)     (%)
                                 --------  ---------  ---------  ---------  --------  ----------  -------  -------  ------  ------
Spring Hill Savings Bank, FSB     82,809     64,776      5.37       5.37      1.37        2.79    (0.07)   (1.17)   0.15    2.64
Comparative Group Average        161,577    127,380     11.33      11.28      0.77        3.35     0.38     3.44    0.63    5.56

Advance Financial Bancorp        103,578     79,308     15.45      15.45      0.37        3.50     0.37     3.65    0.66    6.49
Albion Banc Corp.                 66,316     50,306      8.90       8.90        NA        3.68     0.09     0.93    0.38    3.90
ASB Financial Corp.              109,414     87,324     15.74      15.74      1.58        3.46     0.60     3.01    0.86    4.31
Elmira Savings Bank              222,618    204,348      6.30       6.05      0.83        3.74     0.29     4.50    0.28    4.32
First Franklin Corporation       226,235    198,819      8.82       8.76      0.62        2.81     0.14     1.57    0.61    6.64
Harbor Federal Bancorp Inc.      219,462    171,467     12.86      12.86      0.13        2.91     0.43     3.22    0.68    5.10
Harvest Home Financial Corp.      83,103     57,563     12.50      12.50      0.15        2.96     0.27     1.89    0.55    3.91
Milton Federal Financial Corp.   178,757    135,840     14.74      14.74      0.32        3.30     0.53     3.04    0.72    4.14
Pittsburgh Home Financial Corp.  236,998    137,700     11.47      11.35      1.74        3.31     0.58     4.34    0.81    6.11
Potters Financial Corp.          116,921     97,970      8.90       8.90      0.83        3.27     0.31     3.47    0.68    7.54
Prestige Bancorp Inc.            126,833     87,276     11.69      11.69      0.32        3.24     0.27     2.09    0.57    4.43
SFS Bancorp Inc.                 168,841    144,374     12.99      12.99      0.69        3.51     0.46     3.53    0.82    6.26
Skaneateles Bancorp Inc.         241,425    203,650      6.87       6.65      1.65        3.83     0.64     9.45    0.62    9.13

        Source:  Spring Hill; SNL Securities; Feldman Financial

Feldman Financial Advisors, Inc.
--------------------------------


====================================================================================================================================
                                                             Table 15
                                                    Income and Expense Analysis
                                         For the Latest Twelve Months Ended March 31, 1997
===================================================================================================================================

                                                                As a Percent of Average Assets
                             -------------------------------------------------------------------------------------------------------

                                                             Net     Other   Gains &    Loan   Gen. &     Real               Pretax
                                  Interest       Interest  Interest  Oper.   Non-rec.   Loss   Admin.    Estate   Non-rec.    Core
                                   Income        Expense    Income   Income   Income   Prov.   Expense  Expense   Expense   Earnings

                                   ------        -------    ------   ------   ------   -----   -------  -------   -------   --------

Spring Hill Savings Bank,
 FSB                                7.78          5.05       2.73     0.15    1.29      0.29     2.20    0.14       0.51      0.25
Comparative Group Average           7.30          4.06       3.24     0.28    0.03      0.07     2.52   (0.01)      0.42      0.94

Advance Financial Bancorp           7.54          4.13       3.40     0.33    0.05      0.17     2.47    0.00       0.49      1.08
Albion Banc Corp.                   7.52          4.02       3.50     0.41    0.01      0.23     3.22   (0.06)      0.45      0.52
ASB Financial Corp.                 7.46          4.08       3.39     0.20    0.09      0.02     2.28   (0.02)      0.49      1.31
Elmira Savings Bank                 7.61          4.02       3.59     0.73    0.02      0.17     3.63    0.02       0.00      0.48
First Franklin Corporation          7.22          4.48       2.74     0.17    0.06      0.04     1.91    0.00       0.78      0.93
Harbor Federal Bancorp Inc.         7.31          4.46       2.85     0.11    0.00      0.02     1.87    0.00       0.38      1.08
Harvest Home Financial
 Corp.                              7.04          4.15       2.90     0.08    0.03      0.01     2.16    0.00       0.46      0.81
Milton Federal Financial
 Corp.                              7.34          4.13       3.21     0.13    0.11      0.09     2.16    0.00       0.41      1.10
Pittsburgh Home Financial
 Corp.                              7.41          4.19       3.21     0.19    0.00      0.16     1.99    0.00       0.36      1.24
Potters Financial Corp.             7.02          3.85       3.17     0.26    0.00     (0.27)    2.64   (0.06)      0.57      1.12
Prestige Bancorp Inc.               6.77          3.62       3.15     0.28    0.00      0.05     2.50    0.00       0.46      0.88
SFS Bancorp Inc.                    7.16          3.73       3.43     0.22    0.01      0.07     2.63   (0.01)      0.56      0.95
Skaneateles Bancorp Inc.            7.56          3.94       3.62     0.51    0.03      0.11     3.28    0.00       0.00      0.73

        Source:  Spring Hill; SNL Securities; Feldman Financial

Feldman Financial Advisors, Inc.
--------------------------------


====================================================================================================================================
                                                             Table 16
                                               Yield-Cost Structure and Growth Rates
                                         For the Latest Twelve Months Ended March 31, 1997
===================================================================================================================================

                                           Avg.     Avg.      Net
                                          Earn./   Costing  Earn./   Yield on  Cost     Net      Asset    Loan   Deposit
                                          Assets/  Funds/   Assets/   Earn.     of    Interest  Growth   Growth   Growth
                                          Assets/  Assets   Assets/   Assets   Funds   Spread    Rate     Rate     Rate
                                          -------  -------  -------  --------  -----  --------  -------  ------  --------
Spring Hill Savings Bank, FSB              97.71    93.24     4.47     7.96     5.42    2.54    (0.34)    5.85    (0.46)
Comparative Group Average                  96.90    85.68    11.22     7.54     4.75    2.79    10.55    17.18     4.79

Advance Financial Bancorp                  97.28    89.18     8.10     7.75     4.63    3.12    14.49    10.20    (1.39)
Albion Banc Corp.                          94.97    87.16     7.81     7.92     4.61    3.31    16.98     6.02     8.24
ASB Financial Corp.                        97.91    78.26    19.65     7.62     5.21    2.41    (2.06)    5.91     5.56
Elmira Savings Bank                        95.82    87.00     8.82     7.94     4.62    3.32    (0.18)    9.02    (1.12)
First Franklin Corporation                 97.30    89.92     7.38     7.42     4.99    2.43     4.68     7.34     6.20
Harbor Federal Bancorp Inc.                97.93    85.52    12.42     7.47     5.21    2.26    11.54    23.65     6.08
Harvest Home Financial Corp.               97.97    85.18    12.79     7.19     4.87    2.32    13.83     9.86    (3.43)
Milton Federal Financial Corp.             97.27    81.84    15.42     7.55     5.05    2.50     4.11     7.59     8.37
Pittsburgh Home Financial Corp.            97.14    81.66    15.48     7.63     5.14    2.49    21.44    42.64    13.86
Potters Financial Corp.                    96.89    90.07     6.82     7.25     4.28    2.97     2.69    33.96    (2.26)
Prestige Bancorp Inc.                      97.10    86.19    10.91     6.97     4.20    2.77    35.34    32.22     6.64
SFS Bancorp Inc.                           97.72    85.66    12.06     7.33     4.36    2.97     1.98    13.96     3.29
Skaneateles Bancorp Inc.                   94.43    86.17     8.26     8.01     4.58    3.43    12.30    21.01    12.19

        Source:  Spring Hill; SNL Securities; Feldman Financial

Feldman Financial Advisors, Inc.
--------------------------------


====================================================================================================================================
                                                             Table 17
                                                     Balance Sheet Composition
                                        As of the Latest Twelve Months Ended March 31, 1997
===================================================================================================================================

                                                                             As a Percent of Total Assets
                             -------------------------------------------------------------------------------------------------------
                                       Cash &              Net    Real   Intang.  Other    Total    Borrowed  Other   Total   Total
                                     Securities           Loans  Estate  Assets   Assets  Deposits   Funds    Liabs.  Liabs.  Equity
                                     ----------           -----  ------  ------   ------  --------   -----    ------  ------  ------
Spring Hill Savings Bank,
 FSB                                   30.56              66.74   0.02    0.00     2.68    78.22     14.14     2.27    94.63   5.37
Comparative Group Average              28.38              68.45   0.15    0.05     2.98    78.14      9.40     1.13    88.68  11.32

Advance Financial Bancorp              15.23              82.04   0.00    0.00     2.73    76.57      7.49     0.50    84.55  15.45
Albion Banc Corp.                      23.19              71.01   0.16    0.00     5.65    75.86     13.98     1.26    91.10   8.90
ASB Financial Corp.                    31.83              64.77   0.61    0.00     2.79    79.81      2.19     2.27    84.26  15.74
Elmira Savings Bank                    18.57              78.07   0.37    0.27     2.72    91.79      1.18     0.72    93.70   6.30
First Franklin Corporation             30.66              67.56   0.06    0.06     1.66    87.88      2.80     0.50    91.18   8.82
Harbor Federal Bancorp Inc.            31.33              64.17   0.21    0.00     4.28    78.13      7.52     1.49    87.14  12.86
Harvest Home Financial
 Corp.                                 45.09              52.84   0.00    0.00     2.08    69.27     17.69     0.55    87.50  12.50
Milton Federal Financial
 Corp.                                 33.26              63.87   0.00    0.00     2.87    75.99      8.77     0.50    85.26  14.74
Pittsburgh Home Financial
 Corp.                                 30.46              67.23   0.12    0.13     2.05    58.10     28.69     1.74    88.53  11.47
Potters Financial Corp.                39.19              57.81   0.00    0.00     3.00    83.79      6.43     0.87    91.10   8.90
Prestige Bancorp Inc.                  31.98              65.10   0.01    0.00     2.91    68.81     17.98     1.53    88.31  11.69
SFS Bancorp Inc.                       27.27              70.20   0.05    0.00     2.48    85.51      0.00     1.50    87.01  12.99
Skaneateles Bancorp Inc.               10.91              85.12   0.30    0.23     3.45    84.35      7.52     1.26    93.13   6.87

        Source:  Spring Hill; SNL Securities; Feldman Financial

Feldman Financial Advisors, Inc.
--------------------------------

================================================================================
                                   Table 18
                   Regulatory Capital and Credit Risk Ratios
          As of or for the Latest Twelve Months Ended March 31, 1997
================================================================================

                                           Tang.    Core     Risk-          Total                       Resid.  Other   Nonmtg.
                                          Capital  Capital   based   NPLs/  NPAs/   Resrvs./  Resrvs./  Mtgs./  Mtgs./  Loans/
                                           Ratio    Ratio   Capital  Loans  Assets    NPLs     Loans    Loans   Loans    Loans
                                          -------  -------  -------  -----  ------  --------  --------  ------  ------  -------

Spring Hill Savings Bank, FSB                5.38     5.38    12.46   2.03    1.42     37.40      0.75   76.16   18.57     5.17
Comparative Group Average                   10.76    11.28    20.33   0.85    0.77    106.04      0.81   77.43   12.75     9.82

Advance Financial Bancorp                   15.44    15.44    26.03   0.45    0.37     89.84      0.40   67.16   16.23    16.62
Albion Banc Corp.                              NA       NA       NA   0.63      NA    104.30      0.65   80.16    8.16    11.67
ASB Financial Corp.                         12.15    12.15    27.02   1.45    1.58     84.76      1.23   67.40   19.43    13.17
Elmira Savings Bank                          6.11     6.11     9.97   0.60    0.83    134.29      0.80   40.50   12.53    46.97
First Franklin Corporation                   6.38     6.38    14.72   0.65    0.62     95.70      0.62   78.00   19.22     2.78
Harbor Federal Bancorp Inc.                 11.09    11.09    27.25   0.20    0.13    131.49      0.26   79.07   17.76     3.17
Harvest Home Financial Corp.                   NA       NA       NA   0.29    0.15     90.48      0.26   88.60   11.30     0.10
Milton Federal Financial Corp.              12.20    12.20    26.30   0.27    0.32    172.55      0.46   84.68   13.49     1.83
Pittsburgh Home Financial Corp.                NA    20.63     9.39   2.38    1.74     32.78      0.78   87.39   10.32     2.29
Potters Financial Corp.                      8.53     8.53    19.60   1.40    0.83    231.18      3.23   76.52   15.20     8.27
Prestige Bancorp Inc.                       11.97    11.97    26.81   0.48    0.32     80.50      0.39   91.25    1.73     7.03
SFS Bancorp Inc.                            12.98    12.98    25.17   0.88    0.69     64.32      0.57   94.88    4.61     0.50
Skaneateles Bancorp Inc.                       NA     6.60    11.32   1.42    1.65     66.38      0.94   71.00   15.76    13.23

        Source:  Spring Hill; SNL Securities; Feldman Financial

Feldman Financial Advisors, Inc.
--------------------------------

                         III.  MARKET VALUE ADJUSTMENTS


     This concluding chapter of the appraisal identifies certain additional adjustments to Spring Hill's estimated pro forma market value relative to the comparative group selected in Chapter II. Adjustments are also necessary to reflect the equity market's likely reception of a new thrift stock offering under current conditions. The adjustments discussed in this chapter are made from the viewpoints of potential investors, which include depositors holding subscription rights and unrelated parties who may purchase stock in the community offering. It is assumed that these potential investors are aware of all relevant and necessary facts as they pertain to the value of the Bank relative to other publicly held thrift institutions and relative to alternative investments.

     The market value adjustments are based on certain financial and other criteria, which include, among other factors:

                    (1)   Earnings Prospects
                    (2)   Market Area
                    (3)   Management
                    (4)   Dividend Policy
                    (5)   Liquidity
                    (6)   Subscription Interest
                    (7)   Stock Market Conditions
                    (8)   New Issue Discount


     The final section of this chapter identifies Spring Hill's estimated pro forma market value and compares the resulting company with members of the comparative group and selected public thrift aggregate with respect to market valuation ratios.

Feldman Financial Advisors, Inc.
--------------------------------


Earnings Prospects
------------------

     Earnings prospects are dependent upon the sensitivity of asset yields and liability costs to changes in market interest rates, the credit quality of assets, the stability of non-interest components of income and expense, and the ability to leverage the balance sheet. Each of the foregoing is an important factor to investors in assessing earnings prospects. The Bank's core earnings profitability in recent years was fueled by an improving net interest margin owing to lower interest rates, increased loan production, and reduced utilization of borrowings. While economic conditions in the Bank's market area are anticipated to remain stable, an unexpected business downturn or dramatic interest rate increases could suppress the Bank's ability to grow, disrupt asset quality, and strain core earnings.

     As the Bank seeks to generate loan growth to spur earnings momentum, operating expenses and funding requirements become pivotal factors. The Bank's operating expense ratio was below the comparative group's average but is likely to increase after the Conversion with the addition of costs associated with being a public company and with compensation-related stock benefit plans. The Bank's funding requirements face pressure in the form of continued intense competition for retail deposits from other financial institutions and alternative investments.

     Overall, the Bank's recent trailing twelve-months core return on average assets of 0.15% was well below the comparative group average of 0.63%. The Bank's annualized core return of 0.50% for the first quarter of 1997 reflected a more normalized level of loan loss provisions. While the Bank's net interest spread should show future improvement in the current interest rate environment, the Bank's earnings stream is vulnerable to rising interest rates because of its emphasis on fixed-rate residential lending. In addition, the concentration

Feldman Financial Advisors, Inc.
--------------------------------

of investor owned residential and nonresidential mortgage lending may give rise to continued credit related costs in the form of reserves and/or charge-offs. The infusion of capital proceeds should assist the Bank in further implementing its operating goals and stabilize its earnings stream, which has been erratic in recent periods due to various nonrecurring items and extraordinary charges. As the Bank attempts to turn the corner with respect to its past problems, investors will be closely watching the Bank's core earnings results for signs of improvement. Generally, the comparative group companies have reported moderate earnings, but show a more sustained record of core profitability. Based on these considerations, we believe a slight valuation discount to the Bank's pro forma value is warranted.

Market Area
-----------

     The members of the comparative group were selected from the Mid-Atlantic region and neighboring states. The thirteen companies collectively have operations in Pennsylvania, Ohio, New York, Maryland, and West Virginia. Most of the comparative group companies are based in regional centers such as Pittsburgh, Baltimore, and Cincinnati. We do not believe that, on the whole, the market area conditions of the comparative group are conspicuously different from those facing the Bank. Accordingly, we believe that no adjustment is warranted for market area considerations.

Management
----------

     Management's principal challenge is to generate profitable results, monitor credit risks, and control operating costs while the Bank competes in an increasingly competitive financial services environment. Spring Hill's management has demonstrated its effectiveness in steering the Bank through difficult operating periods, and can now turn its full attention to enhancing

Feldman Financial Advisors, Inc.
--------------------------------

the Bank's competitive position and financial performance. Accordingly, we assume that the Bank has sufficient managerial resources in place to implement its operating goals and objectives. Therefore, we believe that no additional adjustment is warranted for this factor.

Dividend Policy
---------------

     The Board of Directors has not formulated a dividend policy, but intends to develop a policy of paying cash dividends in the future. Declarations and payments of dividends will depend upon a number of factors, including the amount of the net proceeds retained by the Holding Company, capital requirements, regulatory limitations, and operating results. All members of the comparative group currently pay dividends. It is reasonable to believe that investors will anticipate a regular stream of dividend payments following the Conversion given the expected capitalization and profitability of the consolidated Holding Company. As a result, we do not believe an adjustment is warranted for dividends.

Liquidity of the Issue
----------------------

     Following the completion of the Conversion, the Holding Company anticipates that its common stock will be listed on the Nasdaq SmallCap Market. The Bank's subscription marketing agent intends to make a post-conversion market in the common stock and will assist the Holding Company in seeking to encourage at least one additional market maker to establish and maintain a market in the common stock. However, there is no assurance that there will be two or more market markers. Furthermore, due to the relatively small market capitalization, it is questionable whether an active and liquid trading market will develop or be maintained. The liquidity of thrift stocks, as with all securities, has a significant impact on their market valuation. All of the comparative group companies are listed on Nasdaq. While many small-

Feldman Financial Advisors, Inc.
--------------------------------

cap thrift and bank stocks have moved from pure pink sheet status to the OTC electronic bulletin board in pursuit of increased liquidity, discounts to exchange-listed stocks are still apparent as well as volatile bid-ask spreads. Given the active trading volumes exhibited by a majority of the comparative group members, we believe the Bank's estimated pro forma value should be discounted marginally to reflect the possible lack of stock liquidity following the Conversion.

Subscription Interest
---------------------

     In recent years, initial public offerings of thrift stocks have attracted a great deal of investor interest. During 1996, increased pro forma valuations and more restrained aftermarket performance did little to deter investors from actively participating in thrift stock conversions. Almost two-thirds of the conversions in 1996 were oversubscribed by depositors alone with no shares remaining for community offerings. Contributing to this huge demand is the growing scarcity factor of mutual candidates for thrift stock conversions. The annual number of conversion offerings and aggregate amount of gross proceeds have both declined over past years.

     The visibility of thrift conversions moved to the forefront once again in late 1996 and early 1997 with the conversion of Roslyn Savings Bank, which received orders totaling approximately $1.7 billion for an offering that was ultimately closed at $424 million. Notwithstanding the demand for thrift stocks in initial offerings, a strong subscription does not always indicate that the valuation range should be increased or the offering should be priced in the upper end of the valuation range. Many conversion investors do not routinely purchase in the aftermarket, particularly at higher stock prices or involving stock issues with limited

Feldman Financial Advisors, Inc.
--------------------------------

liquidity. As such, absent actual results of the Bank's subscription offering, we do not believe any adjustment is warranted at this time.

Stock Market Conditions
-----------------------

     Table 19 graphically displays the performance of the SNL Thrift Index of all publicly traded thrifts as compared to the Standard & Poor's 500-Stock Index ("S&P 500") over the past two and one-half years. The SNL Thrift Index substantially outperformed the S&P 500 during this period, advancing by 53.4% since year-end 1995 through month-end May 1997 as compared to the broader market index up 37.7%. The index of smaller public thrifts (less than $250 million in assets) markedly trailed the overall thrift performance, increasing by only 20.5%. The stock market performance of smaller public thrifts did not enjoy the beneficial impact of greater liquidity or the visible attractiveness of acquisition speculation favoring their larger counterparts.

     Table 20 graphically depicts selected interest rates over the past two and one-half years. General market interest rates declined throughout 1995 and propelled the stock market to new heights. Interest rates turned upward during the first half of 1996, responding to concerns about inflationary pressures. Thrift stocks, which had significantly outperformed the overall market in 1995, trailed the broader market through mid-year of 1996. However, as interest rates declined modestly and stabilized during the second half of 1996, thrift stocks regained momentum and were sparked additionally by another wave of mergers and acquisitions. Resolution of the SAIF recapitalization appeared to break a logjam that resulted in the announcements of a number of acquisitions of relatively large thrifts.

Feldman Financial Advisors, Inc.
--------------------------------

                                   Table 19
                     Comparative Stock Market Performance
                   Month-end Index Data, Year-end 1995 = 100

                           [LINE GRAPH APPEARS HERE]

Feldman Financial Advisors, Inc.
--------------------------------

Speculation about higher rates and the sustainability of thrift stock valuations stalled the rally in late 1996. The market sell-off was prompted in part as reaction to suggestions from the Federal Reserve Chairman that the stock market was overheated and that the central bank might raise rates to head off inflation. However, a flurry of merger activity in early 1997 pumped further speculative fervor into thrift stocks.

     This latest round of merger activity included the nation's three largest thrifts involved in an unsolicited takeover battle and pushed the SNL Thrift Index upward to new highs. The market found new momentum again in the late spring as inflationary concerns waned. Notwithstanding the spillover effect of merger activity, many stock analysts believe that the financial sector is headed for more sluggishness as valuation multiples continue to enter ground-breaking territory, but operating fundamentals remain strong enough to avert a major correction independent of the overall market.

Feldman Financial Advisors, Inc.
--------------------------------

                                   Table 20
                       Selected Interest Rate Benchmarks
                             Month-end Indicators

                           [LINE GRAPH APPEARS HERE]

Feldman Financial Advisors, Inc.
--------------------------------

Recent Acquisition Activity
---------------------------

     Acquisition speculation is one factor impacting the prices of newly converted thrifts in the aftermarket. Table 21 summarizes recent acquisition activity involving thrifts and banks based in Pennsylvania. Overall acquisition premiums for Pennsylvania institutions have been similar to the ratios reported nationwide. During 1996 and 1997 year-to-date, there were 12 acquisitions involving Pennsylvania banks and thrifts. The most prominent acquisition was the purchase of Dauphin Deposit Corp., a $6.0 billion-asset commercial bank, by Allied Irish Banks.

     The state's financial institution marketplace comprises a large number of middle-tier banks and thrifts. Larger institutions, such as Meridian Bancorp and Integra Financial, were absorbed in recent years by the state's market leaders, including PNC Bank Corp., Mellon Bank Corp., CoreStates Financial Corp., and National City Corp. Thrift acquisition activity in Pennsylvania has been restrained by the limited volume of available product of significant size to attract acquisition interest. Several of the state's larger thrifts are currently (or were until recently) organized as mutual holding companies. The Bank aims to maintain a strong community-based focus and has indicated no desire to seek a sale of the institution in the near future. Therefore, given these considerations, we do not believe acquisition premiums are a significant factor to consider in determining the Bank's estimated pro forma market value.

Feldman Financial Advisors, Inc.
--------------------------------

                                   Table 21
          Acquisition Summary of Pennsylvania Financial Institutions
             Transactions Announced in 1996 and 1997 Year-to-date


                                                                        Seller's Prior Financial Data
                                                                      ----------------------------------
                                                                         Total     TanEq./   YTD      YTD
                                  B/T                              B/T   Assets    Assets    ROAA     ROAE        Date    Status
    Buyer                    St.  (1)     Seller                   (1)    ($M)      (%)      (%)       (%)       Anncd.    (2)
    -----                    ---  ---     ------                   ---   -----     -----    -----    ------     --------  ------
Overall Average (12 transactions)                                          697     11.53     0.77      5.29         --      --
Thrift Seller Average (3 transactions)                                      50     18.34     0.19     (8.84)        --      --
Bank Seller Average (9 transactions)                                       913      9.26     0.96     10.00         --      --


Northwest Savings            PA    T    Corry Savings Bank          B       29     10.01     0.24      2.42     06/19/97    P
Susquehanna Bcshrs.          PA    B    Founders' Bank              B       96      7.82     0.66      7.96     02/11/97    P
ML Bancorp                   PA    T    Penncore  Fin'l Srvcs.      B      139      6.36     0.48      7.47     02/04/97    P
Allied Irish Banks           FO    B    Dauphin Deposit Corp        B    5,971      8.98     1.25     12.89     01/21/97    P
Keystone Financial           PA    B    Financial Trust Corp.       B    1,227     11.35     1.73     14.20     12/20/96    C
St Edmond's FSB              PA    T    Keystone S&L Assn.          T       14      4.32    (1.98)   (36.75)    12/11/96    C
S&T Bancorp                  PA    B    Peoples Bnk of Unity        B      292     16.35     1.92     11.42     11/26/96    C
Sun Bancorp, Inc.            PA    B    Bucktail B&TC               B      119      7.29     0.78     10.88     11/06/96    P
PennFirst Bancorp            PA    T    Troy Hill Bancorp           T       80     22.20     1.34      5.98     09/16/96    C
JeffBanks, Inc.              PA    B    United Valley Bncrp.        B      127      9.55     0.75      8.07     09/05/96    C
Northwest Savings            PA    T    Bridgeville SB              T       56     28.51     1.21      4.24     06/27/96    C
Prime Bancorp, Inc.          PA    T    First Sterling Bncrp.       B      212      5.65     0.84     14.72     06/12/96    C



                                                                                         Offer Value to
                                                                                 --------------------------------
                                                                         Offer    Book     Tang.    LTM     Total
                                  B/T                              B/T   Value    Value    Book     EPS     Assets
 Buyer                       St.  (1)     Seller                   (1)   ($M)      (%)      (%)     (x)      (%)
 -----                       ---  ---     ------                   ---   -----   -----    -----    -----   ------
Overall Average (12 transactions)                                          197   191.7    193.9    21.65    22.05
Thrift Seller Average (3 transactions)                                      21   120.4    120.4    23.22    30.90
Bank Seller Average (9 transactions)                                       241   209.6    212.3    21.25    19.84


Northwest Savings            PA    T    Corry Savings Bank          B       NA      NA       NA       NA       NA
Susquehanna Bcshrs.          PA    B    Founders' Bank              B       15   200.4    200.4    24.47    15.68
ML Bancorp                   PA    T    Penncore Fin'l Srvcs.       B       15   170.2    170.2    22.64    10.83
Allied Irish Banks           FO    B    Dauphin Deposit Corp        B    1,357   239.4    246.1    19.37    22.72
Keystone Financial           PA    B    Financial Trust Corp.       B      376   256.0    271.0    19.11    30.63
St Edmond's FSB              PA    T    Keystone S&L Assn.          T       NA      NA       NA       NA       NA
S&T Bancorp                  PA    B    Peoples Bnk of Unity        B       95   198.8    198.8    17.71    32.50
Sun Bancorp, Inc.            PA    B    Bucktail B&TC               B       18   200.9    200.9    22.01    14.65
PennFirst Bancorp            PA    T    Troy Hill Bancorp           T       23   126.4    126.4    19.77    28.95
JeffBanks, Inc.              PA    B    United Valley Bncrp.        B       23   188.4    188.4    26.75    17.99
Northwest Savings            PA    T    Bridgeville SB              T       18   114.5    114.5    26.67    32.85
Prime Bancorp, Inc.          PA    T    First Sterling Bncrp.       B       29   222.5    222.5    17.95    13.69
---------------------------------------------------------------------------------------------------------
(1)  B=bank; T=thrift.
(2)  P=pending; C=completed.

                                     -59-

Feldman Financial Advisors, Inc.
--------------------------------

New Issue Discount
------------------

     A "new issue" discount that reflects investor concerns and investment risks inherent in all initial stock offerings is a factor to be considered in valuations of initial thrift stock offerings. The magnitude of the new issue discount typically expands during periods of declining thrift stock prices as investors require larger inducements, and narrows during strong market conditions.

     The thrift conversion market continues to respond to the aftermarket performance of recent offerings. Table 22 presents a summary of publicly traded thrifts that have completed standard conversions since July 1, 1996. The aftermarket performance of thrift conversions was more subdued through the first half of 1996, similar to the thrift stock market overall. As the thrift market regained momentum during the second half of 1996 and first half of 1997, aftermarket performance improved even as pro forma valuations were increased.

     Recently, the thrift conversion market has proven to be resilient with the typical offering selling out in the subscription phase and being priced at or near the adjusted maximum of the valuation range. With valuations increasing to reflect the strength of recent offerings, it is uncertain when the market will reach its tolerance for higher valuations accompanied by the prospect of companies generating lackluster returns on equity. The average price-to-book ratio for the ten publicly traded conversions completed thus far in 1997 was 71.2%.

     In the aftermarket, full conversions have been trading upward to and above 90%. To price a new offering at 90% of pro forma book value, because of the mathematics of the calculation, would require very large increases in valuations and produce very marginal returns on equity. This would likely produce price declines in the aftermarket. Accordingly,

Feldman Financial Advisors, Inc.
--------------------------------

                                   Table 22
                 Recent Summary of Standard Thrift Conversions
           Offerings by Publicly Traded Companies Since July 1, 1996

                                                                             Pre-Conversion Data
                                                                     ---------------------------------
                                              Initial     Gross         Total        TanEq./     YTD
                                     Conv.     Price    Offering       Assets        Assets      ROA
          Company            State    Date      ($)       ($M)          ($M)           (%)       (%)
---------------------------  -----  --------  --------  ---------      ------       ---------  -------

Average                       --        --       --         39.3         198          11.56     0.55

HCB Bancshares Inc.          MT     05/07/97    10.00       26.5         171           8.31     0.16
Peoples-Sidney Financial
 Corp.                       AR     04/28/97    10.00       17.9          87          10.60       NA
NewSouth Bancorp, Inc.       OH     04/08/97    15.00       43.6         194           9.45     0.44
Hemlock Federal Fin. Corp.   NC     04/02/97    10.00       20.8         147           7.81     0.10
GS Financial Corp.           IL     04/01/97    10.00       34.4          87          27.53     0.57
Market Financial
 Corporation                 LA     03/27/97    10.00       13.4          46          16.50     0.50
Empire Federal Bancorp,
 Inc.                        OH     01/27/97    10.00       25.9          87          18.29     0.72
FirstFed America Bancorp,
 Inc.                        MA     01/15/97    10.00       87.1         724           6.41     0.76
Roslyn Bancorp, Inc.         NY     01/13/97    10.00      423.7       1,597          14.18     1.21
Advance Financial Bancorp    WV     01/02/97    10.00       10.8          92           6.75     0.48
Home City Financial Corp.    OH     12/30/96    10.00        9.5          56           9.46     0.98
Century Bancorp, Inc.        NC     12/23/96    50.00       20.4          81          13.83     0.86
Southern Community Bancshs.  AL     12/23/96    10.00       11.4          64           9.09     0.90
Big Foot Financial Corp.     IL     12/20/96    10.00       25.1         195           6.98     0.11
River Valley Bancorp         IN     12/20/96    10.00       11.9          87           7.59     0.30
PS Financial, Inc.           IL     11/27/96    10.00       21.8          54          21.91     2.06
Carolina Fincorp, Inc.       NC     11/25/96    10.00       18.5          94           9.18     0.64
Delphos Citizens Bancorp,
 Inc.                        OH     11/21/96    10.00       20.4          88          12.27     1.10
Fulton Bancorp, Inc.         MO     10/18/96    10.00       17.2          85          10.66     0.75
Chester Bancorp, Inc.        IL     10/08/96    10.00       21.8         135           8.69     0.73
South Street Financial
 Corp.                       NC     10/03/96    10.00       45.0         167          12.41     0.36
AFSALA Bancorp, Inc.         NY     10/01/96    10.00       14.5         133           6.16     0.49
CBES Bancorp, Inc.           MO     09/30/96    10.00       10.3          86           9.15     0.58
Westwood Homestead Fin.
 Corp.                       OH     09/30/96    10.00       28.4          97          14.68    (0.21)
Home Bancorp of Elgin, Inc.  IL     09/27/96    10.00       70.1         305          12.05     0.78
Peoples Financial Corp.      OH     09/13/96    10.00       14.9          78          12.87     0.29
Park Bancorp, Inc.           IL     08/12/96    10.00       27.0         159          11.03     0.11
Acadiana Bancshares, Inc.    LA     07/16/96    12.00       32.8         225           7.86    (0.43)
Pennwood Bancorp, Inc.       PA     07/15/96    10.00        6.1          42           9.77     0.81
Mitchell Bancorp, Inc.       NC     07/12/96    10.00        9.8          28          21.45    (0.40)
Ocean Financial Corp.        NJ     07/03/96    20.00      167.8       1,036           8.91     0.80
Home Financial Bancorp       IN     07/02/96    10.00        5.1          33           9.85     0.92
Eagle BancGroup, Inc.        IL     07/01/96    10.00       13.0         151           7.63    (0.05)
First Lancaster Bancshares   KY     07/01/96    10.00        9.6          35          13.69     0.80


                                        Pro Forma Ratios                       Aftermarket
                               --------------------------------------     -------------------------
                                Price/    Price/    Price/    Price/         1-Day           1-Mo.
                                 Book     TanBk.     EPS      Assets          Chg.            Chg.
          Company                (%)       (%)       (%)       (%)            (%)             (%)
---------------------------    --------  --------  --------  --------      -------           ------
Average                          70.9      70.9      19.8      16.7           22.3           28.0

HCB Bancshares Inc.              72.0      72.0      29.0      13.4           26.3           28.8
Peoples-Sidney Financial Corp.   71.2      71.2      11.5      17.0           25.6           32.5
NewSouth Bancorp, Inc.           78.7      78.7      22.1      18.4           35.0           59.2
Hemlock Federal Fin. Corp.       71.6      71.6      37.5      12.4           28.8           30.0
GS Financial Corp.               63.8      63.8      38.7      28.4           33.8           40.0
Market Financial Corporation     71.1      71.1      26.2      22.7           29.4           26.3
Empire Federal Bancorp, Inc.     68.1      68.1      21.5      23.0           32.5           37.5
FirstFed America Bancorp, Inc.   72.0      72.0      13.6      10.7           36.3           48.8
Roslyn Bancorp, Inc.             72.0      72.0       9.3      21.0           50.0           60.0
Advance Financial Bancorp        71.1      71.1      16.8      10.6           28.8           40.0
Home City Financial Corp.        71.2      71.2      13.7      14.6             NA           35.0
Century Bancorp, Inc.            72.1      72.1      18.9      20.0           25.3           30.3
Southern Community Bancshs.      74.4      74.4      14.5      15.0           30.0           35.0
Big Foot Financial Corp.         72.7      72.7      33.1      11.4           23.1           38.8
River Valley Bancorp             73.0      73.0      15.2      12.1           36.9           50.0
PS Financial, Inc.               71.9      71.9      17.2      29.0           16.4           25.0
Carolina Fincorp, Inc.           77.0      77.0      17.2      16.4           30.0           36.3
Delphos Citizens Bancorp, Inc.   72.2      72.2      14.6      18.8           21.3           20.6
Fulton Bancorp, Inc.             72.5      72.5      14.6      16.7           25.0           47.5
Chester Bancorp, Inc.            72.1      72.1      18.8      13.9           29.4           26.3
South Street Financial Corp.     76.3      76.3      26.1      21.2             NA           23.8
AFSALA Bancorp, Inc.             71.7      71.7      13.7       9.9           13.8           15.6
CBES Bancorp, Inc.               61.1      61.1      13.2      10.6           26.3           32.5
Westwood Homestead Fin. Corp.    73.8      73.8        NA      22.7            7.5            5.0
Home Bancorp of Elgin, Inc.      72.6      72.6      24.9      18.7           18.1           26.3
Peoples Financial Corp.          64.3      64.3      28.6      16.0            8.8           27.5
Park Bancorp, Inc.               66.7      66.7      26.2      14.5            2.5            5.0
Acadiana Bancshares, Inc.        71.9      71.9        NA      12.7            0.0            3.1
Pennwood Bancorp, Inc.           67.5      67.5      14.5      12.8           (5.0)          (3.8)
Mitchell Bancorp, Inc.           70.0      70.0        NA      25.8             NA           10.0
Ocean Financial Corp.            71.2      71.2      13.4      13.9            6.3            5.0
Home Financial Bancorp           68.0      68.0      11.4      13.1            2.5            5.0
Eagle BancGroup, Inc.            58.4      58.4        NM       7.9           12.5           11.3
First Lancaster Bancshares       74.7      74.7      18.5      21.3           35.0           37.5

Feldman Financial Advisors, Inc.
--------------------------------

thrift conversions continue to be priced at discounts to publicly traded companies. This is due to the relatively high equity ratios, low returns on equity, and the uncertainty regarding the ability of an institution to leverage the balance sheet.

     Investors are aware that at pro forma price/book ratios approaching the current trading range of a majority of public thrifts, price/earnings ratios of converting thrifts would be excessive, returns on equity very low, and capital levels dramatically high. Based upon the price/book ratio measure, standard thrift conversions are being discounted by 30% to 40% relative to the overall market.


Adjustments Conclusion
----------------------

     The Bank's pro forma valuation should be discounted relative to the comparative group because of unproven earnings prospects, the possible lack of liquidity, and the new issue discount. Individual discounts and premiums are not necessarily additive and may, to some extent, offset or overlay each other. Currently, conversions are often priced at substantial discounts to peer institutions relative to price/book ratios, but at lesser discounts to the comparable institutions' price/earnings ratios. It is the role of the appraiser to balance the relative dynamics of price/book and price/earnings discounts and premiums. We believe that relative to the comparative group, the Bank's pro forma valuation measures should be discounted.

Feldman Financial Advisors, Inc.
--------------------------------

Valuation Approach
------------------

     Table 23 displays the market price and valuation data of the comparative group as of June 23, 1997. Table 24 compares the Bank's valuation ratios with the comparative group average, all public thrift aggregate, and all Pennsylvania public thrift aggregate. Exhibit IV displays the pro forma conversion calculations utilized in analyzing the Bank's valuation ratios.

     Investors continue to make decisions to purchase thrift conversion stocks and more seasoned thrift issues based upon consideration of core earnings profitability and price/book comparisons. Utilizing a discount of approximately 37% to the corresponding comparative group average, the Bank's resulting pro forma price/book ratio at the midpoint is 65.6%, reflecting a maximum price/book valuation of 69.5% at the high end of the range and an adjusted maximum of 73.2%. As shown on Table 24, the Bank's pro forma price/book ratio of 72.8% at the adjusted maximum represents a 30% discount to the comparative group's average. The Bank's pro forma price/book ratios reflect greater discounts to the all public and Pennsylvania thrift aggregates.

     The price/earnings ratio is also important and was examined in deriving our estimate of pro forma market value. Given the variability in earnings, investors often encounter some difficulty in evaluating thrift offerings based upon price/earnings multiples. Recently, the special SAIF assessment depressed the earnings of most thrifts. Therefore, we have evaluated core earnings for both the last twelve months ("LTM") and recent quarter, which attempts to exclude extraordinary items.

     Based on the Bank's LTM core earnings and the net conversion-related returns and adjustments, the Bank is valued at a midpoint price/earnings ratio of 23.1x. This pro forma

Feldman Financial Advisors, Inc.
--------------------------------


                                                             Table 23
                                                  Comparative Valuation Analysis
                                              Spring Hill and the Comparative Group
                                               Market Price Data as of June 23, 1997

 -----------------------------------------------------------------------------------------------------------------------------
                              Current   Total     Price/       Price/   Price/    Price/    Price/      Tang.     Current
                               Stock    Market  LTM Core    Qtr. Core     Book     Tang.     Total    Equity/    Dividend
                               Price    Value     EPS(1)       EPS(1)    Value      Book    Assets     Assets       Yield
      Company                    ($)     ($M)      (x)           (x)       (%)       (%)       (%)        (%)         (%)
-----------------------------------------------------------------------------------------------------------------------------
Spring Hill Savings Bank
  Pro Forma Minimum             10.00     5.27      21.4        9.5       61.0      61.0      6.06       9.93        0.00
  Pro Forma Midpoint            10.00     6.20      23.1       10.7       65.6      65.6      7.06      10.77        0.00
  Pro Forma Maximum             10.00     7.13      24.6       11.9       69.5      69.5      8.05      11.58        0.00
  Pro Forma Adj. Maximum        10.00     8.20      25.9       13.1       73.2      73.2      9.16      12.51        0.00

Comparative Group Average          --    18.95      19.3       16.4      104.2     104.9     12.02      11.28        2.30
All Public Thrift Average          --   171.21      16.0       15.8      135.3     141.3     15.92      12.33        1.72
Pennsylvania Thrift Average        --   120.52      15.2       15.6      138.1     146.3     12.78       9.43        1.89

Comparative Group
-----------------
Advance Financial Bancorp       14.25    15.45        NA         NA       96.6      96.6     14.92      15.45        2.25
Albion Banc Corp.               22.00     5.79      23.4       12.2       93.1      93.1      8.30       8.90        1.41
ASB Financial Corp.             12.13    20.87      20.6       21.7      114.2     114.2     19.08      15.74        3.30
Elmira Savings Bank             20.00    14.13      23.3       21.7       99.0     103.4      6.35       6.05        3.20
First Franklin Corporation      19.75    23.27      17.8       17.6      116.7     117.5     10.29       8.76        1.62
Harbor Federal Bancorp Inc.     18.50    32.46      21.8       19.3      115.0     115.0     14.79      12.86        2.16
Harvest Home Financial Corp.    10.50     9.61      21.0       14.6       94.5      94.5     11.81      12.50        3.81
Milton Federal Financial Corp.  13.75    32.00      24.1       26.4      112.5     112.5     17.90      14.74        4.36
Pittsburgh Home Financial Corp  15.00    29.54        NA       16.3      109.4     110.7     12.55      11.35        1.60
Potters Financial Corp.         22.00    10.71      13.9        6.3      102.9     102.9      9.16       8.90        1.64
Prestige Bancorp Inc.           15.63    14.29        NA       17.0       97.0      97.0     11.33      11.69        0.77
SFS Bancorp Inc.                16.50    20.39      14.9       21.7       95.6      95.6     12.42      12.99        1.70
Skaneateles Bancorp Inc.        18.75    17.85      12.3       12.0      107.7     111.3      7.39       6.65        2.13
-----------------------------------------------------------------------------------------------------------------------------

(1) Price/earnings ratios greater than 25 are excluded from averages.

Feldman Financial Advisors, Inc.
--------------------------------

ratio represents a 20% premium to the comparative group average of 19.3x. However, because of the Bank's very low historical LTM core earnings base of $124,000 (representing a 0.15% ROAA), the Bank's resulting price/earnings ratio is distorted upward. Applying the recent quarter annualized core earnings base of $413,000 (denoting a 0.50% ROAA), the price/earnings ratio at the midpoint is 10.7x and increases to 11.9x and 13.1x at the maximum valuation and adjusted maximum, respectively. At the upper ends of the Bank's pro forma valuation range, the magnitude of the discounts ranges from 20% to 27% with respect to the comparative group's average price/core earnings ratio for the recent quarter.

     In contrast to the aggregates, the Bank's lower price/assets ratio was largely related to its lower capital level. Based on the midpoint offering, the Holding Company's pro forma equity/assets ratio is projected at 10.51% and increases to 11.30% at the maximum offering and 12.19% at the adjusted maximum.

Valuation Conclusion
--------------------

     It is our opinion that, as of June 23, 1997, the aggregate estimated pro forma market value of the Bank was within the valuation range of $5,270,000 to $7,130,000 with a midpoint of $6,200,000. The valuation range was based upon a 15 percent decrease from the midpoint to determine the minimum and a 15 percent increase to establish the maximum. Assuming an additional 15 percent increase above the maximum valuation would result in an adjusted maximum of $8,199,500.
Exhibit IV displays the conversion calculations and assumptions utilized in determining the Bank's estimated pro forma market value.

Feldman Financial Advisors, Inc.
--------------------------------

                                   Table 24
                   Comparative Discount and Premium Analysis
                     Market Price Data as of June 23, 1997



                                                                                     Relative Premiums (Discounts)
                                                     Spring            -------------------------------------------------------------
                                                      Hill                Comp.                  All                       All
         Valuation                                   Savings              Group                 Public                Pennsylvania
           Ratio                          Symbol      Bank               Average              Thrifts(1)               Thrifts(2)
         ---------                        ------     -------             -------              ----------               ----------
                                                                       -------------------------------------------------------------

 Price/LTM Core EPS(3)                      P/E                            19.3                  16.0                      15.2
                                                    --------           -------------------------------------------------------------

      Minimum                               (x)       21.4                  11%                   34%                       41%
      Midpoint                                        23.1                  20%                   44%                       52%
      Maximum                                         24.6                  27%                   54%                       62%
      Adj. Maximum                                    25.9                  34%                   62%                       70%
                                                    --------
                                                                       -------------------------------------------------------------

 Price/Qtr. Core EPS(3)                     P/E                            16.4                  15.8                      15.6
                                                    --------           -------------------------------------------------------------

      Minimum                               (x)        9.5                 -42%                  -40%                      -39%
      Midpoint                                        10.7                 -35%                  -32%                      -31%
      Maximum                                         11.9                 -27%                  -25%                      -24%
      Adj. Maximum                                    13.1                 -20%                  -17%                      -16%
                                                    --------
                                                                       -------------------------------------------------------------

 Price/Book Value                           P/B                           104.2                 135.3                     138.1
                                                    --------           -------------------------------------------------------------

      Minimum                               (%)       61.0                 -41%                  -55%                      -56%
      Midpoint                                        65.6                 -37%                  -52%                      -52%
      Maximum                                         69.5                 -33%                  -49%                      -50%
      Adj. Maximum                                    73.2                 -30%                  -46%                      -47%
                                                    --------
                                                                       -------------------------------------------------------------

 Price/Tangible Book                        P/B                           104.9                 141.3                     146.3
                                                    --------           -------------------------------------------------------------

      Minimum                               (%)       61.0                 -42%                  -57%                      -58%
      Midpoint                                        65.6                 -37%                  -54%                      -55%
      Maximum                                         69.5                 -34%                  -51%                      -52%
      Adj. Maximum                                    73.2                 -30%                  -48%                      -50%
                                                    --------
                                                                       -------------------------------------------------------------

 Price/Total Assets                         P/A                           12.02                 15.92                     12.78
                                                    --------           -------------------------------------------------------------

      Minimum                               (%)       6.06                 -50%                  -62%                      -53%
      Midpoint                                        7.06                 -41%                  -56%                      -45%
      Maximum                                         8.05                 -33%                  -49%                      -37%
      Adj. Maximum                                    9.16                 -24%                  -42%                      -28%
                                                    --------
------------------------------------------------------------------------------------------------------------------------------------


(1)  Includes 362 publicly traded thrifts nationwide.
(2)  Includes 21 publicly traded thrifts based in Pennsylvania.
(3)  Price/earnings ratio averages exclude values greater than 25.

Feldman Financial Advisors, Inc.
--------------------------------

                                   Exhibit I
                 Background of Feldman Financial Advisors, Inc.


Overview of Firm
----------------

Feldman Financial Advisors provides consulting services to financial institutions and mortgage companies in the areas of corporate valuations, mergers and acquisitions, strategic planning, branch sales and purchases, developing and implementing regulatory business and capital plans, enhancing franchise value, portfolio analysis and restructuring, advising on retail branch strategies, evaluating bank management, regulatory analysis, and expert witness testimony and analysis.

Feldman Financial Advisors was incorporated in February 1996 by a group of consultants who were previously associated with Kaplan Associates. Each of the principals at Feldman Financial Advisors has more than 10 years experience in consulting and all were officers of their former employer. Our principals collectively have worked with more than 1,000 banks, thrifts and mortgage companies nationwide. The firm's offices are located in downtown Washington, D.C.

Background of Principals
------------------------

Trent Feldman is the President of the firm. Trent is a nationally recognized expert in valuing financial institutions, providing strategic advice to financial institutions, and advising on mergers and acquisitions for banks and thrifts of all sizes. Trent was with Kaplan Associates for 14 years and was one of three founding principals at that firm. Trent also has worked in the Chairman's Office of the Federal Home Loan Bank Board, the Federal Savings and Loan Insurance Corporation, and with the California state legislature. Trent holds Bachelors and Masters degrees from the University of California at Los Angeles.

Peter Williams specializes in merger and acquisition analysis, corporate valuations, strategic business plans and retail branch analysis. Peter was with Kaplan Associates for 13 years. Peter also served as a Corporate Planning Analyst with the Wilmington Trust Company in Delaware. Peter holds a BA in Economics from Yale University and an MBA in Finance from George Washington University.

Michael Green is an expert in mergers and acquisition analysis, financial institution valuations, and business plans. During Mike's 10 years at Kaplan Associates, his experience also included mark-to-market analysis, goodwill valuations and core deposit studies. Mike holds a BS in Finance and Economics from Rutgers College.

Linda Farrell is nationally known for her expertise in branch purchases and sales, and she specializes in small bank mergers and acquisitions, retail banking analysis, business plans and management reviews. Linda was with Kaplan Associates for 12 years. Linda also was a Senior Vice President of Retail Banking at Western Savings in Salt Lake City and a consultant with both Arthur Young & Company and Richard T. Pratt Associates. Linda holds a BA in English from Oklahoma State University and an MBA from the University of Utah.

Feldman Financial Advisors, Inc.
--------------------------------

                                  Exhibit II-1
                        Statement of Financial Condition
              As of December 31, 1995 and 1996 and March 31, 1997



                                        March 31,           December 31,
                                          1997          1996          1995
                                       ----------   -----------    -----------
ASSETS
------
Cash and due from banks               $   632,410   $   584,634    $   419,061
Interest-bearing deposits with
 other banks                            2,377,517     1,516,281      1,284,179
Investment securities available for
 sale                                     818,743       826,407        646,903
Investment securities held to
 maturity                               1,173,968     1,917,929      2,639,418
Mortgage-backed securities
 available for sale                     2,316,544     2,430,439      2,298,085
Mortgage-backed securities held to
 maturity                              17,362,329    17,126,963     18,992,674
Loans receivable                       55,267,734    54,789,033     52,525,935
Accrued interest receivable               488,422       498,502        536,297
Real estate owned                          12,500        12,500        940,232
Premises and equipment                    775,988       787,378        286,854
Federal Home Loan Bank stock              607,022       594,722        591,300
Other assets                              956,178       603,153        495,063
                                       ----------    ----------     ----------

     TOTAL ASSETS                     $82,809,355   $81,687,941    $81,656,001
                                       ==========    ==========     ==========

LIABILITIES
-----------
Deposits                              $64,776,108   $64,294,119    $65,160,207
Advances by borrowers for
 taxes/insurance                        1,175,654     1,062,206      1,152,544
Collateralized mortgage obligation      2,453,663     6,937,405      8,250,537
Borrowed funds                          9,253,951     3,772,036      1,778,000
Accrued interest payable                  155,187       161,240        169,104
Other liabilities                         545,361       620,918        704,981
                                       ----------    ----------     ----------
     TOTAL LIABILITIES                 78,359,924    76,847,924     77,215,373
                                       ----------    ----------     ----------

RETAINED EARNINGS
Retained earnings                       4,502,097     4,889,486      4,496,742
Net unrealized loss on securities          (9,558)       (6,361)        (4,622)
Pension adjustment                        (43,108)      (43,108)       (51,492)
                                       ----------    ----------     ----------
     TOTAL RETAINED EARNINGS            4,449,431     4,840,017      4,440,628
                                       ----------    ----------     ----------

     TOTAL LIABILITIES AND
           RETAINED EARNINGS          $82,809,355   $81,687,941    $81,656,001
                                       ==========    ==========     ==========

Feldman Financial Advisors, Inc.
--------------------------------

                                 Exhibit II-2
                              Statement of Income
                 For the Year Ended December 31, 1994 to 1996
              And the Three Months Ended March 31, 1996 and 1997
                            (Dollars in Thousands)


                             Three Months Ended             Year Ended
                                  March 31,                 December 31,
                            --------------------    ---------------------------
                              1997         1996        1996     1995      1994
                            --------------------    ---------------------------
Interest income              $1,597      $1,617      $6,314   $6,503    $6,386
Interest expense              1,018       1,088       4,155    4,460     4,663
                             ------      ------      ------   ------    ------
   Net interest income          578         529       2,159    2,043     1,723

Provision for loan losses        28          30         239       64        61
                             ------      ------      ------   ------    ------
   Net interest income
    after prov.                 550         499       1,919    1,979     1,662

Noninterest operating
 income                          32          29         122      131       216
Net securities gains
 (losses)                       117           0         902       (8)      (14)
                             ------      ------      ------   ------    ------
   Total noninterest income     148          29       1,024      123       202

General and admin. expense      414         425       1,905    1,760     1,718
Special SAIF assessment           0           0         414        0         0
                             ------      ------      ------   ------    ------
   Total noninterest
    expense                     414         425       2,319    1,760     1,718

Income before taxes             284         103         624      343       146
Income tax expense              109          43         231      112        46
                             ------      ------      ------   ------    ------

Income before extra. item       175          60         393      231       100
Extraordinary item             (563)          0           0        0         0
                             ------      ------      ------   ------    ------

   Net income (loss)         $ (387)     $   60      $  393   $  231    $  100
                             ======      ======      ======   ======    ======

Feldman Financial Advisors, Inc.
--------------------------------


                                  Exhibit II-3
                           Loan Portfolio Composition
              As of December 31, 1995 and 1996 and March 31, 1997
                             (Dollars in Thousands)

                                   At March 31,                 At December 31,
                              --------------------  --------------------------------------
                                       1997                1996               1995
                              --------------------  --------------------------------------
                                 Amount   Percent    Amount   Percent    Amount   Percent
                                 ------   -------    ------   -------    ------   -------
Mortgage loans:
 One- to four-family (1)        $42,654    76.16%    $41,767   75.10%    $39,475   74.63%
 Multi-family                     5,792    10.34       5,677   10.21       5,380   10.17
 Construction                     1,687     3.01       1,727    3.11       1,384    2.62
 Commercial real estate           2,925     5.22       3,296    5.93       3,191    6.03
                                -------   ------     -------  ------     -------  ------
  Total mortgage loans           53,058    94.73      52,467   94.33      49,430   93.45

Consumer loans:
 Mobile homes                     2,297     4.10       2,454    4.41       3,161    5.98
 Other                              568     1.01         611    1.10         167    0.32
                                -------   ------     -------  ------     -------  ------
  Total consumer loans            2,865     5.12       3,065    5.51       3,328    6.29

Commercial loans                     86     0.15          86    0.15         136    0.26
                                -------   ------     -------  ------     -------  ------
  Total loans                    56,009   100.00%     55,618  100.00%     52,894  100.00%
                                =======   ======     =======  ======     =======  ======
Less:

Undisbursed portion of loans        390                  509                 322
Deferred premiums                   (12)                 (11)                (13)
Deferred loan origination
 costs, net                         (57)                 (84)               (217)
Allowance for loan losses           420                  415                 276
                                -------              -------             -------
 Loans receivable, net          $55,268              $54,789             $52,526
                                =======              =======             =======

------------------------------------------------------------------------------------------

(1) Includes $1.2 million, $1.2 million and $1.0 million at March 31, 1997 and December 31, 1996 and 1995, respectively, of home equity loans where the combined loan-to-value ratio of loans secured by the borrowers residence is less than 80%.

Feldman Financial Advisors, Inc.
--------------------------------


                                  Exhibit II-4
                              Net Lending Activity
                 For the Year Ended December 31, 1995 and 1996
                 and Three Months Ended March 31, 1996 and 1997
                             (Dollars in Thousands)

                                        Three Months
                                            Ended             Year Ended
                                          March 31,          December 31,
                                     ------------------   -----------------
                                        1997     1996        1996     1995
                                        ----     ----        ----     ----

Gross loans at beginning of period    $55,618  $52,894     $52,894  $55,784

Loans originated:
 Mortgage loans:
  One- to four-family                   2,214      284       8,118    4,277
  Multi-family                            273       --       1,089      777
  Construction                            291      303       1,129    1,293
  Commercial real estate                   --      639         639      106
 Consumer loans:
  Mobile home                              23       --          --       25
  Other                                   136      136         760      166
                                      -------  -------     -------  -------
    Total loans originated              2,937    1,362      11,735    6,644

Loans purchased:
 Mortgage loans:
  One- to four-family                       9       --          27      395
                                      -------  -------     -------  -------
    Total loans purchased                   9       --          27      395
                                      -------  -------     -------  -------
Loan principal prepayments              2,555    2,238       9,038    9,929

Net loan activity                         391     (876)      2,724   (2,890)
                                      -------  -------     -------  -------
Gross loans at end of period          $56,009  $52,018     $55,618  $52,894
                                      =======  =======     =======  =======

Feldman Financial Advisors, Inc.
--------------------------------


                                 Exhibit II-5
                        Investment Securities Portfolio
                       As of December 31, 1995 and 1996
                              and March 31, 1997
                            (Dollars in Thousands)

                                        At March 31,                     At December 31,
                                 -----------------------  -------------------------------------------
                                           1997                   1996                   1995
                                 -----------------------  ---------------------  --------------------
                                   Carrying  Percent of   Carrying  Percent of   Carrying  Percent of
                                    Value     Portfolio    Value     Portfolio    Value     Portfolio
                                   --------  -----------  --------  -----------  --------  -----------

Investment Securities
Available for sale:
 U.S. Government obligations        $   497       24.94%   $   498       18.15%   $    --          --%
 U.S. Government agency
  obligations                           322       16.16        328       11.95        398       12.11
 CMO residuals                           --          --         --          --        249        7.58
                                    -------      ------    -------      ------    -------      ------
    Total available for sale            819       41.09        826       30.10        647       19.69
                                    -------      ------    -------      ------    -------      ------
Held to maturity:
 U.S. Government agency
  obligations                           689       34.57        446       16.25      1,513       46.04
 Corporate securities                   485       24.34      1,472       53.64      1,126       34.27
                                    -------      ------    -------      ------    -------      ------
    Total held to maturity            1,174       58.91      1,918       69.90      2,639       80.31
                                    -------      ------    -------      ------    -------      ------
    Total investment securities     $ 1,993      100.00%   $ 2,744      100.00%   $ 3,286      100.00%
                                    =======      ======    =======      ======    =======      ======
Mortgage-backed Securities
Available for sale:
 GNMA                               $   441        2.24%   $   472        2.41%   $    --          --%
 FHLMC                                  716        3.64        782        4.00      1,006        4.73
 FNMA                                   644        3.27        664        3.40        784        3.68
 CMOs                                   516        2.62        512        2.62        508        2.39
                                    -------      ------    -------      ------    -------      ------
    Total available for sale          2,317       11.77      2,430       12.43      2,298       10.79
                                    -------      ------    -------      ------    -------      ------
Held to maturity:
 GNMA                                 1,544        7.85      1,025        5.24        288        1.35
 FHLMC                                1,375        6.99      1,448        7.40      1,971        9.26
 FNMA                                 8,757       44.50      9,335       47.73     11,296       53.06
 CMOs                                 5,686       28.89      5,319       27.20      5,438       25.54
                                    -------      ------    -------      ------    -------      ------
    Total held to maturity           17,362       88.23     17,127       87.57     18,993       89.21
                                    -------      ------    -------      ------    -------      ------
    Total mortgage-backed
       securities                   $19,679      100.00%   $19,557      100.00%   $21,291      100.00%
                                    =======      ======    =======      ======    =======      ======

Feldman Financial Advisors, Inc.
--------------------------------

                                 Exhibit II-6
                         Deposit Account Distribution
                       As of December 31, 1995 and 1996
                              and March 31, 1997
                            (Dollars in Thousands)

                                            At March 31,                   At December 31,
                                     ----------------------  ------------------------------------------
                                               1997                  1996                  1995
                                     ----------------------  --------------------  --------------------
                                                Percent of            Percent of            Percent of
                                       Amount      Total     Amount      Total     Amount      Total
                                       -------  -----------  -------  -----------  -------  -----------

Non-interest-bearing checking          $   405        0.63%  $   312        0.49%  $   233        0.36%
Interest-bearing demand                  8,516       13.15     8,639       13.44     7,749       11.89
Savings accounts                        12,673       19.56    12,834       19.96    13,398       20.56
Fixed-rate certificates which
 mature:
  Within 1 year                         26,177       40.41    27,315       42.48    32,739       50.24
  After 1 year, but within 2 years       6,828       10.54     5,340        8.31     5,643        8.66
  After 2 years, but within 5 years     10,165       15.69     9,852       15.32     5,374        8.25
  Certificates maturing thereafter          12        0.02         2        0.00        24        0.04
                                       -------      ------   -------      ------   -------      ------

         Total                         $64,776      100.00%  $64,294      100.00%  $65,160      100.00%
                                       =======      ======   =======      ======   =======      ======

Feldman Financial Advisors, Inc.
--------------------------------


                                 Exhibit II-7
                              Borrowing Activity
                     Year Ended December 31, 1995 and 1996
                     and Three Months Ended March 31, 1997
                            (Dollars in Thousands)

                                           Three Months
                                              Ended         Year Ended
                                            March 31,      December 31,
                                           -----------   ---------------
                                               1997       1996     1995
                                               ----       ----     ----

Maximum amount of borrowings
 outstanding at any month end
 during the period:
  FHLB advances                               $9,254     $6,378   $5,800
  Collateralized mortgage obligation           6,836      8,156    9,460

Average amount of borrowings
 outstanding during the period:
  FHLB advances                                5,221      2,629    3,975
  Collateralized mortgage obligation           5,875      7,565    8,968

Approximate weighted average
 interest rate during the period:
  FHLB advances                                 6.44%      6.50%    7.04%
  Collateralized mortgage obligation           11.71%     12.31%   11.83%

Feldman Financial Advisors, Inc.
--------------------------------

                                  Exhibit III
               Financial and Market Data for All Public Thrifts

                                                                        Tang.   LTM     LTM     Total   Current
                                                               Total   Equity/  Core    Core    Market   Price
                                                              Assets   Assets   ROAA    ROAE    Value   6/23/97
           Company               Ticker     Exch.    State     ($M)     (%)     (%)     (%)     ($M)      ($)
           -------               ------     -----    -----     ----     ---     ---     ---     ----      ---
All Public Thrift Avg.             --        --       --       1,298    12.33   0.81     7.96    171.2     NA

All Public Thrifts (excluding
MHCs and acquisition targets
---------------------------
Abington Bancorp Inc.            ABBK       OTC      MA          492     6.20   0.67    10.06     47.6   25.13
Acadiana Bancshares Inc.         ANA        AMSE     LA          262    17.43   0.84     5.61     52.9   19.38
Access Anytime Bancorp, Inc.     AABC       OTC      NM          106     6.80  (0.23)   (4.64)     6.9    5.75
Advance Financial Bancorp        AFBC       OTC      WV          104    15.45   0.66     6.49     15.5   14.25
Advantage Bancorp Inc.           AADV       OTC      WI        1,021     8.24   0.86     9.33    126.0   39.00
Affiliated Community Bancorp     AFCB       OTC      MA        1,055     9.71   1.07    10.83    155.2   24.00
AFSALA Bancorp Inc.              AFED       OTC      NY          152    13.82     NA       NA     21.5   14.75
Ahmanson & Company (HF)          AHM        NYSE     CA       48,697     4.34   0.65    12.37  4,539.4   45.13
ALBANK Financial Corp.           ALBK       OTC      NY        3,496     8.08   1.01    10.83    487.5   38.13
Albion Banc Corp.                ALBC       OTC      NY           66     8.90   0.38     3.90      5.8   22.00
Alliance Bancorp Inc.            ABCL       OTC      IL        1,313     9.20   0.74     8.51    160.5   30.13
AMB Financial Corp.              AMFC       OTC      IN           94    16.30   0.88     4.67     13.5   14.00
Ambanc Holding Co. Inc.          AHCI       OTC      NY          478    12.72  (0.61)   (4.18)    69.7   15.88
Ameriana Bancorp                 ASBI       OTC      IN          402    10.84   0.84     7.59     50.6   15.63
American Bank of Connecticut     BKC        AMSE     CT          589     7.65   1.11    12.89     81.1   35.25
AmTrust Capital Corp.            ATSB       OTC      IN           71    10.07   0.19     1.91      6.7   12.63
Anchor BanCorp Wisconsin         ABCW       OTC      WI        1,885     6.14   0.98    15.31    222.2   48.50
Andover Bancorp Inc.             ANDB       OTC      MA        1,210     8.07   1.12     14.3    151.2   29.38
ASB Financial Corp.              ASBP       OTC      OH          109    15.74   0.86     4.31     20.9   12.13
Astoria Financial Corp.          ASFC       OTC      NY        7,689     6.41   0.77     9.62    969.2   45.63
Avondale Financial Corp.         AVND       OTC      IL          635     8.26  (1.34)  (13.28)    49.4   14.00
Bancorp Connecticut Inc.         BKCT       OTC      CT          414    10.40   1.21    11.53     62.6   24.50
Bank Plus Corp.                  BPLS       OTC      CA        3,295     4.91  (0.04)   (0.86)   184.8   10.13
Bank United Corp.                BNKU       OTC      TX       11,003     5.06   1.14    19.19  1,176.9   37.25
Bank West Financial Corp.        BWFC       OTC      MI          147    15.31   0.62     3.53     25.0   14.00
BankAtlantic Bancorp Inc.        BANC       OTC      FL        2,773     4.53   0.71    11.07    342.1   14.50
BankUnited Financial Corp.       BKUNA      OTC      FL        1,453     5.98   0.62     7.72     80.3    9.38
Bay View Capital Corp.           BVCC       OTC      CA        3,045     6.02   0.63    10.22    320.2   24.69
Bedford Bancshares Inc.          BFSB       OTC      VA          132    14.32   1.33     9.05     24.0   21.00
Big Foot Financial Corp.         BFFC       OTC      IL          212    16.98     NA       NA     40.2   16.00
BostonFed Bancorp Inc.           BFD        AMSE     MA          941     8.62   0.65     5.81    104.3   17.50

                                                               Price/   Price/   Price/   Price/   Price/   Current
                                                                LTM      Core    Book     Tang.    Total      Div.
                                                               EPS(1)   EPS(1)   Value     Book    Assets    Yeild
             Company              Ticker     Exch.    State     (x)      (x)      (%)      (%)      (%)       (%)
             -------              ------     -----    -----    -----    -----    -----    -----    ------    -----
All Public Thrift Avg.              --        --       --      17.9     16.0     135.3    141.3    15.92      1.72

All Public Thrifts (excluding
MHCs and acquisition targets
---------------------------
Abington Bancorp Inc.             ABBK       OTC      MA       13.3     15.2     140.7    157.1     9.67      1.59
Acadiana Bancshares Inc.          ANA        AMSE     LA         NA      N/A     116.0    116.0    20.22      1.86
Access Anytime Bancorp, Inc.      AABC       OTC      NM         NM       NM      90.7     90.7     6.17      0.00
Advance Financial Bancorp         AFBC       OTC      WV         NA       NA      96.6     96.6    14.92      2.25
Advantage Bancorp Inc.            AADV       OTC      WI       38.6     16.1     139.6    150.8    12.34      1.03
Affiliated Community Bancorp      AFCB       OTC      MA       16.7     14.6     147.9    148.8    14.69      2.00
AFSALA Bancorp Inc.               AFED       OTC      NY         NA       NA      94.2     94.4    14.09      1.09
Ahmanson & Company (HF)           AHM        NYSE     CA       35.8     17.8     236.9    280.6     9.32      1.95
ALBANK Financial Corp.            ALBK       OTC      NY       19.4     15.5     151.9    175.1    13.98      1.57
Albion Banc Corp.                 ALBC       OTC      NY      100.0     23.4      93.1     93.1     8.30      1.41
Alliance Bancorp Inc.             ABCL       OTC      IL       30.1     17.5     131.4    133.1    12.24      2.16
AMB Financial Corp.               AMFC       OTC      IN         NA       NA      98.0     98.0    15.97      1.71
Ambanc Holding Co. Inc.           AHCI       OTC      NY         NM       NM     114.6    114.6    14.58      0.00
Ameriana Bancorp                  ASBI       OTC      IN       21.7     15.3     116.8    116.9    12.67      3.84
American Bank of Connecticut      BKC        AMSE     CT       11.9     13.7     172.9    180.9    13.79      4.09
AmTrust Capital Corp.             ATSB       OTC      IN       28.7     46.8      92.0     93.0     9.36      1.58
Anchor BanCorp Wisconsin          ABCW       OTC      WI       17.2     13.3     188.5    192.3    11.79      1.16
Andover Bancorp Inc.              ANDB       OTC      MA       11.6     11.3     154.9    154.9    12.50      2.32
ASB Financial Corp.               ASBP       OTC      OH       29.6     20.6     114.2    114.2    19.08      3.30
Astoria Financial Corp.           ASFC       OTC      NY       26.2     17.0     165.9    199.3    12.60      1.32
Avondale Financial Corp.          AVND       OTC      IL         NM       NM      94.1     94.1     7.77      0.00
Bancorp Connecticut Inc.          BKCT       OTC      CT       13.3     13.9     145.8    145.8    15.16      3.59
Bank Plus Corp.                   BPLS       OTC      CA         NM       NM     114.0    114.3     5.61      0.00
Bank United Corp.                 BNKU       OTC      TX         NA       NA     206.8    211.5    10.70      1.50
Bank West Financial Corp.         BWFC       OTC      MI       24.1     27.5     110.9    110.9    16.98      2.00
BankAtlantic Bancorp Inc.         BANC       OTC      FL       15.1     18.6     176.2    216.4     9.70      0.80
BankUnited Financial Corp.        BKUNA      OTC      FL       40.8     17.7     127.9    159.2     5.71      0.00
Bay View Capital Corp.            BVCC       OTC      CA       27.4     16.7     166.6    175.2    10.52      1.30
Bedford Bancshares Inc.           BFSB       OTC      VA       17.4     13.5     120.5    120.5    18.24      2.67
Big Foot Financial Corp.          BFFC       OTC      IL         NA       NA     111.5    111.5    18.94      0.00
BostonFed Bancorp Inc.            BFD        AMSE     MA       27.3     20.1     116.5    120.7    11.09      1.60

                                     III-1

Feldman Financial Advisors, Inc.
--------------------------------

                                                      Exhibit III (continued)
                                         Financial and Market Data for All Public Thrifts

                                                                       Tang.    LTM      LTM      Total    Current
                                                              Total   Equity/   Core     Core     Market    Price
                                                             Assets   Assets    ROAA     ROAE     Value    6/23/97
           Company             Ticker     Exch.     State     ($M)     (%)      (%)      (%)      ($M)      ($)
           -------             ------     -----     -----    ------   ------    -----    -----    -----    -------
Branford Savings Bank          BSBC       OTC        CT        177     9.52      1.11    12.32     31.2      4.75
Broadway Financial Corp.       BYFC       OTC        CA        119    11.50      0.16     1.32      9.6     10.75
Calumet Bancorp Inc.           CBCI       OTC        IL        495    15.94      1.35     8.36     80.9     38.25
Camco Financial Corp.          CAFI       OTC        OH        472     8.99      0.86     9.55     57.4     18.75
Cameron Financial Corp         CMRN       OTC        MO        198    22.96      1.38     5.52     44.7     16.88
Capital Savings Bancorp Inc.   CAPS       OTC        MO        238     8.66      0.92    10.27     30.7     16.25
Carolina Fincorp Inc.          CFNC       OTC        NC        109    23.70        NA       NA     27.5     14.88
Carver Bancorp Inc.            CNY        AMSE       NY        424     7.75     (0.03)   (0.30)    27.5     11.88
Cascade Financial Corp.        CASB       OTC        WA        352     6.17      0.58     9.43     38.0     18.50
Catskill Financial Corp.       CATB       OTC        NY        274    26.98      1.32     4.90     78.6     15.50
CBES Bancorp Inc.              CBES       OTC        MO         95    18.39      0.96     6.41     16.9     16.50
CCF Holding Company            CCFH       OTC        GA         87    14.31      0.42     2.37     13.2     16.00
CENFED Financial Corp.         CENF       OTC        CA      2,263     5.10      0.71    14.04    184.3     32.00
CENIT Bancorp Inc.             CNIT       OTC        VA        707     6.53      0.70     9.75     74.3     45.25
Central Co-operative Bank      CEBK       OTC        MA        324     9.22      0.66     6.66     35.4     18.00
Century Bancorp Inc.           CENB       OTC        NC        100    29.94        NA       NA     28.6     70.25
CFSB Bancorp Inc.              CFSB       OTC        MI        834     7.63      1.00    12.72    119.5     23.25
CFX Corp.                      CFX        AMSE       NH      1,744     7.19      1.00    11.48    234.9     18.00
Charter Financial Inc.         CBSB       OTC        IL        395    12.62      1.21     7.51     72.3     17.13
Charter One Financial          COFI       OTC        OH     14,040     6.33      1.23    18.12  2,305.4     49.75
Chester Valley Bancorp Inc.    CVAL       OTC        PA        305     8.56      0.92    10.26     44.7     21.75
CitFed Bancorp Inc.            CTZN       OTC        OH      2,937     5.68      0.79    12.14    326.2     37.88
Citizens First Financial Corp. CBK        AMSE       IL        272    14.64      0.57     3.92     44.8     16.00
CKF Bancorp Inc.               CKFB       OTC        KY         60    23.68      1.29     5.05     17.9     19.25
Classic Bancshares Inc.        CLAS       OTC        KY        128    12.84      0.71     3.40     18.9     14.25
CNS Bancorp Inc.               CNSB       OTC        MO         98    24.81      0.78     3.35     28.1     17.00
Coast Savings Financial        CSA        NYSE       CA      8,797     4.89      0.50     9.99    832.0     44.75
Coastal Bancorp Inc.           CBSA       OTC        TX      2,853     2.91      0.41    12.27    145.3     29.25
Coastal Financial Corp.        CFCP       OTC        SC        485     6.09      0.99    16.15    106.6     23.00
Commercial Federal Corp.       CFB        NYSE       NE      6,902     5.30      0.91    15.29    799.4     37.13
Commonwealth Bancorp Inc.      CMSB       OTC        PA      2,236     7.51      0.71     6.77    279.9     16.38
Community Federal Bancorp      CFTP       OTC        MS        206    33.52      1.70     5.11     73.3     17.13
Community Financial Corp.      CFFC       OTC        VA        167    13.78      1.31     9.44     28.3     22.25
Community Investors Bancorp    CIBI       OTC        OH         97    11.52      0.99     8.18     12.5     13.13

                                                            Price/    Price/   Price/    Price/  Price/   Current
                                                             LTM       Core    Book      Tang.   Total     Div.
                                                            EPS(1)    EPS(1)   Value     Book    Assets    Yield
             Company           Ticker     Exch.     State    (x)       (x)      (%)       (%)     (%)       (%)
             -------           ------     -----     -----   ------    ------   -----     -----   ------   -------
Branford Savings Bank          BSBC       OTC        CT      16.4      16.4    184.1     184.1    17.56     1.68
Broadway Financial Corp.       BYFC       OTC        CA        NM      51.2     75.3      75.3     8.08     1.86
Calumet Bancorp Inc.           CBCI       OTC        IL      17.6      14.5    108.6     108.6    17.31     0.00
Camco Financial Corp.          CAFI       OTC        OH      17.2      13.2    125.3     136.3    12.15     2.77
Cameron Financial Corp         CMRN       OTC        MO      21.1      16.9     99.7      99.7    22.89     1.66
Capital Savings Bancorp Inc.   CAPS       OTC        MO      21.4      14.6    149.2     149.2    12.92     1.48
Carolina Fincorp Inc.          CFNC       OTC        NC        NA        NA    106.9     106.9    25.34     1.35
Carver Bancorp Inc.            CNY        AMSE       NY        NM        NM     80.5      84.0     6.49     1.68
Cascade Financial Corp.        CASB       OTC        WA      28.0      21.0    174.7     174.7    10.79     0.00
Catskill Financial Corp.       CATB       OTC        NY        NA        NA    105.4     105.4    28.44     1.81
CBES Bancorp Inc.              CBES       OTC        MO        NA        NA     96.6      96.6    17.76     2.42
CCF Holding Company            CCFH       OTC        GA      72.7      48.5    111.3     111.3    15.92     3.13
CENFED Financial Corp.         CENF       OTC        CA      17.6      12.0    159.6     159.9     8.14     1.02
CENIT Bancorp Inc.             CNIT       OTC        VA      22.2      16.1    148.0     161.8    10.50     2.21
Central Co-operative Bank      CEBK       OTC        MA      18.6      16.5    106.3     119.8    10.91     1.78
Century Bancorp Inc.           CENB       OTC        NC        NA        NA     95.6      95.6    28.63     2.85
CFSB Bancorp Inc.              CFSB       OTC        MI      21.1      16.0    188.7     188.7    14.40     2.58
CFX Corp.                      CFX        AMSE       NH      16.4      13.3    175.6     188.5    13.47     4.89
Charter Financial Inc.         CBSB       OTC        IL      21.1      16.6    129.5     147.6    18.31     1.87
Charter One Financial          COFI       OTC        OH      17.8      13.9    242.3     260.5    16.42     2.01
Chester Valley Bancorp Inc.    CVAL       OTC        PA      25.3      17.1    171.0     171.0    14.64     2.02
CitFed Bancorp Inc.            CTZN       OTC        OH      22.3      15.5    175.4     197.0    11.11     0.85
Citizens First Financial Corp. CBK        AMSE       IL        NA        NA    100.6     100.6    16.49     0.00
CKF Bancorp Inc.               CKFB       OTC        KY      22.1      22.4    116.0     116.0    29.65     2.29
Classic Bancshares Inc.        CLAS       OTC        KY      44.5      26.9     98.4     117.1    14.68     1.97
CNS Bancorp Inc.               CNSB       OTC        MO        NA        NA    115.4     115.4    28.65     1.18
Coast Savings Financial        CSA        NYSE       CA      66.8      20.1    190.8     193.5     9.46     0.00
Coastal Bancorp Inc.           CBSA       OTC        TX      20.0      12.8    151.2     179.0     5.09     1.64
Coastal Financial Corp.        CFCP       OTC        SC      26.7      25.0    361.1     361.1    22.01     1.44
Commercial Federal Corp.       CFB        NYSE       NE      19.2      13.6    195.5     219.7    11.58     0.75
Commonwealth Bancorp Inc.      CMSB       OTC        PA        NA        NA    131.0     170.6    12.53     1.71
Community Federal Bancorp      CFTP       OTC        MS      26.0      21.7    106.2     106.2    35.59     1.75
Community Financial Corp.      CFFC       OTC        VA      16.9      13.2    123.3     123.3    16.99     2.52
Community Investors Bancorp    CIBI       OTC        OH      19.6      13.3    111.0     111.0    12.79     2.03

                                     III-2

Feldman Financial Advisors, Inc.
--------------------------------

                            Exhibit III (continued)
               Financial and Market Data for All Public Thrifts

                                                                  Tang.     LTM      LTM       Total    Current
                                                         Total   Equity/    Core     Core     Market     Price
                                                         Assets   Assets    ROAA     ROAE      Value    6/23/97
        Company                Ticker   Exch.   State     ($M)     (%)       (%)      (%)      ($M)       ($)
        -------                ------   -----   -----     ----     ---       ---      ---      ----       ---
Cooperative Bankshares Inc.     COOP    OTC       NC       348    7.49      0.12     1.38      31.7     21.25
CoVest Bancshares Inc.          COVB    OTC       IL       553    8.55      0.43     4.83      57.3     19.00
Crazy Woman Creek Bancorp       CRZY    OTC       WY        52   27.84      1.25     4.20      13.6     13.50
CSB Financial Group Inc.        CSBF    OTC       IL        48   23.98      0.65     2.39      11.8     12.50
D & N Financial Corp.           DNFC    OTC       MI     1,528    5.75      0.91    15.75     155.9     18.75
Damen Financial Corp.           DFIN    OTC       IL       227   20.16      0.89     3.85      45.5     14.00
Delphos Citizens Bancorp Inc.   DCBI    OTC       OH       107   28.35        NA       NA      29.3     14.38
Dime Bancorp Inc.               DME     NYSE      NY    18,465    5.66      0.72    13.84   1,881.5     17.88
Dime Community Bancorp Inc.     DIME    OTC       NY     1,237   13.53      1.13     6.79     256.0     19.50
Dime Financial Corp.            DIBK    OTC       CT       814    7.56      1.88    22.83     123.3     24.00
Downey Financial Corp.          DSL     NYSE      CA     5,484    7.20      0.76     9.62     611.5     22.88
Eagle BancGroup Inc.            EGLB    OTC       IL       171   12.10      0.12     0.95      19.8     15.63
Eagle Bancshares                EBSI    OTC       GA       666    8.71      0.80     8.97      79.7     17.50
Eagle Financial Corp.           EGFC    OTC       CT     1,512    5.28      0.79    10.87     138.5     30.38
East Texas Financial Services   ETFS    OTC       TX       112   19.03      0.64     3.42      18.8     18.38
Elmira Savings Bank (The)       ESBK    OTC       NY       223    6.05      0.28     4.32      14.1     20.00
Emerald Financial Corp.         EMLD    OTC       OH       589    7.39      0.89    11.25      68.3     13.50
Emerald Isle Bancorp Inc.       EIRE    OTC       MA       412    6.96      0.85    12.61      42.8     19.13
Empire Federal Bancorp Inc.     EFBC    OTC       MT       108   36.85        NA       NA      35.6     13.75
Enterprise Federal Bancorp      EFBI    OTC       OH       257   12.32      0.79     5.69      37.0     18.38
Equitable Federal Savings Bank  EQSB    OTC       MD       296    5.07      0.76    14.87      23.2     38.50
Essex Bancorp Inc.              ESX     AMSE      VA       180    8.30     (1.76)  (31.06)      1.1      1.00
Falmouth Co-Operative Bank      FCB     AMSE      MA        90   24.45      0.82     3.32      23.6     16.25
Fed One Bancorp                 FOBC    OTC       WV       346   11.12      0.98     8.25      47.9     20.25
FFBS Bancorp Inc.               FFBS    OTC       MS       129   19.42      1.49     7.62      35.8     23.00
FFD Financial Corp.             FFDF    OTC       OH        85   24.74      1.06     4.46      19.8     13.63
FFLC Bancorp Inc.               FFLC    OTC       FL       359   14.47      1.01     6.25      63.1     27.00
FFVA Financial Corp.            FFFC    OTC       VA       550   12.73      1.33     9.00     123.2     27.25
FFW Corp.                       FFWC    OTC       IN       158   10.01      1.10    10.78      18.1     26.00
FFY Financial Corp.             FFYF    OTC       OH       599   14.10      1.26     7.53     110.3     26.38
Fidelity Bancorp Inc.           FBCI    OTC       IL       486   10.17      0.75     6.93      52.0     18.63
Fidelity Bancorp Inc.           FSBI    OTC       PA       328    6.96      0.84    12.04      30.9     20.00
Fidelity Federal Bancorp        FFED    OTC       IN       250    5.14      0.29     5.39      23.6      9.50
Fidelity Financial of Ohio      FFOH    OTC       OH       513   11.71      0.96     6.07      81.8     14.63


                                                         Price/  Price/    Price/   Price/    Price/   Current
                                                          LTM     Core     Book     Tang.     Total      Div.
                                                         EPS(1)  EPS(1)    Value    Book      Assets    Yield
        Company                 Ticker   Exch.   State    (x)     (x)       (%)      (%)       (%)       (%)
        -------                 ------   -----   -----    ---     ---       ---      ---       ---       ---
Cooperative Bankshares Inc.      COOP    OTC       NC       NM   106.3     121.5    121.5      9.10      0.00
CoVest Bancshares Inc.           COVB    OTC       IL     63.3    26.0     116.1    121.9     10.38      2.11
Crazy Woman Creek Bancorp        CRZY    OTC       WY     26.0    20.8      93.6     93.6     26.07      2.96
CSB Financial Group Inc.         CSBF    OTC       IL     56.8    39.1      97.8    103.7     24.53      0.00
D & N Financial Corp.            DNFC    OTC       MI     17.9    12.3     177.6    179.6     10.20      0.00
Damen Financial Corp.            DFIN    OTC       IL     29.8    23.0      99.2     99.2     19.99      1.71
Delphos Citizens Bancorp Inc.    DCBI    OTC       OH       NA      NA      96.5     96.5     27.37      0.00
Dime Bancorp Inc.                DME     NYSE      NY     17.4    13.5     178.6    180.2     10.19      0.00
Dime Community Bancorp Inc.      DIME    OTC       NY       NA      NA     134.2    156.4     20.69      0.92
Dime Financial Corp.             DIBK    OTC       CT      9.3     9.2     193.4    200.7     15.13      1.67
Downey Financial Corp.           DSL     NYSE      CA     27.6    16.2     152.7    155.0     11.15      1.40
Eagle BancGroup Inc.             EGLB    OTC       IL       NA      NA      96.0     96.0     11.62      0.00
Eagle Bancshares                 EBSI    OTC       GA     20.4    15.2     137.4    137.4     11.96      3.43
Eagle Financial Corp.            EGFC    OTC       CT     17.1    12.9     132.6    176.1      9.15      3.03
East Texas Financial Services    ETFS    OTC       TX     47.1    26.3      93.3     93.3     17.76      1.09
Elmira Savings Bank (The)        ESBK    OTC       NY     22.5    23.3      99.0    103.4      6.35      3.20
Emerald Financial Corp.          EMLD    OTC       OH     17.8    14.1     154.6    157.3     11.61      1.78
Emerald Isle Bancorp Inc.        EIRE    OTC       MA     13.4    12.7     149.1    149.1     10.37      1.46
Empire Federal Bancorp Inc.      EFBC    OTC       MT       NA      NA      89.6     89.6     33.02      2.18
Enterprise Federal Bancorp       EFBI    OTC       OH     21.6    19.1     116.7    116.9     14.39      5.44
Equitable Federal Savings Bank   EQSB    OTC       MD     18.5    11.6     154.6    154.6      7.83      0.00
Essex Bancorp Inc.               ESX     AMSE      VA       NM      NM        NM       NM      0.59      0.00
Falmouth Co-Operative Bank       FCB     AMSE      MA     31.3    31.9     107.1    107.1     26.19      1.23
Fed One Bancorp                  FOBC    OTC       WV     21.8    14.9     118.6    124.5     14.29      2.86
FFBS Bancorp Inc.                FFBS    OTC       MS     23.7    18.7     135.2    135.2     27.84      2.17
FFD Financial Corp.              FFDF    OTC       OH       NA      NA      93.9     93.9     23.24      2.20
FFLC Bancorp Inc.                FFLC    OTC       FL     28.7    19.7     121.8    121.8     17.64      1.78
FFVA Financial Corp.             FFFC    OTC       VA     23.5    19.3     160.4    164.1     22.41      1.76
FFW Corp.                        FFWC    OTC       IN     13.3    10.9     114.3    114.3     11.44      2.77
FFY Financial Corp.              FFYF    OTC       OH     22.9    16.6     135.3    135.3     19.07      2.65
Fidelity Bancorp Inc.            FBCI    OTC       IL     21.4    15.3     105.0    105.3     10.70      1.72
Fidelity Bancorp Inc.            FSBI    OTC       PA     19.1    12.1     135.0    135.0      9.40      1.80
Fidelity Federal Bancorp         FFED    OTC       IN     63.3    35.2     183.8    183.8      9.45      4.21
Fidelity Financial of Ohio       FFOH    OTC       OH     32.5    19.5     121.6    138.4     15.95      1.92

                                     III-3

Feldman Financial Advisors, Inc.
--------------------------------

                            Exhibit III (continued)
               Financial and Market Data for All Public Thrifts

                                                                  Tang.     LTM      LTM       Total    Current
                                                         Total   Equity/    Core     Core     Market     Price
                                                         Assets   Assets    ROAA     ROAE      Value    6/23/97
        Company                Ticker   Exch.   State     ($M)     (%)       (%)      (%)      ($M)       ($)
        -------                ------   -----   -----     ----     ---       ---      ---      ----       ---
Financial Bancp Inc.            FIBC    OTC       NY       269    9.68      0.95     9.46      30.5     17.75
First Bancp                     FBCV    OTC       IN       273    7.80      0.04     0.47      21.4     30.63
First Bancshares Inc.           FBSI    OTC       MO       160   14.33      1.12     7.33      22.7     19.88
First Bell Bancp Inc.           FBBC    OTC       PA       709   10.20      1.40     8.44     109.7     16.13
First Bergen Bancp              FBER    OTC       NJ       252   16.44      0.75     4.45      45.2     15.00
First Citizens Corp.            FSTC    OTC       GA       257    7.52      2.03    19.20      40.0     24.75
First Coastal Corp.             FCME    OTC       ME       151    8.88      4.17    67.90      12.9      9.50
First Colorado Bancp Inc.       FFBA    OTC       CO     1,510   12.57      1.24     8.26     308.5     18.63
First Defiance Financial        FDEF    OTC       OH       546   21.42      1.07     4.61     134.3     14.25
First Essex Bancp Inc.          FESX    OTC       MA     1,147    6.36      0.91    12.11     123.5     16.50
First Federal Bancp Inc.        FFBZ    OTC       OH       192    7.65      1.00    13.08      28.7     18.25
First Federal Bancporation      BDJI    OTC       MN       108   11.17      0.65     5.35      13.1     18.75
First Federal Bancshares of AR  FFBH    OTC       AR       520   15.82      1.13     7.39      95.5     19.50
First Federal Capital Corp.     FTFC    OTC       WI     1,530    5.98      0.86    13.11     199.6     21.88
First Federal Financial Corp.   FFKY    OTC       KY       372   12.88      1.49    10.72      77.0     18.50
First Federal of East Hartford  FFES    OTC       CT       975    6.25      0.69    11.18      77.1     29.00
First Financial Bancp Inc.      FFBI    OTC       IL        93    7.80      0.45     5.63       7.8     18.75
First Financial Holdings Inc.   FFCH    OTC       SC     1,602    6.15      0.83    13.37     189.9     30.00
First Franklin Corp.            FFHS    OTC       OH       226    8.76      0.61     6.64      23.3     19.75
First FS&LA-San Bernardino      FSSB    OTC       CA       104    4.18     (1.18)  (24.76)      3.1      9.50
First Georgia Holding Inc.      FGHC    OTC       GA       147    7.80      0.77     9.28      22.1      7.25
First Home Bancp Inc.           FSPG    OTC       NJ       508    6.48      0.99    15.16      52.5     19.38
First Independence Corp.        FFSL    OTC       KS       109   10.50      0.76     6.54      11.4     11.50
First Indiana Corp.             FISB    OTC       IN     1,481    9.47      1.03    11.07     219.3     20.88
First Keystone Financial        FKFS    OTC       PA       315    7.07      0.77    10.01      28.2     23.00
First Lancaster Bancshares      FLKY    OTC       KY        40   34.24      1.41     4.31      14.9     15.50
First Liberty Financial Corp.   FLFC    OTC       GA     1,248    6.62      0.91    12.24     171.9     22.25
First Midwest Financial Inc.    CASH    OTC       IA       370   10.40      0.97     8.40      43.1     15.25
First Mutual Bancp Inc.         FMBD    OTC       IL       425   10.65      0.37     1.94      54.4     15.50
First Mutual Savings Bank       FMSB    OTC       WA       426    6.68      0.98    14.75      48.6     18.00
First Northern Capital Corp.    FNGB    OTC       WI       618   11.51      0.88     7.48      93.9     21.25
First Palm Beach Bancp Inc.     FFPB    OTC       FL     1,558    6.60      0.05     0.66     150.3     30.00
First Republic Bancp            FRC     NYSE      CA     2,183    7.41      0.58     9.96     218.6     21.88
First Savings Bancp Inc.        SOPN    OTC       NC       271   24.61      1.68     6.59      84.1     22.75

                                                        Price/   Price/    Price/   Price/    Price/   Current
                                                         LTM      Core     Book     Tang.     Total      Div.
                                                        EPS(1)   EPS(1)    Value    Book      Assets    Yield
        Company                Ticker   Exch.   State    (x)      (x)       (%)      (%)       (%)       (%)
        -------                ------   -----   -----    ---      ---       ---      ---       ---       ---
Financial Bancp Inc.            FIBC    OTC       NY    22.2     12.2     118.4    119.1     11.52      2.25
First Bancp                     FBCV    OTC       IN    33.7    204.2      98.2    100.4      7.82      1.31
First Bancshares Inc.           FBSI    OTC       MO    16.8     13.5     100.4    100.5     14.41      1.01
First Bell Bancp Inc.           FBBC    OTC       PA    16.0     13.7     151.7    151.7     15.47      2.48
First Bergen Bancp              FBER    OTC       NJ      NA       NA     109.0    109.0     17.93      0.80
First Citizens Corp.            FSTC    OTC       GA     9.7      9.8     163.0    207.3     15.28      1.78
First Coastal Corp.             FCME    OTC       ME     1.8      2.0      96.1     96.1      8.53      0.00
First Colorado Bancp Inc.       FFBA    OTC       CO    23.6     17.4     160.6    162.8     20.43      2.36
First Defiance Financial        FDEF    OTC       OH    33.1     25.5     114.8    114.8     24.59      2.25
First Essex Bancp Inc.          FESX    OTC       MA    11.2     12.8     147.3    171.0     10.77      2.91
First Federal Bancp Inc.        FFBZ    OTC       OH    23.1     17.1     217.8    218.0     14.96      1.32
First Federal Bancporation      BDJI    OTC       MN    36.1     18.2     109.1    109.1     12.19      0.00
First Federal Bancshares of AR  FFBH    OTC       AR      NA       NA     116.1    116.1     18.37      1.03
First Federal Capital Corp.     FTFC    OTC       WI    20.4     14.8     205.4    219.2     13.06      2.19
First Federal Financial Corp.   FFKY    OTC       KY    17.3     14.5     152.1    162.0     20.70      2.81
First Federal of East Hartford  FFES    OTC       CT    19.0     11.9     126.1    126.1      7.88      2.07
First Financial Bancp Inc.      FFBI    OTC       IL      NM     19.3     107.1    107.1      8.36      0.00
First Financial Holdings Inc.   FFCH    OTC       SC    22.4     14.9     192.7    192.7     11.85      2.40
First Franklin Corp.            FFHS    OTC       OH    76.0     17.8     116.7    117.5     10.29      1.62
First FS&LA-San Bernardino      FSSB    OTC       CA      NM       NM      69.4     72.1      3.01      0.00
First Georgia Holding Inc.      FGHC    OTC       GA    25.0     20.1     177.7    194.9     15.04      0.74
First Home Bancp Inc.           FSPG    OTC       NJ    12.0     10.9     156.8    159.6     10.33      2.07
First Independence Corp.        FFSL    OTC       KS    24.0     15.5     100.8    100.8     10.58      2.17
First Indiana Corp.             FISB    OTC       IN    17.0       NA     154.5    156.5     14.81      2.30
First Keystone Financial        FKFS    OTC       PA    17.3     11.7     126.9    126.9      8.98      0.87
First Lancaster Bancshares      FLKY    OTC       KY      NA       NA     107.3    107.3     36.74      0.00
First Liberty Financial Corp.   FLFC    OTC       GA    17.8     15.5     187.5    209.5     13.77      1.80
First Midwest Financial Inc.    CASH    OTC       IA    15.9     10.9     100.5    113.6     11.65      2.36
First Mutual Bancp Inc.         FMBD    OTC       IL   119.2     50.0      93.4    121.4     13.66      2.07
First Mutual Savings Bank       FMSB    OTC       WA    12.6     13.1     170.6    170.6     11.40      1.11
First Northern Capital Corp.    FNGB    OTC       WI    27.2     18.2     132.1    132.1     15.20      3.01
First Palm Beach Bancp Inc.     FFPB    OTC       FL      NM    200.0     142.6    146.3      9.64      2.00
First Republic Bancp            FRC     NYSE      CA    15.2     17.1     135.1    135.2     10.01      0.00
First Savings Bancp Inc.        SOPN    OTC       NC    24.5     20.1     126.1    126.1     31.02      3.52

                                     III-4

Feldman Financial Advisors, Inc.
--------------------------------

                            Exhibit III (continued)
               Financial and Market Data for All Public Thrifts




                                                                              Tang.       LTM        LTM       Total     Current
                                                                    Total    Equity/     Core       Core       Market      Price
                                                                    Assets    Assets     ROAA       ROAE       Value      6/23/97
           Company                         Ticker   Exch.  State     ($M)      (%)        (%)        (%)        ($M)       ($)
           -------                         ------   -----  -----    ------    -----      -----      -----      ------     -----
First SB of Washington Bancorp              FWWB     OTC     WA     1,008     13.73       1.17       7.04      224.8      21.38
First Shenango Bancorp Inc.                 SHEN     OTC     PA       401     10.70       1.12       9.37       52.6      25.50
First Southeast Financial Corp              FSFC     OTC     SC       335     10.23       0.90       7.30       43.3       9.88
FirstFed America Bancorp Inc.               FAB      AMSE    MA       980     12.47       0.43       4.38      149.1      17.13
FirstFed Bancorp Incorporated               FFDB     OTC     AL       176      9.17       0.93       9.10       22.1      18.00
FirstFed Financial Corp.                    FED      NYSE    CA     4,130      4.67       0.48      10.34      322.1      30.50
FirstFederal Financial Svcs                 FFSW     OTC     OH     1,088      7.21       0.84      10.76      187.0      40.75
FLAG Financial Corp.                        FLAG     OTC     GA       222      9.40       0.14       1.51       29.0      14.25
Flagstar Bancorp Inc.                       FLGS     OTC     MI     1,519        NA         NA         NA      213.6      15.63
Flushing Financial Corp.                    FFIC     OTC     NY       811     16.02       0.86       4.92      160.7      19.88
FMS Financial Corp.                         FMCO     OTC     NJ       554      6.17       0.98      14.96       60.9      25.50
Fort Bend Holding Corp.                     FBHC     OTC     TX       295      5.81       0.51       7.64       24.1      29.25
Fort Thomas Financial Corp.                 FTSB     OTC     KY        95     16.09       0.77       3.83       15.2      10.75
Frankfort First Bancorp Inc.                FKKY     OTC     KY       128     26.19       0.92       3.34       41.0      12.13
FSF Financial Corp.                         FFHH     OTC     MN       367     11.77       0.82       6.13       52.4      17.13
Fulton Bancorp Inc.                         FTNB     OTC     MO        99     25.01         NA         NA       34.2      19.88
GA Financial Inc.                           GAF      AMSE    PA       670     17.11       1.19       5.64      151.7      19.00
GFS Bancorp Inc.                            GFSB     OTC     IA        88     11.57       1.20      10.24       13.8      14.00
GFSB Bancorp Inc.                           GUPB     OTC     NM        87     16.30       0.93       4.89       15.3      19.00
Glacier Bancorp Inc.                        GBCI     OTC     MT       552      9.32       1.56      16.51      129.2      19.00
Glendale Federal Bank FSB                   GLN      NYSE    CA    15,394      6.04       0.62       9.70    1,263.9      25.13
Glenway Financial Corp.                     GFCO     OTC     OH       281      9.42       0.68       7.14       29.5      25.75
Golden West Financial                       GDW      NYSE    CA    38,530      6.26       1.24      19.61    4,041.1      70.63
Great American Bancorp                      GTPS     OTC     IL       138     21.15       0.61       2.42       28.4      16.13
Great Financial Corp.                       GTFN     OTC     KY     3,002      8.93       0.71       7.13      483.4      34.81
Great Southern Bancorp Inc.                 GSBC     OTC     MO       679      8.97       1.54      15.89      137.2      16.88
Green Street Financial Corp.                GSFC     OTC     NC       174     36.08       1.69       5.18       75.2      17.50
GreenPoint Financial Corp.                  GPT      NYSE    NY    13,261      6.49       0.96       8.96    3,082.9      65.75
GS Financial Corp.                          GSLA     OTC     LA       135     18.28         NA         NA       52.9      15.38
Hallmark Capital Corp.                      HALL     OTC     WI       409      6.99       0.59       8.28       32.5      22.50
Harbor Federal Bancorp Inc.                 HRBF     OTC     MD       219     12.86       0.68       5.10       32.5      18.50
Hardin Bancorp Inc.                         HFSA     OTC     MO       103     12.78       0.81       5.14       12.6      14.63
Harleysville Savings Bank                   HARL     OTC     PA       333      6.36       0.98      15.27       36.3      22.00
Harrington Financial Group                  HFGI     OTC     IN       515      4.78       0.48      10.32       39.9      12.25


                                                                    Price/    Price/    Price/     Price/     Price/    Current
                                                                      LTM      Core     Book        Tang.     Total        Div.
                                                                    EPS(1)     EPS(1)   Value       Book       Assets     Yield
           Company                         Ticket   Exch.  State     (x)       (x)        (%)        (%)        (%)        (%)
           -------                         ------   -----  -----    -----     -----      -----      -----      -----      -----
First SB of Washington Bancorp              FWWB     OTC     WA      22.5      20.2      140.2      152.4      22.31       1.31
First Shenango Bancorp Inc.                 SHEN     OTC     PA      17.4        NA      122.7      122.7      13.12       2.35
First Southeast Financial Corp              FSFC     OTC     SC        NM      13.9      126.6      126.6      12.95       2.43
FirstFed America Bancorp Inc.               FAB      AMSE    MA        NA        NA      122.1      122.1      15.22       0.00
FirstFed Bancorp Incorporated               FFDB     OTC     AL      23.7      14.2      125.6      137.5      12.50       2.78
FirstFed Financial Corp.                    FED      NYSE    CA      32.8      16.5      165.0      167.2       7.80       0.00
FirstFederal Financial Svcs                 FFSW     OTC     OH      26.1      27.9      317.9      376.3      17.18       1.08
FLAG Financial Corp.                        FLAG     OTC     GA        NM      95.0      139.0      139.0      13.07       2.39
Flagstar Bancorp Inc.                       FLGS     OTC     MI        NA        NA         NA         NA         NA       0.00
Flushing Financial Corp.                    FFIC     OTC     NY      22.8      24.0      123.8      123.8      19.82       1.21
FMS Financial Corp.                         FMCO     OTC     NJ      18.8      12.4      174.8      178.5      10.99       0.78
Fort Bend Holding Corp.                     FBHC     OTC     TX      32.1      18.1      130.5      140.8       8.15       0.96
Fort Thomas Financial Corp.                 FTSB     OTC     KY      37.1      22.9      105.5      105.5      16.97       2.33
Frankfort First Bancorp Inc.                FKKY     OTC     KY      46.6      32.8      122.1      122.1      31.98       2.97
FSF Financial Corp.                         FFHH     OTC     MN      23.5      18.6      107.9      107.9      14.43       2.92
Fulton Bancorp Inc.                         FTNB     OTC     MO        NA        NA      137.4      137.4      34.36       1.01
GA Financial Inc.                           GAF      AMSE    PA      23.8      21.6      127.2      128.6      23.83       2.11
GFS Bancorp Inc.                            GFSB     OTC     IA      16.7      13.5      135.5      135.5      15.69       1.43
GFSB Bancorp Inc.                           GUPB     OTC     NM      28.4      22.6      112.6      112.6      18.35       2.11
Glacier Bancorp Inc.                        GBCI     OTC     MT      17.4      15.6      244.5      251.7      23.38       2.25
Glendale Federal Bank FSB                   GLN      NYSE    CA      73.9      18.9      164.1      176.4       8.21       0.00
Glenway Financial Corp.                     GFCO     OTC     OH      27.4      15.3      111.7      113.4      10.49       2.64
Golden West Financial                       GDW      NYSE    CA      11.0       9.1      167.4      167.4      10.49       0.62
Great American Bancorp                      GTPS     OTC     IL     100.8      42.4       87.8       87.8      20.58       2.48
Great Financial Corp.                       GTFN     OTC     KY      24.0      24.5      175.6      183.5      16.32       1.72
Great Southern Bancorp Inc.                 GSBC     OTC     MO      16.1      14.2      229.6      229.6      20.59       2.37
Green Street Financial Corp.                GSFC     OTC     NC        NA        NA      119.5      119.5      43.14       2.29
GreenPoint Financial Corp.                  GPT      NYSE    NY      19.5      21.7      190.2      331.9      23.25       1.52
GS Financial Corp.                          GSLA     OTC     LA        NA        NA         NA         NA         NA       0.00
Hallmark Capital Corp.                      HALL     OTC     WI      18.6      14.2      113.5      113.5       7.93       0.00
Harbor Federal Bancorp Inc.                 HRBF     OTC     MD      34.3      21.8      115.0      115.0      14.79       2.16
Hardin Bancorp Inc.                         HFSA     OTC     MO      28.7      17.6       95.2       95.2      12.16       3.28
Harleysville Savings Bank                   HARL     OTC     PA      17.2      12.1      171.6      171.6      10.92       1.82
Harrington Financial Group                  HFGI     OTC     IN      24.0      16.3      161.8      161.8       7.74       0.98

                                     III-5

Feldman Financial Advisors, Inc.
--------------------------------

                            Exhibit III (continued)
               Financial and Market Data for All Public Thrifts



                                                                              Tang.      LTM        LTM        Total     Current
                                                                    Total    Equity/     Core       Core       Market      Price
                                                                    Assets    Assets     ROAA       ROAE       Value      6/23/97
           Company                         Ticker   Exch.  State     ($M)      (%)        (%)        (%)        ($M)       ($)
           -------                         ------   ----   -----    ------    -----      -----      -----      ------     -----
Harrodsburg First Fin Bancorp                HFFB    OTC     KY        108    26.36       1.35       4.90        30.4     15.00
Harvest Home Financial Corp.                 HHFC    OTC     OH         83    12.50       0.55       3.91         9.6     10.50
Haven Bancorp Inc.                           HAVN    OTC     NY      1,728     5.77       0.90      14.67       158.1     36.50
Hawthorne Financial Corp.                    HTHR    OTC     CA        838     5.27       0.54      10.05        29.9     11.38
Haywood Bancshares Inc.                      HBS     AMSE    NC        146    13.68       1.12       7.43        21.2     16.94
HCB Bancshares Inc.                          HCBB    OTC     AR        180     7.01         NA         NA        34.1     12.88
Hemlock Federal Financial Corp.              HMLK    OTC     IL        164    18.28         NA         NA        27.5     13.25
HF Bancorp Inc.                              HEMT    OTC     CA        984     6.82       0.16       1.87        88.7     14.13
HF Financial Corp.                           HFFC    OTC     SD        561     9.17       0.81       8.80        61.3     20.50
HFNC Financial Corp.                         HFNC    OTC     NC        843    18.83       1.38       4.71       279.4     16.25
Highland Federal Bank FSB                    HBNK    OTC     CA        480     7.46        0.5        6.7        54.2     23.75
Hingham Instit. for Savings                  HIFS    OTC     MA        206     9.55       1.17      11.92        26.4     20.25
HMN Financial Inc.                           HMNF    OTC     MN        553    14.24       0.91       5.93        99.5     23.63
Home Bancorp                                 HBFW    OTC     IN        328    13.95       0.89       6.04        54.1     20.63
Home Bancorp of Elgin Inc.                   HBEI    OTC     IL        359    28.11       0.81       3.67       113.9     16.25
Home Building Bancorp                        HBBI    OTC     IN         47    12.07       0.50       3.77         6.5     21.00
Home City Financial Corp.                    HCFC    OTC     OH         68    20.61         NA         NA        13.6     14.25
Home Federal Bancorp                         HOMF    OTC     IN        664     8.20       1.18      14.20        94.1     27.75
Home Financial Bancorp                       HWEN    OTC     IN         39    18.63       0.81       5.11         7.7     15.75
Home Port Bancorp Inc.                       HPBC    OTC     MA        189    10.82       1.70      15.83        37.3     20.25
HomeCorp Inc.                                HMCI    OTC     IL        336     6.30       0.38       6.13        24.1     14.25
Horizon Financial Corp.                      HRZB    OTC     WA        515    15.23       1.52       9.68       117.9     15.94
Horizon Financial Svcs Corp.                 HZFS    OTC     IA         78    10.50       0.60       5.41         8.2     19.25
IBS Financial Corp.                          IBSF    OTC     NJ        740    17.03       0.87       4.48       174.8     15.88
Independence Federal Savings                 IFSB    OTC     DC        263     5.76       0.33       4.92        11.5      9.00
Indiana Community Bank SB                    INCB    OTC     IN         91    12.39       0.50       3.92        13.8     15.00
Industrial Bancorp                           INBI    OTC     OH        334    18.49       1.27       6.69        74.4     13.75
InterWest Bancorp Inc.                       IWBK    OTC     WA      1,772     6.56       1.11      16.43       296.7     37.00
Ipswich Savings Bank                         IPSW    OTC     MA        166     6.16       0.93      15.41        19.3     16.25
ISB Financial Corp.                          ISBF    OTC     LA        939    10.53       0.92       6.15       164.8     23.88
ITLA Capital Corp.                           ITLA    OTC     CA        810    11.33       1.45      12.48       121.4     15.50
Jacksonville Bancorp Inc.                    JXVL    OTC     TX        218    15.63       1.20       7.41        36.9     14.50
Jefferson Savings Bancorp                    JSBA    OTC     MO      1,297     6.37       0.70       9.29       152.2     30.63
Joachim Bancorp Inc.                         JOAC    OTC     MO         36    28.98       0.78       2.68        11.0     14.50




                                                                    Price/    Price/     Price/     Price/     Price/    Current
                                                                     LTM       Core      Book       Tang.      Total       Div.
                                                                    EPS(1)     EPS(1)    Value      Book       Assets     Yield
           Company                         Ticker   Exch.  State     (x)       (x)        (%)        (%)        (%)        (%)
           -------                         ------   ----   -----    -----     -----      -----      -----      -----      -----

Harrodsburg First Fin Bancorp                HFFB    OTC     KY      25.9      20.3       98.2       98.2      28.07       2.67
Harvest Home Financial Corp.                 HHFC    OTC     OH      45.7      21.0       94.5       94.5      11.81       3.81
Haven Bancorp Inc.                           HAVN    OTC     NY      16.5      11.1      157.8      158.4       9.15       1.64
Hawthorne Financial Corp.                    HTHR    OTC     CA      36.7      30.7       92.0       92.0       3.57       0.00
Haywood Bancshares Inc.                      HBS     AMSE    NC      19.9      14.0      102.5      106.5      14.49       3.31
HCB Bancshares Inc.                          HCBB    OTC     AR        NA        NA         NA         NA         NA       0.00
Hemlock Federal Financial Corp.              HMLK    OTC     IL        NA        NA         NA         NA         NA       0.00
HF Bancorp Inc.                              HEMT    OTC     CA        NM      52.3      109.8      134.1       9.01       0.00
HF Financial Corp.                           HFFC    OTC     SD      19.2      14.0      124.2      124.5      10.95       1.76
HFNC Financial Corp.                         HFNC    OTC     NC      30.1      22.6      176.1      176.1      33.14       1.72
Highland Federal Bank FSB                    HBNK    OTC     CA      41.7      23.8      151.3      151.3      11.29       0.00
Hingham Instit. for Savings                  HIFS    OTC     MA      11.7      11.7      134.2      134.2      12.81       1.98
HMN Financial Inc.                           HMNF    OTC     MN      23.6      20.2      126.3      126.3      17.98       0.00
Home Bancorp                                 HBFW    OTC     IN      29.1      18.4      118.3      118.3      16.51       0.97
Home Bancorp of Elgin Inc.                   HBEI    OTC     IL        NA        NA      112.9      112.9      31.76       2.46
Home Building Bancorp                        HBBI    OTC     IN      67.7      28.0      105.6      105.6      13.98       1.43
Home City Financial Corp.                    HCFC    OTC     OH        NA        NA       88.8       88.8      19.89       2.25
Home Federal Bancorp                         HOMF    OTC     IN      14.7      12.7      167.8      173.4      14.17       1.80
Home Financial Bancorp                       HWEN    OTC     IN        NA        NA      104.2      104.2      19.40       1.27
Home Port Bancorp Inc.                       HPBC    OTC     MA      12.0      12.1      182.3      182.3      19.71       3.95
HomeCorp Inc.                                HMCI    OTC     IL      71.3      20.1      113.8      113.8       7.17       0.00
Horizon Financial Corp.                      HRZB    OTC     WA      15.3      15.6      150.2      150.2      22.88       2.18
Horizon Financial Svcs Corp.                 HZFS    OTC     IA      25.0      18.2       99.6       99.6      10.45       1.66
IBS Financial Corp.                          IBSF    OTC     NJ      45.4      26.5      138.7      138.7      23.62       2.02
Independence Federal Savings                 IFSB    OTC     DC      31.0      13.9       67.2       76.7       4.38       2.44
Indiana Community Bank SB                    INCB    OTC     IN     100.0      31.3      122.3      122.3      15.14       2.40
Industrial Bancorp                           INBI    OTC     OH      30.6      17.4      120.5      120.5      22.28       3.49
InterWest Bancorp Inc.                       IWBK    OTC     WA      20.9      16.1      249.8      255.7      16.75       1.62
Ipswich Savings Bank                         IPSW    OTC     MA      11.1      14.1      189.2      189.2      11.66       1.48
ISB Financial Corp.                          ISBF    OTC     LA      29.1      21.5      136.8      161.3      17.80       1.68
ITLA Capital Corp.                           ITLA    OTC     CA      11.4      11.4      131.7      132.3      14.97       0.00
Jacksonville Bancorp Inc.                    JXVL    OTC     TX        NA        NA      109.3      109.3      17.08       3.45
Jefferson Savings Bancorp                    JSBA    OTC     MO      38.8      15.6      131.9      173.1      11.74       1.31
Joachim Bancorp Inc.                         JOAC    OTC     MO      58.0      37.2      106.7      106.7      30.92       3.45

                                     III-6

Feldman Financial Advisors, Inc.
--------------------------------

                            Exhibit III (continued)
               Financial and Market Data for All Public Thrifts



                                                                              Tang.      LTM        LTM        Total     Current
                                                                    Total    Equity/     Core       Core       Market      Price
                                                                    Assets    Assets     ROAA       ROAE       Value      6/23/97
           Company                         Ticker   Exch.  State     ($M)      (%)        (%)        (%)        ($M)       ($)
           -------                         ------   -----  -----    ------    -----      -----      -----      ------     -----
JSB Financial Inc.                           JSBF    OTC     NY      1,531    22.17       1.68       7.73       430.5     43.75
Kankakee Bancorp Inc.                        KNK     AMSE    IL        342    10.06       0.77       7.65        41.9     29.50
Kentucky First Bancorp Inc.                  KYF     AMSE    KY         89    16.11       1.07       5.23        14.2     10.75
Klamath First Bancorp                        KFBI    OTC     OR        684    20.44       1.29       5.42       184.3     18.50
KS Bancorp Inc.                              KSAV    OTC     NC        101    13.82       1.21       8.44        16.9     25.50
KSB Bancorp Inc.                             KSBK    OTC     ME        140     6.77       1.09      15.50        16.8     40.50
Lakeview Financial                           LVSB    OTC     NJ        482     7.76       0.95       9.52        77.1     33.50
Landmark Bancshares Inc.                     LARK    OTC     KS        224    14.63       1.04       6.69        35.7     19.75
Laurel Capital Group Inc.                    LARL    OTC     PA        209    10.42       1.43      13.48        30.5     21.13
Lawrence Savings Bank                        LSBX    OTC     MA        342     8.78       1.66      20.48        45.2     10.63
Lexington B&L Financial Corp.                LXMO    OTC     MO         60    27.62       1.18       3.91        16.5     15.19
Life Bancorp Inc.                            LIFB    OTC     VA      1,408    10.49       0.86       7.73       236.3     24.00
Little Falls Bancorp Inc.                    LFBI    OTC     NJ        303    12.03       0.49       3.43        37.8     13.75
Logansport Financial Corp.                   LOGN    OTC     IN         79    19.65       1.51       6.80        17.6     14.00
London Financial Corp.                       LONF    OTC     OH         38    19.87       1.08       5.10         7.7     15.00
Long Island Bancorp Inc.                     LISB    OTC     NY      5,814     8.93       0.73       7.57       846.5     34.94
LSB Financial Corp.                          LSBI    OTC     IN        188     9.08       0.42       4.44        19.4     20.50
MAF Bancorp Inc.                             MAFB    OTC     IL      3,236     6.92       1.08      14.28       430.2     41.25
Marion Capital Holdings                      MARN    OTC     IN        174    23.05       1.59       6.87        41.4     22.63
Market Financial Corp.                       MRKF    OTC     OH         56    34.60         NA         NA        17.4     13.00
Marshalltown Financial Corp.                 MFCX    OTC     IA        127    15.61       0.63       4.04        21.4     15.13
Maryland Federal Bancorp                     MFSL    OTC     MD      1,157     8.29       0.89      10.76       142.0     44.25
MASSBANK Corp.                               MASB    OTC     MA        901     9.98       1.02      10.08       126.3     47.00
Mayflower Co-operative Bank                  MFLR    OTC     MA        125     9.28       0.93       9.66        15.3     17.13
MBLA Financial Corp.                         MBLF    OTC     MO        210    13.50       0.85       6.32        31.6     24.00
Mechanics Savings Bank                       MECH    OTC     CT        789     9.73       0.27       3.12       100.5     19.00
Medford Savings Bank                         MDBK    OTC     MA      1,054     8.20       1.01      11.38       132.8     29.25
Meritrust Federal SB                         MERI    OTC     LA        229     7.90       0.97      12.70        29.4     38.00
Metropolitan Financial Corp.                 METF    OTC     OH        807     3.43         NA         NA        57.3     16.25
MetroWest Bank                               MWBX    OTC     MA        555     7.33       1.37      17.58        78.4      5.63
MFB Corp.                                    MFBC    OTC     IN        234    14.51       0.85       5.10        33.0     19.00
Mid-Coast Bancorp Inc.                       MCBN    OTC     ME         58     8.60       0.64       7.05         4.5     19.50
Mid-Iowa Financial Corp.                     MIFC    OTC     IA        124     9.08       1.19      12.89        14.7      8.75
Mid Continent Bancshares Inc.                MCBS    OTC     KS        371    10.04       1.17      10.54        53.9     27.50



                                                                    Price/    Price/    Price/     Price/     Price/    Current
                                                                     LTM       Core      Book       Tang.     Total       Div.
                                                                    EPS(1)     EPS(1)     Value      Book      Assets     Yield
           Company                         Ticket   Exch.  State     (x)       (x)        (%)        (%)        (%)        (%)
           -------                         ------   -----  -----    -----     -----      -----      -----      -----      -----
JSB Financial Inc.                           JSBF    OTC     NY      16.8      17.7      126.7      126.7      28.09       3.20
Kankakee Bancorp Inc.                        KNK     AMSE    IL      20.6      15.7      114.6      122.4      12.24       1.63
Kentucky First Bancorp Inc.                  KYF     AMSE    KY      19.9      15.6       99.0       99.0      15.95       4.65
Klamath First Bancorp                        KFBI    OTC     OR      31.9      21.8      120.2      120.2      26.95       1.62
KS Bancorp Inc.                              KSAV    OTC     NC      19.9      14.3      121.4      121.5      16.79       2.35
KSB Bancorp Inc.                             KSBK    OTC     ME      12.3      10.9      166.6      177.1      11.94       0.59
Lakeview Financial                           LVSB    OTC     NJ      13.4      19.1      168.3      210.4      16.01       0.75
Landmark Bancshares Inc.                     LARK    OTC     KS      20.6      16.2      109.1      109.1      15.96       2.03
Laurel Capital Group Inc.                    LARL    OTC     PA      14.7      11.7      145.6      145.6      15.17       2.08
Lawrence Savings Bank                        LSBX    OTC     MA       8.3       8.3      150.5      150.5      13.22       0.00
Lexington B&L Financial Corp.                LXMO    OTC     MO        NA        NA      100.1      100.1      27.65       1.98
Life Bancorp Inc.                            LIFB    OTC     VA      24.0      18.9      155.6      160.5      16.79       2.00
Little Falls Bancorp Inc.                    LFBI    OTC     NJ      49.1      25.9       96.2      104.6      12.44       0.87
Logansport Financial Corp.                   LOGN    OTC     IN      20.0      15.6      112.8      112.8      22.18       2.86
London Financial Corp.                       LONF    OTC     OH        NA        NA      102.5      102.5      20.37       1.60
Long Island Bancorp Inc.                     LISB    OTC     NY      25.0      21.1      161.6      163.2      14.56       1.72
LSB Financial Corp.                          LSBI    OTC     IN      20.1      23.6      105.6      105.6      10.31       1.58
MAF Bancorp Inc.                             MAFB    OTC     IL      17.6      13.1      168.6      194.2      13.29       1.02
Marion Capital Holdings                      MARN    OTC     IN      18.4      15.2      102.9      102.9      23.72       3.89
Market Financial Corp.                       MRKF    OTC     OH        NA        NA       89.1       89.1      30.82       0.00
Marshalltown Financial Corp.                 MFCX    OTC     IA      52.2      27.5      107.6      107.6      16.80       0.00
Maryland Federal Bancorp                     MFSL    OTC     MD      20.5      14.0      146.4      148.3      12.27       1.81
MASSBANK Corp.                               MASB    OTC     MA      13.3      14.3      140.3      140.3      14.01       2.30
Mayflower Co-operative Bank                  MFLR    OTC     MA      12.9      13.9      129.6      131.9      12.23       3.50
MBLA Financial Corp.                         MBLF    OTC     MO      24.5      18.8      111.6      111.6      15.06       1.67
Mechanics Savings Bank                       MECH    OTC     CT        NA        NA      131.0      131.0      12.75       0.00
Medford Savings Bank                         MDBK    OTC     MA      13.1      13.5      143.2      154.7      12.60       2.46
Meritrust Federal SB                         MERI    OTC     LA      22.4      13.9      162.8      162.8      12.87       1.84
Metropolitan Financial Corp.                 METF    OTC     OH        NA        NA      186.1      207.5       7.10       0.00
MetroWest Bank                               MWBX    OTC     MA      11.5      11.5      192.6      192.6      14.13       2.13
MFB Corp.                                    MFBC    OTC     IN      27.9      19.0       97.0       97.0      14.07       1.68
Mid-Coast Bancorp Inc.                       MCBN    OTC     ME      21.0      13.0       90.2       90.2       7.76       2.67
Mid-Iowa Financial Corp.                     MIFC    OTC     IA      14.1        NA      130.4      130.6      11.87       0.91
Mid Continent Bancshares Inc.                MCBS    OTC     KS      15.7      13.8      141.3      141.3      14.51       1.46

                                     III-7

Feldman Financial Advisors, Inc.
--------------------------------

                            Exhibit III (continued)
               Financial and Market Data for All Public Thrifts

                                                                          Tang.    LTM      LTM      Total    Current
                                                                Total    Equity/   Core     Core     Market    Price
                                                                Assets   Assets    ROAA     ROAE     Value    6/23/97
Company                              Ticker    Exch.   State     ($M)      (%)      (%)      (%)      ($M)      ($)
-------                              ------    -----   -----    ------   -------   ----     ----     ------   -------
Midwest Bancshares Inc.               MWBI      OTC      IA       139      6.94     0.74    10.69      11.0    31.50
Midwest Federal Financial             MWFD      OTC      WI       201      8.30     1.09    12.42      32.1    19.75
Milton Federal Financial Corp.        MFFC      OTC      OH       179     14.74     0.72     4.14      32.0    13.75
Mississippi View Holding Co.          MIVI      OTC      MN        70     18.26     1.01     5.54      12.0    14.63
Mitchell Bancorp Inc.                 MBSP      OTC      NC        34     43.32       NA       NA      16.0    16.50
ML Bancorp Inc.                       MLBC      OTC      PA     1,960        NA     0.65     8.57     196.6    18.88
Monterey Bay Bancorp Inc.             MBBC      OTC      CA       422      9.94     0.52     4.02      54.8    16.88
MSB Bancorp Inc.                      MBB       AMSE     NY       811      4.69     0.48     5.76      55.3    19.50
MSB Financial Inc.                    MSBF      OTC      MI        76     16.61     1.49     7.55      14.5    23.00
Mutual Savings Bank FSB               MSBK      OTC      MI       663      6.01     0.01     0.18      40.1     9.38
New Hampshire Thrift Bncshrs          NHTB      OTC      NH       313      6.41     0.51     6.82      31.1    15.25
New York Bancorp Inc.                 NYB       NYSE     NY     3,175      5.06     1.36    25.36     557.3    34.38
NewMil Bancorp Inc.                   NMSB      OTC      CT       317      9.97     0.80     7.51      37.9     9.75
NewSouth Bancorp, Inc.                NSBC      OTC      NC       255      7.52       NA       NA      70.9    24.38
North American Savings Bank           NASB      OTC      MO       689      7.73     1.18    16.39      99.2    44.00
North Bancshares Inc.                 NBSI      OTC      IL       120     14.61     0.64     4.18      19.9    19.25
North Central Bancshares Inc.         FFFD      OTC      IA       203     24.59     1.97     7.28      51.3    15.44
Northeast Bancorp                     NBN       AMSE     ME       248      6.88     0.50     6.24      18.5    14.50
Northeast Indiana Bancorp             NEIB      OTC      IN       173     15.16     1.22     7.06      27.8    15.75
Northwest Equity Corp.                NWEQ      OTC      WI        95     11.42     0.99     7.91      12.4    14.75
Norwalk Savings Society               NSSY      OTC      CT       617      7.79     0.31     4.02      68.1    28.31
Norwich Financial Corp.               NSSB      OTC      CT       701      9.97     0.98     9.14     120.2    22.25
NS&L Bancorp Inc.                     NSLB      OTC      MO        58     19.92     0.74     3.45      11.7    16.50
Nutmeg Federal S&LA                   NTMG      OTC      CT        94      6.17     0.38     6.31       5.8     8.00
Ocean Financial Corp.                 OCFC      OTC      NJ     1,388     17.82     0.94     5.61     296.2    33.00
Ocwen Financial Corp.                 OCWN      OTC      FL     2,649      8.50       NA       NA     783.9    29.25
OHSL Financial Corp.                  OHSL      OTC      OH       230     11.04     0.86     7.28      30.5    25.25
Ottawa Financial Corp.                OFCP      OTC      MI       859      7.20     0.73     7.63     109.8    22.31
Pacific Crest Capital                 PCCI      OTC      CA       343      7.22     0.90    11.08      38.6    13.13
PacificAmerica Money Center           PAMM      OTC      CA       112     22.43     6.32    36.89      56.6    30.00
Palfed, Inc.                          PALM      OTC      SC       656      8.11     0.56     6.94      86.4    16.38
Pamrapo Bancorp Inc.                  PBCI      OTC      NJ       367     12.71     1.19     7.86      59.0    20.75
Park Bancorp Inc.                     PFED      OTC      IL       178     21.69     1.06     5.51      35.3    14.50
Parkvale Financial Corp.              PVSA      OTC      PA       973      7.42     1.06    14.68     116.7    28.75

                                                                Price/   Price/   Price/   Price/    Price/    Current
                                                                 LTM      Core     Book     Tang.    Total       Div.
                                                                EPS(1)   EPS(1)   Value     Book     Assets     Yield
Company                               Ticker   Exch.   State     (x)      (x)      (%)      (%)       (%)        (%)
-------                               ------   -----   -----    ------   ------   ------   ------    ------    -------
Midwest Bancshares Inc.                MWBI     OTC      IA      18.3     11.5     113.8    113.8      7.89      1.91
Midwest Federal Financial              MWFD     OTC      WI      16.6     16.5     185.3    192.9     15.96      1.72
Milton Federal Financial Corp.         MFFC     OTC      OH      32.0     24.1     112.5    112.5     17.90      4.36
Mississippi View Holding Co.           MIVI     OTC      MN      25.2     17.2      94.1     94.1     17.17      1.09
Mitchell Bancorp Inc.                  MBSP     OTC      NC        NA       NA     108.8    108.8     47.12      0.00
ML Bancorp Inc.                        MLBC     OTC      PA      15.5     17.6     144.9       NA     10.03      2.12
Monterey Bay Bancorp Inc.              MBBC     OTC      CA      52.7     29.1     112.4    122.6     12.96      0.59
MSB Bancorp Inc.                       MBB      AMSE     NY      59.1     19.3      98.9    230.2      6.82      3.08
MSB Financial Inc.                     MSBF     OTC      MI      18.4     14.6     115.4    115.4     19.16      2.44
Mutual Savings Bank FSB                MSBK     OTC      MI      58.6       NM     100.7    100.7      6.05      0.00
New Hampshire Thrift Bncshrs           NHTB     OTC      NH      33.2     21.5     133.1    157.1      9.94      3.28
New York Bancorp Inc.                  NYB      NYSE     NY      15.3     14.9     350.4    350.4     17.73      1.75
NewMil Bancorp Inc.                    NMSB     OTC      CT      16.5     17.1     119.9    119.9     11.96      2.46
NewSouth Bancorp, Inc.                 NSBC     OTC      NC        NA       NA        NA       NA        NA      1.64
North American Savings Bank            NASB     OTC      MO      11.5     11.7     180.7    186.8     14.41      1.82
North Bancshares Inc.                  NBSI     OTC      IL      37.8     27.5     113.6    113.6     16.60      2.49
North Central Bancshares Inc.          FFFD     OTC      IA      16.6     14.4     105.8    105.8     26.02      1.62
Northeast Bancorp                      NBN      AMSE     ME      20.1     22.0     107.5    124.4      7.47      2.21
Northeast Indiana Bancorp              NEIB     OTC      IN      17.1     14.6     105.9    105.9     16.06      2.03
Northwest Equity Corp.                 NWEQ     OTC      WI      17.6     13.9     104.0    104.0     13.01      3.25
Norwalk Savings Society                NSSY     OTC      CT      11.6     42.9     136.8    141.9     11.02      1.41
Norwich Financial Corp.                NSSB     OTC      CT      17.1     18.2     155.9    173.8     17.13      2.52
NS&L Bancorp Inc.                      NSLB     OTC      MO      37.5     28.5     100.9    100.9     20.10      3.03
Nutmeg Federal S&LA                    NTMG     OTC      CT      32.0     23.5     108.8    108.8      6.20      0.00
Ocean Financial Corp.                  OCFC     OTC      NJ        NA       NA     120.9    120.9     21.54      2.42
Ocwen Financial Corp.                  OCWN     OTC      FL        NA       NA     348.2    348.2     29.59      0.00
OHSL Financial Corp.                   OHSL     OTC      OH      24.5     17.2     120.2    120.2     13.27      3.49
Ottawa Financial Corp.                 OFCP     OTC      MI      31.9     18.9     148.1    185.0     13.09      1.79
Pacific Crest Capital                  PCCI     OTC      CA      12.7     15.1     155.7    155.7     11.25      0.00
PacificAmerica Money Center            PAMM     OTC      CA        NA       NA     224.7    224.7     50.42      0.00
Palfed, Inc.                           PALM     OTC      SC        NM     23.4     162.6    162.6     13.18      0.73
Pamrapo Bancorp Inc.                   PBCI     OTC      NJ      21.4     15.5     126.3    127.4     16.17      4.82
Park Bancorp Inc.                      PFED     OTC      IL        NA       NA      91.4     91.4     19.81      0.00
Parkvale Financial Corp.               PVSA     OTC      PA      18.1     12.1     160.5    161.9     12.00      1.81


                                     III-8

Feldman Financial Advisors, Inc.
--------------------------------

                            Exhibit III (continued)
               Financial and Market Data for All Public Thrifts

                                                                          Tang.    LTM      LTM      Total    Current
                                                                Total    Equity/   Core     Core     Market    Price
                                                                Assets   Assets    ROAA     ROAE     Value    6/23/97
Company                              Ticker    Exch.   State     ($M)      (%)      (%)      (%)      ($M)      ($)
-------                              ------    -----   -----    ------   -------   ----     ----     ------   -------
Patriot Bank Corp.                    PBIX      OTC      PA        594     8.09    0.63     5.80      70.3     16.63
Peekskill Financial Corp.             PEEK      OTC      NY        183    25.58    1.38     4.78      48.9     15.25
PennFed Financial Services Inc        PFSB      OTC      NJ      1,252     6.29    0.84    10.45     132.6     27.50
PennFirst Bancorp Inc.                PWBC      OTC      PA        706     6.49    0.64     8.73      60.6     15.50
Pennwood Bancorp Inc.                 PWBK      OTC      PA         48    19.47    0.96     5.53       9.3     15.25
Peoples-Sidney Financial Corp.        PSFC      OTC      OH         94    10.15      NA       NA      24.1     13.50
Peoples Bancorp                       PFDC      OTC      IN        283    15.18    1.45     9.42      51.9     22.75
People's Bancshares Inc.              PBKB      OTC      MA        549     5.39    0.51     8.94      54.3     15.13
Peoples Financial Corp.               PFFC      OTC      OH         90    26.90    0.80     3.64      22.7     15.25
Peoples Heritage Finl Group           PHBK      OTC      ME      5,458     7.02    1.29    15.75     986.7     35.38
Permanent Bancorp Inc.                PERM      OTC      IN        413     9.61    0.51     5.11      52.1     25.00
Perpetual Midwest Financial           PMFI      OTC      IA        398     8.49    0.26     2.90      36.2     19.00
Perry County Financial Corp.          PCBC      OTC      MO         80    18.32    1.03     5.45      16.0     19.75
PFF Bancorp Inc.                      PFFB      OTC      CA      2,536    10.37    0.45     3.68     320.4     17.00
Piedmont Bancorp Inc.                 PDB       AMSE     NC        119    16.96    0.76     3.20      28.5     10.38
Pittsburgh Home Financial Corp.       PHFC      OTC      PA        237    11.35    0.81     6.11      29.5     15.00
Potters Financial Corp.               PTRS      OTC      OH        117     8.90    0.68     7.54      10.7     22.00
Poughkeepsie Financial Corp.          PKPS      OTC      NY        861     8.42    0.47     5.62      87.4      6.94
Prestige Bancorp Inc.                 PRBC      OTC      PA        127    11.69    0.57     4.43      14.3     15.63
Progress Financial Corp.              PFNC      OTC      PA        400     4.59    0.55    10.45      36.7      9.63
Progressive Bank Inc.                 PSBK      OTC      NY        878     7.47    1.07    13.23     118.1     30.88
Provident Financial Holdings          PROV      OTC      CA        609    14.22    0.12     0.87      86.3     17.00
PS Financial Inc.                     PSFI      OTC      IL         75    43.23      NA       NA      32.2     14.75
Pulse Bancorp                         PULS      OTC      NJ        516     7.80    1.07    12.54      62.1     20.25
PVF Capital Corp.                     PVFC      OTC      OH        356     7.02    1.38    20.48      44.4     19.13
QCF Bancorp Inc.                      QCFB      OTC      MN        150    18.09    1.66     8.76      29.2     20.50
Quaker City Bancorp Inc.              QCBC      OTC      CA        781     8.90    0.57     6.21      81.3     17.13
Queens County Bancorp Inc.            QCSB      OTC      NY      1,373    14.98    1.72    11.02     490.0     44.00
Raritan Bancorp Inc.                  RARB      OTC      NJ        375     7.55    1.02    13.32      47.7     30.00
RedFed Bancorp Inc.                   REDF      OTC      CA        909     8.17    0.47     6.40     111.9     15.63
Reliance Bancorp Inc.                 RELY      OTC      NY      1,927     5.77    0.84    10.00     232.2     26.50
Reliance Bancshares Inc.              RELI      OTC      WI         47       NA    1.88     3.30      20.2      8.00
River Valley Bancorp                  RIVR      OTC      IN        138    12.19      NA       NA      17.6     14.75
Roslyn Bancorp Inc.                   RSLN      OTC      NY      2,849    21.48      NA       NA     913.8     20.94
S. Carolina Community Bancshrs.       SCCB      OTC      SC         46    25.96    1.10     4.03      13.2     18.75

                                                                Price/   Price/   Price/   Price/    Price/    Current
                                                                 LTM      Core     Book     Tang.    Total       Div.
                                                                EPS(1)   EPS(1)   Value     Book     Assets     Yield
Company                              Ticker    Exch.   State     (x)      (x)      (%)      (%)       (%)        (%)
-------                              ------    -----   -----    ------   ------   ------   ------    ------    -------
Patriot Bank Corp.                    PBIX      OTC      PA      32.0     21.0     130.9    130.9     11.94      2.11
Peekskill Financial Corp.             PEEK      OTC      NY      26.8     20.6     104.6    104.6     26.75      2.36
PennFed Financial Services Inc        PFSB      OTC      NJ      20.2     13.4     129.7    157.2     10.59      1.02
PennFirst Bancorp Inc.                PWBC      OTC      PA      20.7     14.0     121.4    133.1      8.58      2.32
Pennwood Bancorp Inc.                 PWBK      OTC      PA        NA       NA      99.7     99.7     19.41      2.10
Peoples-Sidney Financial Corp.        PSFC      OTC      OH        NA       NA        NA       NA        NA      0.00
Peoples Bancorp                       PFDC      OTC      IN      17.0     12.5     120.6    120.6     18.31      2.64
People's Bancshares Inc.              PBKB      OTC      MA      12.6     19.9     176.5    184.2      9.90      2.91
Peoples Financial Corp.               PFFC      OTC      OH        NA       NA      94.3     94.3     25.35      3.28
Peoples Heritage Finl Group           PHBK      OTC      ME      16.2     15.1     224.5    266.0     18.42      2.04
Permanent Bancorp Inc.                PERM      OTC      IN      56.8     26.0     129.9    131.2     12.61      1.20
Perpetual Midwest Financial           PMFI      OTC      IA     126.7     37.3     107.3    107.3      9.11      1.58
Perry County Financial Corp.          PCBC      OTC      MO      24.7     15.2     109.4    109.4     20.03      2.03
PFF Bancorp Inc.                      PFFB      OTC      CA     113.3     29.8     120.7    122.0     12.63      0.00
Piedmont Bancorp Inc.                 PDB       AMSE     NC        NM     26.6     141.9    141.9     24.08      3.86
Pittsburgh Home Financial Corp.       PHFC      OTC      PA        NA       NA     109.4    110.7     12.55      1.60
Potters Financial Corp.               PTRS      OTC      OH      30.1     13.9     102.9    102.9      9.16      1.64
Poughkeepsie Financial Corp.          PKPS      OTC      NY      53.4       NA     120.5    120.5     10.15      1.44
Prestige Bancorp Inc.                 PRBC      OTC      PA        NA       NA      97.0     97.0     11.33      0.77
Progress Financial Corp.              PFNC      OTC      PA      23.5     17.8     174.4    198.9      9.17      0.83
Progressive Bank Inc.                 PSBK      OTC      NY      12.6     12.6     161.1    181.8     13.46      2.20
Provident Financial Holdings          PROV      OTC      CA        NA       NA      99.7     99.7     14.17      0.00
PS Financial Inc.                     PSFI      OTC      IL        NA       NA      99.1     99.1     42.85      2.17
Pulse Bancorp                         PULS      OTC      NJ      19.1     12.5     154.1    154.1     12.01      3.46
PVF Capital Corp.                     PVFC      OTC      OH      13.3      7.7     177.6    177.6     12.47      0.00
QCF Bancorp Inc.                      QCFB      OTC      MN      14.0     11.5     108.0    108.0     19.54      0.00
Quaker City Bancorp Inc.              QCBC      OTC      CA      35.0     18.8     117.6    117.8     10.48      0.00
Queens County Bancorp Inc.            QCSB      OTC      NY      21.2     21.5     207.4    207.4     35.68      1.82
Raritan Bancorp Inc.                  RARB      OTC      NJ      14.7     13.6     159.6    162.5     12.25      2.40
RedFed Bancorp Inc.                   REDF      OTC      CA     173.6     26.0     150.7    150.8     12.32      0.00
Reliance Bancorp Inc.                 RELY      OTC      NY      23.5     15.1     150.9    215.3     12.13      2.42
Reliance Bancshares Inc.              RELI      OTC      WI        NA       NA      90.0       NA     43.20      0.00
River Valley Bancorp                  RIVR      OTC      IN        NA       NA     102.6    104.2     12.69      0.00
Roslyn Bancorp Inc.                   RSLN      OTC      NY        NA       NA     148.7    149.5     32.07      0.96
S. Carolina Community Bancshrs.       SCCB      OTC      SC      34.7     26.8     109.6    109.6     28.45      3.20

                                     III-9

Feldman Financial Advisors, Inc.
--------------------------------

                            Exhibit III (continued)
               Financial and Market Data for All Public Thrifts

                                                                          Tang.    LTM      LTM      Total    Current
                                                                Total    Equity/   Core     Core     Market    Price
                                                                Assets   Assets    ROAA     ROAE     Value    6/23/97
Company                              Ticker    Exch.   State     ($M)      (%)      (%)      (%)      ($M)      ($)
-------                              ------    -----   -----    ------   -------   ----     ----     ------   -------
Sandwich Co-operative Bank            SWCB      OTC      MA       475      7.89     0.96    11.82      58.1    30.50
Scotland Bancorp Inc                  SSB       AMSE     NC        69     36.69     1.77     4.89      29.9    16.25
Security First Corp.                  SFSL      OTC      OH       635      9.22     1.35    13.81     112.6    22.50
Security First Network Bank           SFNB      OTC      GA        80     42.09   (28.20)  (69.94)     49.5     5.88
SFS Bancorp Inc.                      SFED      OTC      NY       169     12.99     0.82     6.26      20.4    16.50
SGV Bancorp Inc.                      SGVB      OTC      CA       400      7.15     0.37     4.26      32.2    13.75
Sho-Me Financial Corp.                SMFC      OTC      MO       304      9.54     1.08    10.28      59.6    39.75
SIS Bancorp Inc.                      SISB      OTC      MA     1,404      7.22     1.45    19.94     165.7    29.50
Skaneateles Bancorp Inc.              SKAN      OTC      NY       241      6.65     0.62     9.13      17.9    18.75
Sobieski Bancorp Inc.                 SOBI      OTC      IN        79     15.40     0.57     3.28      11.2    14.75
Somerset Savings Bank                 SOSA      OTC      MA       522      5.91     0.59    10.32      44.8     2.69
South Street Financial Corp.          SSFC      OTC      NC       239     25.45     1.03     5.90      72.5    16.13
Southern Banc Company Inc.            SRN       AMSE     AL       105     16.75     0.50     2.78      18.3    14.88
Southern Community Bancshares         SCBS      OTC      AL        70     21.97     0.80     5.57      16.2    14.25
Southern Missouri Bancorp Inc.        SMBC      OTC      MO       166     15.67     1.01     6.29      28.9    17.63
SouthFirst Bancshares Inc.            SZB       AMSE     AL        93     13.98     0.16     1.13      13.0    15.38
Southwest Bancshares                  SWBI      OTC      IL       372     10.79     1.04     9.52      54.1    20.50
Sovereign Bancorp Inc.                SVRN      OTC      PA    10,287      3.95     0.74    14.59     973.3    13.94
St. Francis Capital Corp.             STFR      OTC      WI     1,579      7.19     0.70     7.59     179.1    33.25
St. Paul Bancorp Inc.                 SPBC      OTC      IL     4,485      8.71     1.00    11.18     768.0    33.63
StateFed Financial Corp.              SFFC      OTC      IA        85     17.60     1.29     6.99      15.0    19.13
Statewide Financial Corp.             SFIN      OTC      NJ       677      9.29     0.87     8.80      82.6    17.38
Sterling Financial Corp.              STSA      OTC      WA     1,557      5.00     0.43     7.62     101.9    18.38
Stone Street Bancorp Inc.             SSM       AMSE     NC       105     35.84     1.97     5.55      49.3    27.00
SuburbFed Financial Corp.             SFSB      OTC      IL       408      6.54     0.54     8.08      30.9    24.50
Tappan Zee Financial Inc.             TPNZ      OTC      NY       122     17.42     1.01     5.46      25.3    16.50
Teche Holding Co.                     TSH       AMSE     LA       394     13.31     1.00     6.93      64.9    18.88
Texarkana First Financial Corp        FTF       AMSE     AR       168     16.03     1.71     9.71      33.1    18.13
TF Financial Corp.                    THRD      OTC      PA       644      9.58     0.75     6.23      76.1    18.63
Three Rivers Financial Corp.          THR       AMSE     MI        91     13.71     0.83     5.71      13.1    15.88
Tolland Bank                          TBK       AMSE     CT       237      6.54     0.75    11.53      23.0    19.63
TR Financial Corp.                    ROSE      OTC      NY     3,404      6.16     0.86    13.75     411.7    23.50
Tri-County Bancorp Inc.               TRIC      OTC      WY        86     15.31     0.99     6.66      12.9    21.25
Twin City Bancorp                     TWIN      OTC      TN       104     12.92     0.79     6.08      16.2    19.00
United Federal Savings Bank           UFRM      OTC      NC       270      7.60     0.47     6.03      36.0    11.75

                                                                Price/   Price/   Price/   Price/    Price/    Current
                                                                 LTM      Core     Book     Tang.    Total       Div.
                                                                EPS(1)   EPS(1)   Value     Book     Assets     Yield
Company                               Ticker   Exch.   State     (x)      (x)      (%)      (%)       (%)        (%)
-------                               ------   -----   -----    ------   ------   ------   ------    ------    -------
Sandwich Co-operative Bank             SWCB     OTC      MA      14.0     13.7     148.4    155.7     12.23      3.93
Scotland Bancorp Inc                   SSB      AMSE     NC        NA       NA     118.3    118.3     43.38      1.85
Security First Corp.                   SFSL     OTC      OH      19.2     15.3     189.4    192.8     17.73      2.13
Security First Network Bank            SFNB     OTC      GA        NM       NM     155.0    157.5     62.24      0.00
SFS Bancorp Inc.                       SFED     OTC      NY      25.8     14.9      95.6     95.6     12.42      1.70
SGV Bancorp Inc.                       SGVB     OTC      CA      59.8     23.3     110.8    112.8      8.06      0.00
Sho-Me Financial Corp.                 SMFC     OTC      MO      24.0     20.4     189.4    189.4     19.83      0.00
SIS Bancorp Inc.                       SISB     OTC      MA       8.8      8.9     161.8    161.8     11.90      1.63
Skaneateles Bancorp Inc.               SKAN     OTC      NY      11.9     12.3     107.7    111.3      7.39      2.13
Sobieski Bancorp Inc.                  SOBI     OTC      IN      50.9     25.9      84.2     84.2     14.17      1.90
Somerset Savings Bank                  SOSA     OTC      MA      14.2     14.2     145.3    145.3      8.57      0.00
South Street Financial Corp.           SSFC     OTC      NC        NA       NA     110.1    110.1     30.36      2.48
Southern Banc Company Inc.             SRN      AMSE     AL      64.7     27.6     103.2    104.2     17.43      2.35
Southern Community Bancshares          SCBS     OTC      AL        NA       NA     105.2    105.2     23.12      2.11
Southern Missouri Bancorp Inc.         SMBC     OTC      MO      24.5     17.3     111.2    111.2     17.42      2.84
SouthFirst Bancshares Inc.             SZB      AMSE     AL        NM     90.4      97.2     97.2     13.59      3.25
Southwest Bancshares                   SWBI     OTC      IL      20.9     15.1     135.0    135.0     14.56      3.71
Sovereign Bancorp Inc.                 SVRN     OTC      PA      22.9       NA     211.2    288.0      9.46      0.57
St. Francis Capital Corp.              STFR     OTC      WI      21.9     18.6     139.2    158.2     11.34      1.44
St. Paul Bancorp Inc.                  SPBC     OTC      IL      27.3     18.3     196.0    196.5     17.12      1.43
StateFed Financial Corp.               SFFC     OTC      IA      17.7     14.2     100.7    100.7     17.72      2.09
Statewide Financial Corp.              SFIN     OTC      NJ      23.5     13.6     131.5    131.8     12.24      2.30
Sterling Financial Corp.               STSA     OTC      WA     131.3     22.7     167.4    197.4      6.54      0.00
Stone Street Bancorp Inc.              SSM      AMSE     NC        NA       NA     130.3    130.3     46.71      1.67
SuburbFed Financial Corp.              SFSB     OTC      IL      25.3     15.5     115.4    115.9      7.58      1.31
Tappan Zee Financial Inc.              TPNZ     OTC      NY      28.0     20.1     119.2    119.2     20.78      1.21
Teche Holding Co.                      TSH      AMSE     LA      23.0     16.6     123.9    123.9     16.49      2.65
Texarkana First Financial Corp         FTF      AMSE     AR      13.7     11.2     123.3    123.3     19.76      2.48
TF Financial Corp.                     THRD     OTC      PA      23.6     16.9     100.6    115.5     11.81      2.15
Three Rivers Financial Corp.           THR      AMSE     MI      25.2     17.1     104.2    104.7     14.34      2.27
Tolland Bank                           TBK      AMSE     CT      15.1     14.1     144.0    148.6      9.70      1.02
TR Financial Corp.                     ROSE     OTC      NY      13.4     15.2     184.0    184.0     12.17      2.21
Tri-County Bancorp Inc.                TRIC     OTC      WY      21.0     16.6      98.2     98.2     15.05      2.82
Twin City Bancorp                      TWIN     OTC      TN      26.8     19.0     120.1    120.1     15.52      3.37
United Federal Savings Bank            UFRM     OTC      NC      65.3     29.4     175.4    175.4     13.34      2.04

                                    III-10

Feldman Financial Advisors, Inc.
--------------------------------

                            Exhibit III (continued)
               Financial and Market Data for All Public Thrifts

                                                                        Tang.       LTM       LTM        Total    Current
                                                            Total      Equity/      Core      Core       Market    Price
                                                            Assets     Assets       ROAA      ROAE       Value    6/23/97
      Company                   Ticker     Exch.  State      ($M)        (%)        (%)        (%)        ($M)      ($)
      -------                   ------     -----  -----     ------     -------     -----    ------       ------   -------
United Financial Corp.          UBMT       OTC      MT        108      22.65       1.34       5.74        24.5     20.00
Virginia Beach Fed.
 Financial                      VABF       OTC      VA        607       6.78       0.40       5.94        63.9     12.84
Warren Bancorp Inc.             WRNB       OTC      MA        361      10.10       1.74      18.61        67.4     18.00
Washington Federal Inc.         WFSL       OTC      WA      5,789      10.53       1.83      15.76     1,257.6     26.50
Washington Mutual Inc.          WAMU       OTC      WA     46,051       5.00       0.69      11.46     7,139.2     60.38
Washington Savings Bank,
 FSB                            WSB        AMSE     MD        257       8.32       0.74       8.91        21.4      5.06
Wayne Bancorp Inc.              WYNE       OTC      NJ        245      14.56       0.87       5.53        42.1     19.50
Webster Financial Corp.         WBST       OTC      CT      5,584       4.31       0.70      12.75       519.7     43.38
Wells Financial Corp.           WEFC       OTC      MN        202      14.23       1.01       7.11        28.1     14.25
Westco Bancorp                  WCBI       OTC      IL        310      15.57       1.40       9.01        61.9     24.25
Westcorp                        WES        NYSE     CA      3,406       9.37       0.21       2.09       468.3     18.00
WesterFed Financial Corp.       WSTR       OTC      MT        932       8.88       0.84       6.16       114.5     20.63
Western Ohio Financial
 Corp.                          WOFC       OTC      OH        400      12.74       0.43       3.23        49.3     21.25
Westwood Financial Corp.        WWFC       OTC      NJ        108       8.25       0.82       8.68        13.9     21.50
Westwood Homestead Fin. Corp.   WEHO       OTC      OH        130      30.95       0.83       3.39        38.4     13.50
WHG Bancshares Corp.            WHGB       OTC      MD         98      21.89       0.89       3.83        21.6     14.75
Wilshire Financial Services     WFSG       OTC      OR      1,098       5.85         NA         NA       119.2     15.75
Winton Financial Corp.          WFCO       OTC      OH        307       7.00       0.88      12.04        26.1     13.13
Wood Bancorp Inc.               FFWD       OTC      OH        163      12.70       1.23       9.24        25.2     16.88
WSFS Financial Corp.            WSFS       OTC      DE      1,478       5.08       1.33      22.77       169.2     13.50
WVS Financial Corp.             WVFC       OTC      PA        280      12.72       1.32      10.14        45.3     25.94
Yonkers Financial Corp.         YFCB       OTC      NY        284      15.29       1.13       6.22        49.3     15.50
York Financial Corp.            YFED       OTC      PA      1,157       8.43       0.76       9.30       137.7     19.75

                                                            Price/     Price/     Price/     Price/      Price/   Current
                                                             LTM        Core      Book       Tang.       Total      Div.
                                                            EPS(1)     EPS(1)     Value      Book        Asets     Yield
      Company                   Ticker     Exch.   State     (x)        (x)        (%)        (%)         (%)       (%)
      -------                   ------     -----   -----    ------     ------     ------     ------      ------   -------
United Financial Corp.          UBMT       OTC      MT       21.1       17.2      100.3      100.3       22.71      4.80
Virginia Beach Fed.
 Financial                      VABF       OTC      VA       67.6       25.7      154.9      154.9       10.51      1.56
Warren Bancorp Inc.             WRNB       OTC      MA        9.5       11.5      182.2      182.2       18.39      2.89
Washington Federal Inc.         WFSL       OTC      WA       14.0       12.6      187.9      208.7       21.72      3.47
Washington Mutual Inc.          WAMU       OTC      WA       62.9       25.2      309.1      327.8       15.50      1.72
Washington Savings Bank,
 FSB                            WSB        AMSE     MD       17.5       12.1      100.1      100.1        8.33      1.98
Wayne Bancorp Inc.              WYNE       OTC      NJ         NA         NA      117.7      117.7       17.13      1.03
Webster Financial Corp.         WBST       OTC      CT       24.2       14.3      182.9      217.3        9.29      1.84
Wells Financial Corp.           WEFC       OTC      MN       21.9       14.0      100.4      100.4       14.29      0.00
Westco Bancorp                  WCBI       OTC      IL       20.0       15.5      128.4      128.4       19.99      2.47
Westcorp                        WES        NYSE     CA       15.8       72.0      146.5      146.8       13.75      2.22
WesterFed Financial Corp.       WSTR       OTC      MT       25.5       18.4      111.9      141.6       12.28      2.04
Western Ohio Financial
 Corp.                          WOFC       OTC      OH       44.3       31.3       91.6       97.1       12.28      4.71
Westwood Financial Corp.        WWFC       OTC      NJ         NA         NA      139.4      157.3       12.85      0.93
Westwood Homestead Fin. Corp.   WEHO       OTC      OH         NA         NA       95.4       95.4       29.54      2.07
WHG Bancshares Corp.            WHGB       OTC      MD         NA         NA      105.4      105.4       23.06      1.36
Wilshire Financial Services     WFSG       OTC      OR         NA         NA      185.7      185.7       10.86      0.00
Winton Financial Corp.          WFCO       OTC      OH       12.5       10.8      118.7      121.4        8.49      3.51
Wood Bancorp Inc.               FFWD       OTC      OH       17.1       13.3      121.3      121.3       15.41      2.37
WSFS Financial Corp.            WSFS       OTC      DE       10.5       10.4      223.1      225.4       11.44      0.00
WVS Financial Corp.             WVFC       OTC      PA       15.9       12.9      126.5      126.5       16.10      3.08
Yonkers Financial Corp.         YFCB       OTC      NY         NA         NA      113.3      113.3       17.33      1.29
York Financial Corp.            YFED       OTC      PA       20.6       16.3      141.2      141.2       11.90      3.04


(1) Price/earnings ratio averages exclude values greater than 25.0.



                                    III-11

Feldman Financial Advisors, Inc.
--------------------------------

                            Exhibit III (continued)
               Financial and Market Data for All Public Thrifts

                                                                              Tang.       LTM        LTM        Total     Current
                                                                  Total      Equity/      Core       Core       Market     Price
                                                                  Assets     Assets       ROAA       ROAE       Value     6/23/97
      Company                       Ticker     Exch.    State      ($M)        (%)        (%)         (%)        ($M)       ($)
      -------                       ------     -----    -----     ------     -------     -----     ------       ------    -------

Acq. Target Thrift Avg.                --       --       --        3,007       10.36      1.00      10.99        504.4       NA

Current Acquisition Targets
---------------------------
America First Financial Fund         AFFFZ      OTC      CA        2,183        8.17      1.73      23.50        232.9     38.75
American Federal Bank FSB            AMFB       OTC      SC        1,307        8.43      1.36      16.35        350.9     31.75
American National Bancorp            ANBK       OTC      MD          505        8.97      0.65       6.68         69.8     19.31
Bankers Corp.                        BKCO       OTC      NJ        2,542        7.67      1.17      14.32        319.1     25.75
CB Bancorp Inc.                      CBCO       OTC      IN          227        9.18      1.28      13.32         39.5     34.00
Community Bankshares Inc.            CBNH       OTC      NH          581        7.13      0.76      10.50         94.9     38.50
California Financial Holding         CFHC       OTC      CA        1,315        6.93      0.81      12.17        141.2     29.63
Collective Bancorp Inc.              COFD       OTC      NJ        5,518        6.37      1.14      16.30        927.8     45.38
CitiSave Financial Corp              CZF        AMSE     LA           75       16.62      0.77       4.51         19.5     20.25
Eastern Bancorp                      EBCP       OTC      NH          866        7.23      0.59       7.69        101.1     27.25
FCB Financial Corp.                  FCBF       OTC      WI          269       17.51      1.09       6.09         62.2     25.25
First Citizens Financial Corp.       FCIT       OTC      MD          694        6.11      0.77      12.93         87.6     29.75
F.F.O. Financial Group Inc.          FFFG       OTC      FL          320        6.49      0.99      15.45         41.7      4.94
First Financial Corp.                FFHC       OTC      WI        5,809        6.79      1.26      17.30      1,040.4     28.75
Glendale Co-Operative Bank           GLBK       OTC      MA           37       16.38      0.72       4.49          6.7     27.00
Greater New York Savings Bank        GRTR       OTC      NY        2,571        8.28      0.68       8.49        288.9     21.13
Gateway Bancorp Inc.                 GWBC       OTC      KY           66       26.09      1.14       4.50         19.0     17.63
Great Western Financial              GWF        NYSE     CA       42,878        5.42      0.69      11.07      7,412.6     53.75
Haverfield Corp.                     HVFD       OTC      OH          342        8.39      0.91      10.69         49.1     25.75
Indiana Federal Corp.                IFSL       OTC      IN          819        8.30      0.95      10.55        135.3     28.25
Magna Bancorp Inc.                   MGNL       OTC      MS        1,383        9.28      1.65      16.89        359.3     26.13
People's Savings Financial Cp.       PBNB       OTC      CT          479        9.05      0.88       8.77         69.6     36.50
Primary Bank                         PETE       OTC      NH          436        6.61      0.82      12.85         50.9     24.38
Portsmouth Bank Shares               POBS       OTC      NH          263       25.13      1.97       8.10         98.4     16.75
RCSB Financial Inc.                  RCSB       OTC      NY        4,032        7.66      0.96      11.64        651.9     44.00
Roosevelt Financial Group            RFED       OTC      MO        7,508          NA      0.90      15.56      1,022.8     24.00
Suburban Bancorporation Inc.         SBCN       OTC      OH          222       11.67      0.72       5.94         28.8     19.50
Security Capital Corp.               SECP       OTC      WI        3,647       15.85      1.38       8.56        873.1     94.88
Standard Financial Inc.              STND       OTC      IL        2,489       10.89      0.70       6.15        403.1     24.88
Virginia First Financial Corp.       VFFC       OTC      VA          817        7.80      0.68       8.41        134.3     23.13

                                                                   Price/     Price/     Price/     Price/       Price/     Current
                                                                    LTM        Core      Book       Tang.        Total        Div.
                                                                   EPS(1)     EPS(1)     Value      Book         Asets       Yield
      Company                       Ticker      Exch.   State       (x)        (x)        (%)        (%)          (%)         (%)
      -------                       ------      -----   -----      ------     ------     ------     ------       ------     -------

Acq. Target Thrift Avg.                --        --      --         18.1        17.3     185.0      188.3        17.49      1.74

Current Acquisition Targets
---------------------------
America First Financial Fund         AFFFZ      OTC      CA          8.6         7.3     136.3      138.2        10.67      4.13
American Federal Bank FSB            AMFB       OTC      SC         24.1        19.4     298.4      320.1        26.81      1.51
American National Bancorp            ANBK       OTC      MD         50.8        22.2     147.7      147.7        13.81      0.62
Bankers Corp.                        BKCO       OTC      NJ         12.9        12.1     161.1      163.8        12.54      2.49
CB Bancorp Inc.                      CBCO       OTC      IN         18.4        16.3     189.5      189.5        17.39      0.00
Community Bankshares Inc.            CBNH       OTC      NH         18.7        23.1     229.2      229.2        16.35      1.66
California Financial Holding         CFHC       OTC      CA         20.4        13.2     154.1      154.8        10.74      1.49
Collective Bancorp Inc.              COFD       OTC      NJ         18.5        15.3     240.2      265.5        16.81      2.20
CitiSave Financial Corp              CZF        AMSE     LA         50.6        33.8     156.4      156.4        26.00      1.98
Eastern Bancorp                      EBCP       OTC      NH         33.2        21.6     152.6      160.8        11.58      2.35
FCB Financial Corp.                  FCBF       OTC      WI         25.8        21.4     132.1      132.1        23.13      2.85
First Citizens Financial Corp.       FCIT       OTC      MD         27.3        18.3     206.7      206.7        12.62      0.00
F.F.O. Financial Group Inc.          FFFG       OTC      FL         19.8        14.5     200.7      200.7        13.01      0.00
First Financial Corp.                FFHC       OTC      WI         20.8        15.2     258.1      266.0        18.02      2.09
Glendale Co-Operative Bank           GLBK       OTC      MA         24.6        25.2     110.4      110.4        18.08      0.00
Greater New York Savings Bank        GRTR       OTC      NY         26.1        30.2     184.0      184.0        11.24      0.95
Gateway Bancorp Inc.                 GWBC       OTC      KY         33.9          NA     110.4      110.4        28.81      2.27
Great Western Financial              GWF        NYSE     CA         81.4        28.0     306.3      345.9        17.28      1.86
Haverfield Corp.                     HVFD       OTC      OH         29.3        15.9     171.2      171.2        14.37      2.18
Indiana Federal Corp.                IFSL       OTC      IN         25.9        18.2     188.0      200.1        16.51      2.55
Magna Bancorp Inc.                   MGNL       OTC      MS         19.8        16.8     271.9      280.9        25.98      2.30
People's Savings Financial Cp.       PBNB       OTC      CT         17.1        18.0     151.2      161.4        14.53      2.52
Primary Bank                         PETE       OTC      NH         14.9        15.3     176.4      176.8        11.68      0.00
Portsmouth Bank Shares               POBS       OTC      NH         16.6        19.0     148.9      148.9        37.41      3.58
RCSB Financial Inc.                  RCSB       OTC      NY         17.7        18.3     206.0      211.3        16.17      1.36
Roosevelt Financial Group            RFED       OTC      MO        218.2        14.4     242.2         NA        13.62      2.83
Suburban Bancorporation Inc.         SBCN       OTC      OH         26.7        18.4     108.2      108.2        12.96      3.08
Security Capital Corp.               SECP       OTC      WI         21.8        18.3     160.3      160.3        23.94      1.27
Standard Financial Inc.              STND       OTC      IL         35.5        23.0     148.6      148.8        16.20      1.61
Virginia First Financial Corp.       VFFC       OTC      VA         12.9        26.9     203.7      211.0        16.42      0.43



(1) Price/earnings ratio averages exclude values greater than 25.0.


                                    III-12

Feldman Financial Advisors, Inc.
--------------------------------


                                   Exhibit IV-1
                         Pro Forma Conversion Assumptions


1. The total amount of the net conversion proceeds was fully invested at the beginning of the applicable period

2. The net conversion proceeds are invested to yield a return of 6.02%, which represents the one-year U.S. Treasury bill yield as of March 31, 1997. The combined federal and state income tax rate was assumed to be 38.4%, resulting in an after-tax yield of 3.71%.

3. It is assumed that 8.0% of the shares offered in the Conversion will be purchased by the Bank's Employee Stock Ownership Plan ("ESOP"). The funds used to acquire such shares will be borrowed by the ESOP from the net proceeds retained by the Holding Company. Pro forma adjustments have been made to earnings and equity to reflect the impact of the ESOP. The annual ESOP expense is estimated based on a 10-year debt amortization period. No reinvestment is assumed on proceeds used to fund the ESOP.

4. It is assumed that 4.0% of the shares offered in the Conversion will be purchased in the open market by the Bank's Management Recognition Plan and Trust ("MRP"). The MRP is subject to stockholder approval and is expected to be adopted following the consummation of the Conversion. Pro forma adjustments have been made to earnings and equity to reflect the impact of the MRP. The annual MRP expense is estimated based on a 5-year vesting period. No reinvestment is assumed on proceeds used to fund the MRP.

5. Conversion expenses are estimated at $450,000 at the midpoint valuation and range from $445,000 at the minimum offering to $463,000 at the maximum offering. Actual expenses may vary from this estimate and will depend, among other factors, on the payment of marketing fees related to the percentages and total number of shares sold in different phases of the offering.

6. The number of shares outstanding for purposes of calculating earnings per share is adjusted to reflect the shares assumed to held by the ESOP not committed to be released within the first year following the Conversion.

7. No effect has been given to withdrawals from deposit accounts for the purpose of purchasing common stock in the Conversion.

Feldman Financial Advisors, Inc.
--------------------------------

                                 Exhibit IV-2
                           Pro Forma Valuation Range
                       Spring Hill Savings Bank, F.S.B.
                 (Dollars in Thousands, Except Per Share Data)

                                                                                                          Adjusted
                                                             Minimum        Midpoint        Maximum        Maximum
-------------------------------------------------------------------------------------------------------------------
  Shares offered                                             527,000         620,000        713,000        819,950
  Offering price                                              $10.00          $10.00         $10.00         $10.00
-------------------------------------------------------------------------------------------------------------------
  Gross proceeds                                              $5,270          $6,200         $7,130         $8,200
  Less:  estimated expenses                                     (445)           (450)          (463)          (463)
                                                                 ---             ---            ---            ---
      Net offering proceeds                                   $4,825          $5,750         $6,667         $7,737
-------------------------------------------------------------------------------------------------------------------
  Core Income:
        LTM ended March 31, 1997                                $124            $124           $124           $124
        Pro forma income on net proceeds                         156             186            216            251
        Pro forma ESOP adjustment                                (26)            (31)           (35)           (40)
        Pro forma MRP adjustment                                 (26)            (31)           (35)           (40)
                                                                  --              --             --             --
            Pro forma net income                                $228            $249           $269           $294
                                                                ----            ----           ----           ----
            Pro forma net income per share                     $0.47           $0.43          $0.41          $0.39
-------------------------------------------------------------------------------------------------------------------
  Core Income:
        Qtr. ended March 31, 1997                               $413            $413           $413           $413
        Pro forma income on net proceeds                         156             186            216            251
        Pro forma ESOP adjustment                                (26)            (31)           (35)           (40)
        Pro forma MRP adjustment                                 (26)            (31)           (35)           (40)
                                                                  --              --             --             --
            Pro forma core income                               $517            $538           $558           $583
                                                                ----            ----           ----           ----
            Pro forma core income per share                    $1.06           $0.94          $0.84          $0.77
-------------------------------------------------------------------------------------------------------------------
 Total Equity at March 31, 1997                               $4,449          $4,449         $4,449         $4,449
        Net proceeds                                           4,825           5,750          6,667          7,737
        Less:  ESOP purchase                                    (422)           (496)          (570)          (656)
        Less:  MRP purchase                                     (211)           (248)          (285)          (328)
                                                                 ---             ---            ---            ---
            Pro forma total equity                            $8,642          $9,455        $10,260        $11,202
                                                              ------         -------        -------        -------
            Pro forma book value                              $16.40          $15.25         $14.39         $13.66
-------------------------------------------------------------------------------------------------------------------
 Tangible Equity at March 31, 1997                            $4,449          $4,449         $4,449         $4,449
        Net proceeds                                           4,825           5,750          6,667          7,737
        Less:  ESOP purchase                                    (422)           (496)          (570)          (656)
        Less:  MRP purchase                                     (211)           (248)          (285)          (328)
                                                                 ---             ---            ---            ---
            Pro forma tangible equity                         $8,642          $9,455        $10,260        $11,202
                                                              ------         -------        -------        -------
            Pro forma tangible book value                     $16.40          $15.25         $14.39         $13.66
-------------------------------------------------------------------------------------------------------------------
 Total Assets at March 31, 1997                              $82,809         $82,809        $82,809        $82,809
        Net proceeds                                           4,825           5,750          6,667          7,737
        Less:  ESOP purchase                                    (422)           (496)          (570)          (656)
        Less:  MRP purchase                                     (211)           (248)          (285)          (328)
                                                                 ---             ---            ---            ---
            Pro forma total assets                           $87,002         $87,815        $88,620        $89,562
-------------------------------------------------------------------------------------------------------------------

Feldman Financial Advisors, Inc.
--------------------------------

                                 Exhibit IV-3
              Pro Forma Conversion Analysis at Midpoint Valuation
                       Spring Hill Savings Bank, F.S.B.
                      Financial Data as of March 31, 1997

Valuation Parameters                         Symbol                               Data
--------------------                         ------                             --------
Core income -- LTM                              Y                            $   124,000
Core income -- qtr. annlzd.                     Y                                413,000
Net worth                                       B                              4,449,000
Tangible net worth                              B                              4,449,000
Total assets                                    A                             82,809,000
Expenses in conversion                          X                                450,000
Other proceeds not reinvested                   O                                744,000
ESOP purchase                                   E                 8.0%           496,000
ESOP expense (pre-tax)                          F                10.0%            49,600
MRP purchase                                    M                 4.0%           248,000
MRP expense (pre-tax)                           N                20.0%            49,600
Re-investment rate (after-tax)                  R                                  3.71%
Tax rate                                        T                                 38.40%
Shares for EPS                                  S                                 92.80%

Pro Forma Ratios at Midpoint Valuation
--------------------------------------
Price / earnings                              P/E                                 23.14
Price / core earnings                         P/E                                 10.69
Price / book value                            P/B                                65.57%
Price / tangible book                         P/B                                65.57%
Price / assets                                P/A                                 7.06%

Pro Forma Calculation at Midpoint Valuation                                                           Based on
-------------------------------------------                                                           --------
          V    =       (P/E / S)*((Y-R*(O+X)-(F+N)*(1-T)))        =          $6,190,797        [LTM core earnings]
                       -----------------------------------
                                1 - (P/E / S) * R

          V    =       (P/E / S)*((Y-R*(O+X)-(F+N)*(1-T)))        =          $6,187,784        [Qtr. core earnings]
                       -----------------------------------
                                1 - (P/E / S) * R

          V    =              P/B * (B - X - E - M)               =          $6,198,965        [Book value]
                              ---------------------
                                     1 - P/B

          V    =              P/B * (B - X - E - M)               =          $6,198,965        [Tangible book]
                              ---------------------
                                     1 - P/B

          V    =              P/A * (B - X - E - M)               =          $6,199,719        [Total assets]
                              ---------------------
                                     1 - P/A

Pro Forma Valuation Range                                                         Shares               Price
-------------------------                                                         ------               -----
Minimum          =  $6,200,000  x  0.85  =  $5,270,000                            527,000              $10.00
Midpoint         =  $6,200,000  x  1.00  =  $6,200,000                            620,000              $10.00
Maximum          =  $6,200,000  x  1.15  =  $7,130,000                            713,000              $10.00
Adj. Max.        =  $7,130,000  x  1.15  =  $8,199,500                            819,950              $10.00

Feldman Financial Advisors, Inc.
--------------------------------

                                 Exhibit IV-4
                         Comparative Valuation Ratios
                     Market Price Data as of June 23, 1997

--------------------------------------------------------------------------------

                                                                               Nationwide           Pennsylvania
                                          Spring         Comparative         Public Thrift         Public Thrift
                                           Hill             Group             Aggregate(1)          Aggregate(2)
     Valuation                           Savings      -----------------     -----------------     -----------------
       Ratio              Symbol           Bank        Mean      Median      Mean      Median      Mean      Median
     ---------            ------         -------      ------     ------     ------     ------     ------     ------
 Price/LTM EPS (3)          P/E
                                      -------------
      Adj. Maximum          (x)           25.9         19.3       20.8       16.0       15.5       15.2       14.0
      Maximum                             24.6
      Midpoint                            23.1
      Minimum                             21.4
                                      -------------

 Price/Core EPS (3)         P/E
                                      -------------
      Adj. Maximum          (x)           13.1         16.4       17.3       15.8       15.1       15.6       14.4
      Maximum                             11.9
      Midpoint                            10.7
      Minimum                              9.5
                                      -------------

 Price/Book Value           P/B
                                      -------------
      Adj. Maximum          (%)           73.2        104.2      102.9      135.3      123.3      138.1      131.0
      Maximum                             69.5
      Midpoint                            65.6
      Minimum                             61.0
                                      -------------

 Price/Tangible Book        P/B
                                      -------------
      Adj. Maximum          (%)           73.2        104.9      103.4      141.3      126.1      146.3      134.0
      Maximum                             69.5
      Midpoint                            65.6
      Minimum                             61.0
                                      -------------

 Price/Total Assets         P/A
                                      -------------
      Adj. Maximum          (%)           9.16        12.02      11.81      15.92      14.08      12.78      11.94
      Maximum                             8.05
      Midpoint                            7.06
      Minimum                             6.06
                                      -------------

--------------------------------------------------------------------------------

(1)  Includes 362 publicly traded thrifts nationwide.
(2)  Includes 21 publicly traded thrifts based in Pennsylvania.
(3)  Price/earnings ratio averages exclude values greater than 25.